SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Martin Marietta Materials, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT 2016 Annual Meeting of Shareholders

FOUNDATION. TRANSFORMATION. VALUE.

April 20, 2016

Dear Fellow Shareholder:

The Directors and Officers of Martin Marietta Materials, Inc. join me in inviting you to attend Martin Marietta’s Annual Meeting of Shareholders on May 19, 2016. The formal notice of this meeting and the proxy statement describing the matters to be acted upon at the meeting accompany this letter.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote so that your shares will be represented and voted at the meeting.

Thank you for your continued support of Martin Marietta.

Sincerely,

C. Howard Nye

Chairman of the Board,

President and Chief Executive Officer

MARTIN MARIETTA MATERIALS, INC.

2710 Wycliff Road, Raleigh, North Carolina 27607

Notice of Annual Meeting of Shareholders

To Be Held May 19, 2016

To Our Shareholders:

The Annual Meeting of Shareholders of Martin Marietta Materials, Inc. will be held on Thursday, May 19, 2016, at 11:30 a.m. at our principal office located at 2710 Wycliff Road, Raleigh, North Carolina. At the meeting, the holders of our outstanding common stock will act on the following matters:

(1)

To elect as Directors the four (4) nominees named in the attached proxy statement, each to serve their respective term as described in the attached proxy statement, and until their successors are duly elected and qualified;

(2)	To approve the amendment to the Articles of Incorporation to provide for the annual election of the Board of Directors;

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2016;

(4)	To approve the amendment to the Amended and Restated Stock Based Award Plan described in the attached proxy statement;

(5)	To approve the Executive Cash Incentive Plan described in the attached proxy statement;

(6)	To approve, by a non-binding advisory vote, the compensation of our named executive officers as described in the attached proxy statement; and

(7)	Any other business as may properly come before the meeting.

All holders of record of Martin Marietta common stock (NYSE: MLM) at the close of business on March 11, 2016 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the meeting.

Whether or not you expect to attend the meeting, we hope you will date and sign the enclosed proxy card and mail it promptly in the enclosed stamped envelope.

By Order of the Board of Directors,

Roselyn R. Bar

Executive Vice President, General

  Counsel and Secretary

Raleigh, North Carolina

April 20, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2016

Martin Marietta’s proxy statement, form of proxy card and 2015 Annual Report to Shareholders are also available for review on the Internet at ir.martinmarietta.com/reports.cfm.

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement contains information related to the Annual Meeting of Shareholders of Martin Marietta Materials, Inc., a North Carolina corporation, to be held on Thursday, May 19, 2016, at 11:30 a.m. at Martin Marietta’s principal office, 2710 Wycliff Road, Raleigh, North Carolina. Martin Marietta’s audited financial statements and portions of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are being mailed to shareholders with this proxy statement.

This proxy statement, the proxy card, and the notice of meeting are being sent commencing on approximately April 20, 2016 to shareholders of record on March 11, 2016.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act on the matters outlined in the accompanying Notice of Annual Meeting of Shareholders. This statement is furnished in connection with the solicitation by Martin Marietta’s Board of Directors of proxies to be used at the meeting and at any and all adjournments or postponements of the meeting.

Whether or not you plan to attend the meeting, we encourage you to date, sign, and return your proxy in the enclosed envelope.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on March 11, 2016 are entitled to notice of and to participate in the Annual Meeting. If you were a shareholder of record on that date, you will be entitled to vote all the shares that you held on that date at the meeting, or any adjournments or postponements of the meeting.

What are the voting rights of the holders of Martin Marietta common stock?

Each share of Martin Marietta common stock is entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, beneficial owners presenting satisfactory evidence of ownership as of the record date, and invited guests of Martin Marietta may attend the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on the record date constitutes a quorum, permitting shareholders to take action at the meeting. On March 11, 2016, there were

63,488,081 shares outstanding of Martin Marietta’s common stock, $.01 par value per share.

Who will oversee the voting results?

Votes cast by proxy or in person at the Annual Meeting will be tabulated by an independent inspector of election appointed by Martin Marietta’s Board of Directors for the Annual Meeting from American Stock Transfer & Trust Company, Martin Marietta’s transfer agent. The inspector of election will determine whether a quorum is present. For purposes of determining the presence of a quorum, abstentions and broker non-votes (which are described below) will be counted as shares that are present and entitled to vote.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to Martin Marietta, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card or vote in person. Shareholders whose shares are held by brokers, banks, or other nominees who wish to vote at the meeting will need to obtain a proxy form from the institution that holds its shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your vote, you may revoke your proxy at any time prior to its exercise at the Annual Meeting (i) by filing with Martin Marietta’s Corporate Secretary an instrument revoking the proxy prior to the meeting, (ii) by the timely delivery to Martin Marietta’s Corporate Secretary, including at the meeting, of a subsequently dated and executed proxy, or (iii) if you attend the meeting, by voting your shares in person. Attendance at the meeting will not in and of itself constitute a revocation of a proxy.

How do I vote my 401(k) shares?

Each participant in Martin Marietta’s Savings and Investment Plan may direct the trustee as to the manner in which shares of common stock allocated to the plan participant’s account are to be voted. If the plan participant does not return a signed voting instruction card to the trustee in a timely manner or returns a card without indicating any voting instructions, the trustee will vote the shares in the same proportion as shares for which the trustee receives voting instructions for that plan.

Will my broker vote my shares for me if I do not give voting instructions? What are “broker non-votes”?

Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners. If specific instructions are not received,

2016 Proxy Statement 1

brokers may generally vote these shares at their discretion. However, the New York Stock Exchange rules preclude brokers from exercising their voting discretion on certain proposals, such as the election of Directors or executive compensation matters. In such cases, absent specific instructions from the beneficial owner, the broker may not vote on those proposals. This results in what is known as a “broker non-vote.” The approval of the ratification of the appointment of independent auditors is not a proposal subject to this rule. Accordingly, if you want your broker to vote your shares on the election of Directors, the proposed amendment to the Articles of Incorporation to provide for the annual election of the Board of Directors, the proposed amendment to the Amended and Restated Stock Based Award Plan, the proposed approval of the Executive Cash Incentive Plan, and the approval on an advisory basis of the compensation of our named executive officers, you must provide specific voting instructions to your broker. Conversely, any broker holding shares for you may vote your shares at their discretion with respect to the ratification of the appointment of independent auditors unless you give them specific instructions on how you wish for them to vote.

What vote is required to approve each item?

Martin Marietta amended its Articles of Incorporation following the 2013 Annual Meeting of Shareholders to provide for majority voting in the election of Directors. As a result, in an uncontested Director election (i.e., an election where the only nominees are those proposed by our Board of Directors, such as at the 2016 Annual Meeting), Directors are elected by a majority of the votes cast by holders of our common stock present in person or by proxy at the meeting. For purposes of uncontested Director elections, a majority of votes cast means that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. Abstentions and broker non-votes will not be counted as votes cast in the election of Directors and will have no effect on the outcome of the election of Directors.

Under North Carolina law, if an incumbent director is not re-elected at an Annual Meeting of Shareholders, then, even though his or her term has expired, the incumbent director continues to serve in office as a holdover director until his or her successor is elected or until there is a decrease in the number of directors. North Carolina law further provides that if the shareholders fail to elect the full authorized number of directors, a board of directors may fill the vacancy by electing a successor. Accordingly, Martin Marietta’s Articles of Incorporation provide that if a nominee is not elected by a vote of the majority of the votes cast with respect to that nominee’s election, the Board of Directors may decrease the number of Directors, fill any vacancy or take other appropriate action.

The proposed amendment to the Amended and Restated Stock Based Award Plan and the proposed Executive Cash Incentive Plan will be approved if a majority of the votes cast are in favor of the proposals. For this purpose, “abstentions” are considered to be votes cast and will have the effect of a vote cast “against” the proposed plans, while broker non-votes will not be considered to be votes cast and will not affect the outcome of the vote on these proposals. The proposed amendment to the Articles of Incorporation, of the ratification of the selection of independent auditors, the approval on an advisory basis of the compensation of our named executive officers, and any other proposal presented at the meeting, will be approved if more votes are cast by proxy or in person in favor of the proposal than are cast against it. Abstentions and broker non-votes, if any, will not be counted “for” or “against” any of these proposals.

Where can I find voting results for the Annual Meeting?

We will announce preliminary voting results at the conclusion of the meeting and publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the Annual Meeting.

Where can I find out more information about Martin Marietta?

We maintain a website at www.martinmarietta.com where you can find additional information about Martin Marietta. Visitors to the website can view and print copies of Martin Marietta’s SEC filings, including periodic and current reports on Forms 10-K, 10-Q and 8-K, as soon as reasonably practicable after those filings are made with the SEC. Copies of the charters for each of our Audit Committee, Management Development and Compensation Committee, and Nominating and Corporate Governance Committee, Corporate Governance Guidelines, as well as our Code of Ethical Business Conduct are all available through the website. Alternatively, our shareholders and other interested parties may obtain, without charge, copies of all of these documents by writing to the Corporate Secretary, Martin Marietta, 2710 Wycliff Road, Raleigh, NC 27607. Please note that the information contained on Martin Marietta’s website is not incorporated by reference in, or considered to be a part of, this document.

Who is paying for this proxy statement?

The entire cost of preparing, assembling, printing, and mailing the Notice of Meeting, this proxy statement, and proxies, and the cost of soliciting proxies relating to the meeting, if any, has been or will be paid by Martin Marietta. In addition to use of the mail, proxies may be solicited by Directors, officers, and other regular employees of Martin Marietta by telephone, facsimile, or personal solicitation, and no additional compensation will be paid to such individuals. Martin Marietta will use the services of Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, a professional soliciting organization, to assist in obtaining in person or by proxy shareholder votes. Martin Marietta estimates its expenses for solicitation services will not exceed $10,000. Martin Marietta will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

2	2016 Proxy Statement

Will any other matters be presented at the Annual Meeting?

At the time this proxy statement was filed with the Securities and Exchange Commission, the Board of Directors was not aware that any matters not referred to herein would be presented for action at the Annual Meeting. If any other matters properly come before the meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented by proxies on such matters in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. It is also intended that discretionary authority will be exercised with respect to the vote on any matters incident to the conduct of the meeting.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation, as well as a description of each proposal, is set forth in this proxy statement. The Board recommends a vote:

•	FOR the election of the nominated slate of Directors;
•	FOR the approval of the amendment to the Articles of Incorporation to provide for the annual election of the Board of Directors;

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors;

•	FOR the approval of the amendment to the Amended and Restated Stock Based Award Plan;

•	FOR the approval of the Executive Cash Incentive Plan;

•	FOR the approval, by a non-binding advisory vote, of the compensation of our named executive officers as described in this proxy statement.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2016

THIS PROXY STATEMENT, FORM OF PROXY CARD AND THE ACCOMPANYING ANNUAL REPORT ARE ALSO AVAILABLE AT IR.MARTINMARIETTA.COM/REPORTS.CFM.

2016 Proxy Statement 3

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERSHIP AND MANAGEMENT

Who are the largest owners of Martin Marietta’s stock?

The following table sets forth information with respect to the shares of common stock which are held by persons known to Martin Marietta to be the beneficial owners of more than 5% of such stock as of March 11, 2016. To the best of Martin Marietta’s knowledge, based on filings with the Securities and Exchange Commission as noted below, no person beneficially owned more than 5% of any class of Martin Marietta’s outstanding voting securities at the close of business on March 11, 2016, except for those shown below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group[1] 100 Vanguard Boulevard V26 Malvern, PA 19355	5,697,147	9.0%
T. Rowe Price Associates, Inc.[2] 100 East Pratt St. Baltimore, MD 21202-1009	5,668,103	8.9%
BlackRock, Inc. [3] 55 East 52nd Street New York, NY 10055	3,714,605	5.9%
Baillie Gifford & Co.[4] Calton Square, 1 Greenside Row Edinburgh EH1 3AN Scotland	3,549,066	5.5%

[1]	As reported in Schedule 13G/A reporting beneficial ownership as of December 31, 2015 filed with the Securities and Exchange Commission on February 10 2016.

[2]	As reported in Schedule 13G/A reporting beneficial ownership as of December 31, 2015 filed with the Securities and Exchange Commission on February 10, 2016.

[3]	As reported in Schedule 13G reporting beneficial ownership as of December 31, 2015 filed with the Securities and Exchange Commission on February 9, 2016.

[4]	As reported in Schedule 13G reporting beneficial ownership as of December 31, 2015 filed with the Securities and Exchange Commission on February 8, 2016

4	2016 Proxy Statement

How much stock do Martin Marietta’s Directors and executive officers own?

The following table sets forth information as of March 11, 2016 with respect to the shares of common stock that are beneficially owned by the Directors and nominees, the Chief Executive Officer, the Chief Financial Officer, and the three other executive officers who are listed in the Summary Compensation Table on page 42 of this proxy statement, individually, and by all Directors and executive officers of Martin Marietta as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]
Roselyn R. Bar	73,644	[2]
Sue W. Cole	37,696	[3,4]
Daniel L. Grant	12,201	[2]
Anne H. Lloyd	93,506	[2]
David G. Maffucci	22,745	[3]
Donald A. McCunniff	22,114	[2]
William E. McDonald	30,709	[3]
Frank H. Menaker, Jr.	36,146	[3]
C. Howard Nye	194,492	[2]
Laree E. Perez	19,114	[3]
Michael J. Quillen	17,687	[3]
Dennis L. Rediker	17,574	[3]
Richard A. Vinroot	30,755	[3]
Stephen P. Zelnak, Jr.	48,558	[3]
All Directors and executive officers as a group (15 individuals including those named above)	679,102	[3,4,5]

[1]

As to the shares reported, unless indicated otherwise, (i) beneficial ownership is direct, and (ii) the person indicated has sole voting and investment power. None of the Directors or named executive officers individually own in excess of one percent of the shares of common stock outstanding. All Directors and executive officers as a group own 1.07% of the shares of common stock outstanding as of March 11, 2016. None of the shares reported are pledged as security.

[2]

The number of shares owned for each of Mr. Nye, Ms. Lloyd, Ms. Bar, Mr. McCunniff and Mr. Grant assumes that options held by each of them covering shares of common stock in the amounts indicated, which are currently exercisable within 60 days of March 11, 2016, have been exercised: Mr. Nye, 77,425; Ms. Lloyd, 35,145; Ms. Bar, 28,681; Mr. McCunniff, 5,101; and Mr. Grant, 408. The amounts reported also include common stock units credited to each of the named executives in connection with (i) their deferral of a portion of their cash bonus under the Martin Marietta Materials, Inc. Incentive Stock Plan, and (ii) restricted stock awards (not including any performance share units) granted under the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan that are subject to forfeiture in accordance with the terms of the plan, each in the following amounts: Mr. Nye, 15,009 and 53,110, respectively; Ms. Lloyd, 3,268 and 21,167, respectively; Ms. Bar, 2,550 and 17,796, respectively; Mr. McCunniff, 1,453 and 14,057, respectively; and Mr. Grant, 1,412 and 10,381, respectively. There are no voting rights associated with the stock units.

[3]

Amounts reported include (1) compensation paid on an annual basis that Directors have received in common stock units that is deferred pursuant to the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors and (2) 647 restricted stock units that each Director received in 2015 as part of their compensation. The Directors do not have voting or investment power for their respective common stock units and restricted stock units. The number of common stock units credited to each of the Directors pursuant to the Common Stock Purchase Plan as of March 11, 2016 is as follows: Ms. Cole, 14,104; Mr. Maffucci, 8,779; Mr. McDonald, 16,743; Mr. Menaker, 19,576; Ms. Perez, 5,148; Mr. Quillen, 6,721; Mr. Rediker, 9,608; Mr. Vinroot, 16,789; and Mr. Zelnak, 5,621. Amounts reported also include options for common stock for each Director, all of which are currently exercisable, as follows: Ms. Cole, 9,000; Mr. Maffucci, 6,000; Mr. McDonald, 6,000; Mr. Menaker, 6,000; Ms. Perez, 6,000; Mr. Quillen, 3,000; Mr. Rediker, 0; Mr. Vinroot, 6,000; and Mr. Zelnak, 12,500.

[4]	Includes an approximation of the number of shares in IRA account.

[5]

Amounts reported include: (1) 207,399 options held by Directors and executive officers, which are currently exercisable or exercisable within 60 days of March 11, 2016; (2) 25,405 common stock units credited to executive officers in connection with their deferral of a portion of their cash bonus under the Martin Marietta Materials, Inc. Incentive Stock Plan; (3) 127,265 common stock units credited to executive officers in connection with restricted stock awards granted under the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan that are subject to forfeiture in accordance with the terms of the plan; and (4) 69,536 common stock units credited to the Directors in connection with restricted stock awards granted under the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan. There are no voting rights associated with the stock units.

2016 Proxy Statement 5

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors and officers of Martin Marietta and persons who own more than 10% of the common stock to file with the Securities and Exchange Commission initial reports of ownership and reports in changes in ownership of the common stock. Directors, officers and more than 10% shareholders are required by Securities and Exchange Commission regulations to furnish to Martin Marietta copies of all Section 16(a) reports filed. Based solely on its review of copies of reports furnished to Martin Marietta and written representations of Directors and officers, the company believes that during fiscal year 2015, such filing requirements were satisfied, except that officers Ms. Bar, Dana F. Guzzo, Ms. Lloyd and Mr. Nye each filed late, due to an administrative error, one Form 4 report, each reporting one transaction on the tax withholding of shares upon the vesting of a previously reported award. Each officer’s subject filing was filed six days late.

THE BOARD OF DIRECTORS

The Board of Directors currently consists of ten members, nine of whom are non-employee Directors. The Board is currently divided into three classes with three-year terms.

The Board of Directors has nominated four persons for election as Directors, with three persons nominated for reelection to serve three-year terms expiring in 2019 and one person nominated for election to serve a two-year term expiring in 2018. Unless otherwise directed, proxies will be voted in favor of these nominees. Each nominee has agreed to serve if elected. Each of the nominees is currently serving as a Director, except Mr. Slager. Should any nominee become unable to serve as a Director, the persons named in the enclosed form of proxy will, unless otherwise directed, vote for the election of such other person for such position as the present Board of Directors may recommend in place of such nominee.

Under our Bylaws, nominations of persons for election to the Board of Directors may be made at an Annual Meeting of Shareholders by the Board of Directors and by any shareholder who complies with the notice procedures set forth in the Bylaws. As described in the proxy statement for our 2015 Annual Meeting, for a nomination to be properly made by a shareholder at the 2016 Annual Meeting, the shareholder’s notice must have been sent to, and received by, our Secretary at our principal executive offices between January 17, 2016 and February 16, 2016. No such notice was received during this period. Should any of the following nominees be unavailable for election by reason of death or other unexpected occurrence, the proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board of Directors and the election of any substitute nominee.

The Bylaws of the Corporation provide that a Director will retire at the Annual Meeting of Shareholders following the Director’s 75th birthday. Two of our current Directors, Frank H. Menaker, Jr. and Richard A. Vinroot, reached this mandatory retirement age this year and are not eligible for election at the Annual Meeting for a new three-year term. Each of Mr. Menaker and Mr. Vinroot have stated that he intends to serve as a Director of the Corporation through the commencement of the 2016 Annual Meeting of Shareholders, after which he will retire from the Board. The Board extends its sincere appreciation to Mr. Menaker and Mr. Vinroot for their years of service and thoughtful Board leadership. These Directors have each given generously of their time and have consistently provided the Board with independent insight and advice, which have been invaluable to the Board and to Martin Marietta. In light of the retirement of Mr. Menaker and Mr. Vinroot, the Board of Directors has set the size of the Board of Directors at nine effective upon the commencement of the 2016 Annual Meeting.

The Board has nominated Donald W. Slager to stand for election by shareholders at the 2016 Annual Meeting of Shareholders for the remainder of the term of one of the retiring directors. In recruiting Mr. Slager, the Nominating and Corporate Governance Committee retained a search firm to help identify director prospects, perform candidate outreach, assist in reference checks, and provide other related services. Mr. Slager was recommended to the Nominating and Corporate Governance Committee by the search firm. The recruiting process typically involves either the search firm or a member of the Nominating and Corporate Governance Committee contacting a prospect to gauge his or her interest and availability. A candidate will then meet with several members of the Nominating and Corporate Governance Committee and Board. At the same time, the Nominating and Corporate Governance Committee and the search firm will contact references for the prospect. A background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

Proxies cannot be voted for a greater number of persons than the number of nominees named.

The following sets forth the age and certain other biographical information for each of the nominees for election and for each of the other members of the Board of Directors as of the date of this proxy statement.

6	2016 Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

Nominees for Election to the Board of Directors for a Term Continuing Until 2019:

C. Howard Nye (53). Director since 2010. Chairman of the Board (since 2014) and Chair of the Executive Committee (since 2014).

Mr. Nye has served as Chairman of the Board since 2014 and as President and Chief Executive Officer of Martin Marietta since January 1, 2010. He previously served as President and Chief Operating Officer of Martin Marietta from August 2006 to 2009. From 2003 to 2006, Mr. Nye served as Executive Vice President of Hanson Aggregates North America, a producer of aggregates for the construction industry, and in other managerial roles since 1993. Mr. Nye is also currently an independent Director of CREE, Inc., a multi-national manufacturer and market-leading innovator of lighting-class LEDs, LED lighting, and semiconductor solutions for wireless and power applications, where he serves as a member on the Audit Committee and the Governance and Nominations Committee. Mr. Nye has also been active in a number of various business, civic, and education organizations, including serving as a member of the Executive Committee and past Chairman of the Board of Directors of the National Stone, Sand & Gravel Association, Vice Chairman of the Board of Directors of the American Road & Transportation Builders Association (ARTBA), and a member of the Board of Directors of the United States Chamber of Commerce. Mr. Nye has also been a gubernatorial appointee to the North Carolina Mining Commission. Mr. Nye received an A.B. degree from Duke University and a J.D. degree from Wake Forest University.

Key attributes, experience and skills:

Mr. Nye has extensive knowledge of the construction aggregates industry from his 30 years of experience in all facets of the construction materials business. He brings to the Board extensive leadership, business, operating, marketing, mergers and acquisitions, legal, customer-relations, and safety and environmental experience. He understands the competitive nature of the business and has strong management skills and broad executive experience. In addition, Mr. Nye brings to the Board his broad strategic vision for the future growth of Martin Marietta.

Laree E. Perez (62). Director since 2004. Chair of the Finance Committee and member of the Audit Committee and the Ethics, Environment, Safety and Health Committee.

Ms. Perez has served as Owner and Managing Partner of The Medallion Company, LLC, a consulting firm, since 2003. In 2015, she became employed as an investment consultant with DeRoy & Devereaux, an independent investment adviser, where she provides client consulting services. Ms. Perez was previously a Director of GenOn Energy, Inc., one of the largest power producers in the United States, from 2002 to 2012, and served as the Chairman of the Audit Committee of GenOn Energy, Inc. from 2002 to 2007 and a member of its Audit and Risk and Finance Oversight Committees from 2008 to 2012. Previously, she was Vice President of Loomis, Sayles & Company, L.P. and co-founder, President and Chief Executive Officer of Medallion Investment Company, Inc. In addition to civic and charitable organizations, Ms. Perez recently served as Vice Chairman of the Board of Regents at Baylor University and previously served on the Board of Trustees of New Mexico State University, where she was also Chairman of the Board. Ms. Perez earned a Bachelor’s degree from Baylor University in Finance and Economics.

Key attributes, experience and skills:

Ms. Perez brings to the Board significant business, financial and private investment experience. She has significant expertise with respect to financial statements, corporate finance, accounting and capital markets, mergers and acquisitions, and strategic analysis. Ms. Perez also brings insight into auditing best practices from her experience serving as a Board member on the audit and finance committees of other publicly-traded companies. Her familiarity with the southwestern United States has been very valuable to the Board since Martin Marietta has important operations in that region and she gives the Board perspective on diversity.

2016 Proxy Statement 7

Dennis L. Rediker (72). Director since 2003. Member of the Audit Committee, the Finance Committee and the Ethics, Environment, Safety and Health Committee.

Mr. Rediker served as the President and Chief Operating Officer of Utility Composite Solutions International (UCSI), a developer and maker of composite materials for utility and municipal lighting applications, from 2011 until its sale to Highland Industries in 2016. He is currently providing consulting and transition services to Highland Industries. From 2009 to 2011, Mr. Rediker served as the President and Chief Operating Officer of B4C, LLC, a developer and maker of ceramic materials for defense and aerospace applications. He previously served as President and Chief Executive Officer and Director of The Standard Register Company, and as the Chief Executive Officer and a Director of English China Clays, plc. Mr. Rediker received a Bachelor’s degree from the University of California at Santa Barbara in electrical engineering.

Key attributes, experience and skills:

Mr. Rediker brings to the Board significant operating, financial, leadership, strategic, audit, and marketing experience as a result of his tenure as chief executive officer of publicly-traded companies and service on their boards. He also has extensive experience in mergers and acquisitions, environmental and safety, and customer service that has been valuable to the Board. In addition, Mr. Rediker has considerable expertise in corporate strategy from his various roles, including his tenure with McKinsey & Co.

Nominee for Election to the Board of Directors for a Term Continuing Until 2018:

Donald W. Slager (54).

Donald W. Slager serves as President and Chief Executive Officer of Republic Services, Inc., a service provider in the non-hazardous solid waste industry, holding this position since January 2011. Prior to this, he served as President and Chief Operating Officer of Republic from December 2008 until his promotion to CEO. Prior to that, Mr. Slager served in the same capacity for Allied Waste Industries, Inc. (“Allied Waste”), from 2005 to 2008, prior to its merger with Republic Services. Mr. Slager was Executive Vice President and Chief Operating Officer of Allied Waste between 2003 and 2004. Prior to that, Mr. Slager held varying positions of increasing responsibility with Allied Waste. Mr. Slager also has served as a Director of Republic since 2010. Mr. Slager previously served as an independent Director of UTi Worldwide Inc. from 2009 to January 2016, where he served as Chairman of the Nominating and Corporate Governance Committee and as a member of both the Compensation and Risk Committees. UTi, a NYSE listed company, is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. Mr. Slager has completed the Northwestern University Kellogg School Advanced Executive Program and holds a certificate from the Stanford University Board Consortium Development Program.

Key attributes, experience and skills:

Mr. Slager brings to our Board more than 13 years of C-Suite experience, including chief executive officer, in a publicly-traded NYSE company and more than 26 years of general management experience in a complex, capital intensive and logistics business, which are key factors in our business. He also has extensive experience in mergers and acquisitions, integration, and strategic development and analysis. He also brings valuable experience from his membership on two publicly-traded board of directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

8	2016 Proxy Statement

Directors Whose Terms Continue Until 2017:

Sue W. Cole (65). Director since 2002. Chair of the Management Development and Compensation Committee and member of the Nominating and Corporate Governance Committee.

Ms. Cole is the managing partner of SAGE Leadership & Strategy, LLC, an advisory firm for businesses, organizations and individuals relating to strategy, governance and leadership development. Ms. Cole was previously a principal of Granville Capital Inc., a registered investment advisor, from 2006 to 2011, and before that she was the Regional CEO, Mid-Atlantic Region, of U.S. Trust Company, N.A., where she was responsible for the overall strategic direction, growth, and leadership of its North Carolina, Philadelphia and Washington, D.C. offices. Ms. Cole previously held various positions in the U.S. Trust Company, N.A. and its predecessors. Ms. Cole has served on other public-company boards, including serving previously as the Chairman of the Board and currently as Vice Chairman of the Board and Chairman of the Compensation Committee of Biscuitville, Inc. and previously on the board of UNIFI, Inc. She has also been active in community and charitable organizations, including previously serving as Chairman of the North Carolina Chamber, on the Investment Committee of the University of North Carolina at Greensboro and as a member on the North Carolina Economic Development Board. Ms. Cole attended the University of North Carolina at Greensboro where she earned a B.S. in Business Administration and an M.B.A. in Finance.

Key attributes, experience and skills:

Ms. Cole brings to the Board valuable experience in executive compensation, corporate governance, human resources, finance and financial statements, and customer service in connection with her role as chief executive officer of several financial services and investment advisory businesses as well as several non-profit organizations. She also has strong leadership skills and familiarity with governmental affairs from her service on the boards of various business associations and non-profit organizations in North Carolina, an important state to Martin Marietta.

Michael J. Quillen (67). Director since 2008.

Lead Independent Director, Member of the Ethics, Environment, Safety and Health Committee, the Finance Committee and the Management Development and Compensation Committee.

Mr. Quillen was the founder and served as Chief Executive Officer of Alpha Natural Resources, Inc. (ANR), a leading Appalachian coal supplier, since its formation in 2004 until its merger with Foundation Coal Holdings, Inc. in July 2009, served as President and Chairman of ANR from 2006 to 2009, and non-Executive Chairman until May 2012. Mr. Quillen held senior executive positions in the coal industry throughout his career at Pittston/Pittston Coal Sales Corp., AMVEST Corporation, NERCO Coal Corporation, Addington, Inc. and Mid-Vol Leasing, Inc. He has also served as Chairman (Rector) of the Board of Visitors of Virginia Polytechnic Institute and State University from July 2012 to June 2014 and was reappointed to an additional four-year term on the Board of Governors in July 2014. He was Chairman of the Audit and Finance Committee of Virginia Polytechnic Institute and State University from July 2010 to June 2012. He also served on the Virginia Port Authority from 2003 to 2012 and as Chairman from July 2011 to December 2012. Mr. Quillen attended Virginia Polytechnic Institute and State University, earning both Bachelor’s and Master’s degrees in Civil Engineering.

Key attributes, experience and skills:

Mr. Quillen brings to the Board valuable business, leadership, management, financial, and mergers and acquisitions experience through his service of more than 30 years in senior positions, including chief executive officer and chairman, of publicly-traded companies. He also has extensive experience related to mining companies, governmental and regulatory issues, and safety, health and environmental matters. Mr. Quillen also brings tremendous insight and expertise with respect to strategic analysis, the natural resources industry, and energy. In addition, Mr. Quillen has a wealth of knowledge related to transportation, which is a key factor in our business.

2016 Proxy Statement 9

Stephen P. Zelnak, Jr. (71). Director since 1993. Member of the Ethics, Environment, Safety and Health Committee and the Finance Committee.

Mr. Zelnak currently serves as Chairman of the Board of Beazer Homes USA, Inc. He previously served as Chief Executive Officer of Martin Marietta from 1993 to 2009, President from 1993 to 2006, Chairman of the Board from 1997 through 2009, Executive Chairman from January 2010 to May 2010, and non-Executive Chairman from May 2010 until May 2014. Mr. Zelnak joined Martin Marietta Corporation in 1981 and was responsible for the aggregates operations since 1982. Mr. Zelnak is also Chairman and majority owner of ZP Enterprises, LLC, a private investment firm. In addition to community and charitable organizations, Mr. Zelnak has served as Chairman of the North Carolina Chamber and the National Stone, Sand and Gravel Association. He currently serves on the Advisory Board of the College of Management at North Carolina State University and is a Trustee Emeritus of the Georgia Tech Foundation Board. Mr. Zelnak received a Bachelor’s degree from Georgia Institute of Technology and Master’s degrees in Administrative Science and Business Administration from the University of Alabama system.

Key attributes, experience and skills:

As the former Chairman and CEO of Martin Marietta, Mr. Zelnak brings extensive mentorship, business and operating experience to the Board, as well as knowledge of all aspects of Martin Marietta and the construction aggregates industry. He also brings his broad strategic and financial experience to the Board, knowledge of the homebuilding industry and factors that impact construction from his service on the board of a large homebuilder, as well as corporate governance from serving on the boards and various committees of another publicly-traded company.

Directors Whose Terms Continue Until 2018:

David G. Maffucci (65). Director since 2005. Chair of the Audit Committee and member of the Finance Committee.

Mr. Maffucci is a Director of Domtar Corporation, which designs, manufactures, markets and distributes a wide variety of fiber-based products, including communication papers, specialty and packaging papers, market pulp and absorbent hygiene products. He is currently the Chair of its Audit Committee and a member of its Finance Committee and Nominating and Corporate Governance Committee. Mr. Maffucci previously served as Executive Vice President and Chief Financial Officer of Xerium Technologies, Inc., a manufacturer and supplier of consumable products used in paper production, from 2009 to 2010, as well as on its Board of Directors from 2008 until 2010, serving on its Audit and Compensation Committees from 2008 to 2009. On March 30, 2010, Xerium Technologies, Inc. filed a voluntary petition for relief under Chapter 11 of the Federal bankruptcy laws as part of a “pre-arranged” restructuring plan with the support of its lenders. On May 25, 2010, Xerium Technologies, Inc. emerged from Chapter 11 protection. Mr. Maffucci also served as Executive Vice President and Chief Financial Officer of Bowater Incorporated. Mr. Maffucci previously worked at KPMG and is a Certified Public Accountant. He received his Bachelor’s degree from Sacred Heart University.

Key attributes, experience and skills:

Mr. Maffucci brings to the Board extensive financial experience gained through his positions as chief financial officer, a member of the audit committees of publicly-traded companies, and formerly with a large public accounting firm. This experience enables him to provide insight into Martin Marietta’s financial statements, accounting principles and practices, auditing, internal control over financial reporting, and risk management processes.

10	2016 Proxy Statement

William E. McDonald (73). Director since 1996. Chair of the Nominating and Corporate Governance Committee, member of the Executive Committee and the Management Development and Compensation Committee.

Mr. McDonald served as Senior Vice President, Customer Service Operations, Sprint Corporation, a telecommunications company, until his retirement in 2000. Before that, Mr. McDonald served as President and Chief Executive Officer of Sprint Mid-Atlantic Telecom and Sprint Mid-Atlantic Operations, and was President and Chief Executive Officer for the United Telephone-Eastern in Carlisle, Pennsylvania, which followed various positions in increasing responsibility. Mr. McDonald began working with Sprint in 1968 when he joined Sprint United Telephone-Southeast. Mr. McDonald received a B.S. from Western Carolina University with a concentration in Mathematics and an M.B.A. from East Tennessee State University.

Key attributes, experience and skills:

Mr. McDonald brings to the Board leadership, corporate governance, executive compensation, customer service, marketing, sales, and human resources experience from his service as chief executive officer of large business regions with significant operations. His 19-year tenure on the Board gives him a valuable perspective into our business, its strategy and industry leadership.

2016 Proxy Statement 11

PROPOSAL 2

APPROVE AMENDMENT TO ARTICLES OF INCORPORATION

TO PROVIDE FOR THE ANNUAL ELECTION OF OUR BOARD

(Item 2 on Proxy Card)

We are asking shareholders to approve an amendment to our Articles of Incorporation to phase out the classification of the terms of our directors and to provide instead for the annual election of our directors (the “Charter Amendment”). Under the current classified board structure, our Board of Directors is divided into three classes, with each class serving three-year terms. If the Amendment is approved, commencing with the 2017 Annual Meeting of Shareholders, our directors will be elected to one-year terms of office after the current terms of the directors of each class expire at the 2017, 2018 and 2019 Annual Meetings of Shareholders. The proposed amendment to the Articles of Incorporation is attached as Appendix C.

The Charter Amendment is the product of our Board of Directors’ review of our corporate governance matters. The Board of Directors considered the advantages and disadvantages of maintaining a classified board structure. The Board of Directors approved the phase out of the classified board structure earlier this year, subject to the approval of the shareholders.

In determining whether the phase out of the classified board structure is in the best interests of Martin Marietta’s shareholders, the Board of Directors carefully considered arguments for maintaining, as well as for eliminating, the classified board structure. Several arguments support retention of a classified board structure. For instance, the overlapping three-year terms of directors promote continuity and stability of the Board of Directors by ensuring that, at any given time, two-thirds of the directors have at least one year’s experience on the Board of Directors. The Board believes a director’s experience is important to understand Martin Marietta’s business and the long-term business strategy. In addition, the Board of Directors believes that three-year terms strengthen director independence by lessening the threat that a director who refuses to act in conformity with the wishes of management (or other directors) will not be re-nominated for office. The classified board structure also reduces the likelihood of an unsolicited and disadvantageous takeover of control of Martin Marietta, which might cause our shareholders to receive less than an adequate price for their stock, because a potential acquirer cannot replace a majority of the directors at a single annual meeting. Since a potential acquirer cannot easily remove a majority of the directors in a classified board structure, the directors on such board may possess greater bargaining power to obtain the best price from a potential acquirer and are likely to have more time to search for superior alternatives.

The Board of Directors also considered the views of investors who believe that a classified board structure reduces the accountability of directors to shareholders because the directors do not face an annual election. Since director elections are the primary means by which the shareholders can affect corporate management, the classified board structure may diminish shareholder influence over a company’s policy. Furthermore, the classified board structure may negatively affect shareholder value by discouraging proxy contests in which shareholders have an opportunity to vote for an entire slate of competing nominees.

After weighing all of these considerations, the Board of Directors agreed and determined that the phase out of the classified board structure is advisable and in the best interests of Martin Marietta and our shareholders. Accordingly, the Board of Directors has approved the Charter Amendment (which is marked to show the changes from the previous Articles of Incorporation and provided in Appendix C) and recommends that the shareholders approve the Charter Amendment by voting in favor of this proposal.

If this proposal is approved by our shareholders, Article 5 of the Amended and Restated Articles of Incorporation will be amended to phase out the classification of the terms of our directors and to provide for the annual election of our directors commencing with the class of directors standing for election at the 2017 Annual Meeting of Shareholders. To ensure a smooth transition to the new declassified structure of the Board of Directors, and to permit the current directors to serve out the three-year terms to which the shareholders elected the directors, the Charter Amendment will not shorten the term of any director elected before the 2017 Annual Meeting of Shareholders. The new procedures would, however, apply to all directors elected at or after the 2017 Annual Meeting of Shareholders, including any current directors who are re-nominated after their current terms expire. Thus, the current Class III directors, who were elected at the 2014 Annual Meeting of Shareholders for three-year terms, would, if re-nominated, stand for election for only one-year terms at the 2017 Annual Meeting of Shareholders. The Class I directors, whose term currently expires in 2018, would, if re-nominated, stand for election at the 2018 Annual Meeting for only one-year terms with the Class III directors. At the Annual Meeting of Shareholders in 2019, the Class II directors, would, if re-nominated, stand for election at the 2019 Annual Meeting of Shareholders for only one-year terms with the Class I and Class III directors.

12	2016 Proxy Statement

If the proposed Charter Amendment is approved at this meeting by the shareholders, the phase out of the classified structure of the Board of Directors will become effective upon the filing of the Charter Amendment with the Secretary of State of the State of North Carolina. We intend to file the

Charter Amendment as soon as practicable once shareholder approval is obtained. If the Charter Amendment is not approved, our structure of the Board of Directors will remain classified, and directors elected at subsequent meetings would have three-year terms.

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THIS PROPOSAL

2016 Proxy Statement 13

DIRECTOR COMPENSATION

Martin Marietta uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, Martin Marietta considers the significant amount of time that Directors expend in fulfilling their duties to Martin Marietta as well as the skill-level required by Martin Marietta of members of the Board. The Board determines reasonable compensation for Directors upon recommendation of the Management Development and Compensation Committee of the Board, which retains independent compensation consultants to assist it.

Cash Compensation Paid to Board Members

For the fiscal year ended December 31, 2015, all of the individuals who were then Directors, except Mr. Nye, who was the Chief Executive Officer of Martin Marietta in 2015 and was not and is not compensated separately for his service as a Director, were paid an annual cash retainer, as well as an equity grant of restricted stock units, which is discussed below. From January 1, 2015 through the Annual Meeting in May 2015, the annual retainer, which was paid following the 2014 Annual Meeting of Shareholders, was $32,500, and Directors also received $1,250 for each regular or special meeting of the Board and Board committees attended. In 2015, the Management Development and Compensation Committee of the Board of Directors reviewed with Willis Towers Watson, its independent compensation consultant, the mix of cash and equity in the Company’s Directors’ compensation program, which included a mandatory holding period for the restricted stock units and a mandatory minimum holding period for cash fees to be deferred in common stock units under the Common Stock Purchase Plan for Directors. Towers Watson noted that a more typical compensation package did not have as heavy a weight on equity, and recommended changes to the Directors’ compensation. Based on a review of compensation practices, the advice of Towers Watson, and other factors, starting as of the annual meeting of shareholders in May 2015, the Board eliminated meeting fees and approved an annual retainer for Board members of $100,000. This determination was made, in part, in recognition of the expectation that Directors are engaged in on-going communications in between meetings. Members of the Audit Committee received an additional $5,000 in view of their increased responsibilities. Each committee chair received an additional annual fee of $8,000, except the Chair of the Audit Committee, who received an additional annual fee of $15,000 in light of his increased responsibilities. In his role as Lead Independent Director, Mr. Quillen received an additional annual fee of $25,000. The annual cash retainer and supplemental fees is paid in quarterly installments, measured from the end of the month during which the Annual Meeting of Shareholders is held. Directors were also reimbursed for travel and other expenses related to attendance at Board and committee meetings. Martin Marietta’s plane was used to transport some Directors to and from Board and committee meetings, but no Directors received personal use of Martin Marietta’s plane or other perquisites and personal benefits in 2015.

Equity Compensation Paid to Board Members

In conjunction with the Management Development and Compensation Committee review of Directors’ compensation, the Board also made the following changes in 2015 to Directors’ compensation:

•	Awarded restricted stock units (“RSUs”) with a value of $100,000 (rounded up) based on the closing price as of the date of grant, which in 2015 was 647 RSUs, which were fully vested upon award.

•	Revised the mandatory ownership aspects of the RSUs to eliminate the mandatory deferral minimum in light of the high level of stock ownership by Directors.

The Directors do not have voting or investment power for their respective restricted stock units.

Deferred Compensation Program for Board Members

The Common Stock Purchase Plan for Directors provides that non-employee Directors may elect to receive all or a portion of their fees earned in 2015 in the form of Martin Marietta’s common stock units, with a mandatory deferral minimum of 20% and a mandatory deferral time of three years with redeferrals at each Director’s election up to the date the person ceases to be a Director or the date that is one year and one month following the date that the person ceases to be a Director. Directors may elect to receive payment of the deferred amount in a single lump sum or in equal annual installments for a period up to ten years. Directors may also elect to defer their fees paid in cash on the same basis. Amounts deferred under the plan in cash are credited with interest at the prime rate. Amounts deferred under the plan in common stock are credited toward units of common stock at a 20% discount from the fair market value of the common stock (the closing price of the common stock as reported in the Wall Street Journal) on the date the Director fees would otherwise be paid. There are no matching contributions made by Martin Marietta. The units are converted into common stock of Martin Marietta pursuant to the terms of the plan. Dividend equivalents are paid on the units at the same rate as dividends are paid to all shareholders. The Directors do not have voting or investment power for their respective common stock units. In connection with its 2015 review of Directors’ compensation, based on Willis Towers Watson’s advice, and the high equity ownership level of the Company’s stock by Directors, the Board revised the mandatory equity ownership aspects of the Directors’ compensation to eliminate the mandatory deferral minimum under this plan beginning in 2016.

14	2016 Proxy Statement

Director Compensation Table

The table below summarizes the compensation paid by Martin Marietta to each person who served as a non-employee Director during the fiscal year ended December 31, 2015.

Name[1] (a)	Fees Earned or Paid in Cash ($)[2] (b)	Stock Awards ($)[3] (c)	Option Awards ($)[4] (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[5] (f)	All Other Compensation ($)[6] (g)	Total ($) (h)
Sue W. Cole	88,500	100,013			7,837	45,748	242,098
David G. Maffucci	97,500	100,013			4,323	30,393	232,229
William E. McDonald	88,500	100,013			9,731	60,740	258,484
Frank H. Menaker, Jr.	88,750	100,013			11,410	65,509	265,682
Laree E. Perez	92,250	100,013			3,243	25,507	221,013
Michael J. Quillen	101,250	100,013			2,796	47,734	251,793
Dennis L. Rediker	86,250	100,013			5,984	32,432	224,679
Richard A. Vinroot	84,750	100,013			10,234	60,011	255,008
Stephen P. Zelnak, Jr.	78,750	100,013			2,081	29,015	209,859

[1]

Mr. Nye, who is the Chief Executive Officer of Martin Marietta and a member of the Board of Directors, is not included in this table because he is not compensated separately for his service as a Director. The compensation received by Mr. Nye as an employee of Martin Marietta is shown in the Summary Compensation Table on page 42.

[2]

The amounts in column (b) reflect fees earned in 2015. Some of these fees were deferred pursuant to the Common Stock Purchase Plan for Directors in the form of common stock units. The number of units of common stock credited in 2015 to each of the Directors under the Common Stock Purchase Plan for Directors and the grant date fair value for these awards determined in accordance with FASB ASC Topic 718, which includes the 20% discount, are as follows: Ms. Cole, 356 units and $44,250 value, respectively; Mr. Maffucci, 158 units and $19,500 value, respectively; Mr. McDonald, 710 units and $88,500 value, respectively; Mr. Menaker, 715 units and $88,750 value, respectively; Ms. Perez, 150 units and $18,450 value, respectively; Mr. Quillen, 811 units and $101,250 value, respectively; Mr. Rediker, 141 units and $17,250 value, respectively; Mr. Vinroot, 678 units and $84,750 value, respectively; and Mr. Zelnak, 316 units and $39,375 value, respectively. The number of units credited to each of the Directors as of December 31, 2015, including units accumulated under the plan for all years of service as a Director, is as follows: Ms. Cole, 13,867; Mr. Maffucci, 8,726; Mr. McDonald, 16,506; Mr. Menaker, 19,345; Ms. Perez, 5,098; Mr. Quillen, 6,447; Mr. Rediker, 9,561; Mr. Vinroot, 16,552; and Mr. Zelnak, 5,511. The 20% discount from the market price of Martin Marietta’s common stock used in converting to common stock is reported in column (g).

[3]

Each Director received 647 restricted stock units in 2015. The amounts in column (c) reflect the grant date fair value for these awards determined in accordance with FASB ASC Topic 718. The restricted stock units fully vested upon award and will be distributed to the Director upon retirement, except Mr. Maffucci received a distribution of 324 unrestricted shares of common stock and deferred the distribution of 323 restricted stock units until retirement.

[4]

As of December 31, 2015, each Director held options for common stock in the amounts as follows: Ms. Cole, 9,000; Mr. Maffucci, 6,000; Mr. McDonald, 9,000; Mr. Menaker, 9,000; Ms. Perez, 9,000; Mr. Quillen, 3,000; Mr. Rediker, 0; Mr. Vinroot, 9,000; and Mr. Zelnak, 22,500.

[5]	The amounts in column (f) reflect interest paid on fees deferred in cash under the plan.

[6]

The amounts in column (g) reflect for each Director: (i) an amount equal to the 20% discount from the market price of Martin Marietta’s common stock used in converting fees deferred in 2015 into common stock units pursuant to the Common Stock Purchase Plan for Directors, and (ii) the dollar value of dividend equivalents paid in 2015 on common stock units held under the plan. The Directors did not receive perquisites or other personal benefits in 2015.

2016 Proxy Statement 15

CORPORATE GOVERNANCE MATTERS

Corporate Governance Philosophy

Martin Marietta has a culture dedicated to ethical business behavior and responsible corporate activity, which we believe promotes the long-term interests of shareholders. This commitment is reflected in our Corporate Governance Guidelines, posted and available for public viewing on Martin Marietta’s website at www.martinmarietta.com, which set forth a flexible framework within which the Board, assisted by its Committees, directs the affairs of the Company. The Guidelines address, among other things, the composition and functions of the Board of Directors, director qualifications and independence, Chief Executive Officer performance evaluation and management succession, Board Committees and the selection of new Directors.

Martin Marietta’s Code of Ethical Business Conduct has been in place since the 1980s, and applies to all Board members, officers, and employees, providing our policies and expectations on a number of topics, including our commitment to good citizenship, promoting a positive and safe work environment, avoiding conflicts of interest, honoring the confidentiality of sensitive information, preservation and use of Company assets, compliance with all laws, and operating with integrity in all that we do. To implement the Code of Ethical Business Conduct, Board members, officers, and employees participate regularly in ethics training. There have been no waivers from any provisions of our Code of Ethical Business Conduct to any Board member or executive officer.

In addition, the Board believes that accountability to shareholders is a mark of good governance and critical to Martin Marietta’s success. To that end, management regularly engages with shareholders on a variety of topics throughout the year to ensure we are addressing their questions and concerns, to seek input and to provide perspective on Company policies and practices.

The chart below provides a snapshot of Martin Marietta’s governance highlights.

GOVERNANCE HIGHLIGHTS
Nine out of 10 directors are non-employees; eight out of 10 directors are independent	Regular Board and Committee self-evaluations	Code of Ethical Business Conduct
Lead Independent Director	Long-standing active shareholder engagement	A confidential ethics hotline
Independent audit, compensation and governance committees	Executive compensation driven by pay-for-performance	Risk oversight by full Board and Committees
Independent chair for key committees	Regular executive sessions of independent Directors	Majority voting for Directors

Who are Martin Marietta’s Independent Directors?

All of Martin Marietta’s Directors are non-employee Directors except Mr. Nye. Mr. Nye does not sit in the executive sessions of the independent Directors unless invited to attend for a specific discussion nor does he participate in any action of the Board relating to any executive compensation plan in which he may participate.

In assessing the independence of its members, the Board has adopted for Martin Marietta a set of Guidelines for Director’s Independence. The Guidelines are posted and available for public viewing on Martin Marietta’s website at www.martinmarietta.com. These Guidelines reflect the rules of the New York Stock Exchange, applicable requirements of the SEC, and other standards determined by the Board to be important in assessing the independence of Board members. The Board has determined that all members of the Board, except Mr. Nye and Mr. Zelnak, are “independent” under these Guidelines, resulting in more than two-thirds of the Board being independent. The Board has further determined that Mr. Slager is “independent” under these Guidelines. The

Board of Directors has determined that no Director (except Mr. Nye and Mr. Zelnak) and Mr. Slager, or any person or organization with which the Director or Mr. Slager has any affiliation, has a relationship with Martin Marietta that may interfere with his or her independence from Martin Marietta and its management.

In making this “independence” determination, the Board considered other entities with which the Directors and nominees were affiliated and any business Martin Marietta had done with such entities. In that regard, Mr. Vinroot is a member of the law firm of Robinson, Bradshaw & Hinson, P.A. located in Charlotte, North Carolina, which provided certain legal services to Martin Marietta in 2015. Mr. Vinroot did not work on any of the legal matters for Martin Marietta. The amount of fees paid to Robinson, Bradshaw & Hinson, P.A. for such services in 2015 was approximately $97,000, representing less than 0.02% of the firm’s total revenues for the last fiscal year. Accordingly, the Board determined that Mr. Vinroot’s relationship with Martin Marietta, directly and as a partner of Robinson, Bradshaw & Hinson, P.A., was not material for purposes of the independence determination.

16	2016 Proxy Statement

Do the independent Directors ever meet without management?

Martin Marietta’s Corporate Governance Guidelines adopted by the Board provide that at least two Board meetings each year will include an executive session of the non-employee Directors to discuss such topics as they may choose, including a discussion of the performance of Martin Marietta’s Chairman and its Chief Executive Officer. In 2015, Martin Marietta’s non-employee Directors met four times in executive session without management, in addition to executive sessions held by committees of the Board. In addition, at least once a year the independent Directors meet in executive session.

What is the Board’s leadership structure?

The Board of Directors elected Mr. Nye as Chairman of the Board effective June 2014. This change to add the responsibility of Chairman to Mr. Nye’s position completes the orderly succession process overseen by the Board of Directors. Our Corporate Governance Guidelines provide that the Board’s policy as to whether the Chairman and Chief Executive Officer positions should be separate is to adopt the practice that best serves the Company’s needs at any particular time.

The Nominating and Governance Committee and the Board discussed board leadership alternatives on a number of occasions during 2013 and 2014 before deciding to recombine the Chairman and Chief Executive Officer roles. As a result of Mr. Nye’s long tenure at Martin Marietta, including four years as President and Chief Operating Officer and five years as President and Chief Executive Officer, the Board believes he is uniquely qualified through his experience, education and expertise to be the person who promotes strong and visionary leadership for our Board as well as important recognition as the leader of Martin Marietta by our customers, employees and other constituencies. The Board also believes that Mr. Nye’s serving as both Chairman and Chief Executive Officer is appropriate taking into consideration the size and nature of our business, Mr. Nye’s effective and careful formulation and execution of our strategic plan, Mr. Nye’s established working relationship and open communication with our other directors, both during meetings and in the intervals between meetings, the significant board-level experience of our independent directors as a whole, the strong independent leadership and accountability to shareholders provided by 80% of our directors being independent, the independent leadership provided by our Committee chairs, and our Board culture in which Mr. Nye and the other directors are able to thoughtfully debate different points of view and reach consensus in an efficient manner.

REASONS FOR COMBINED CHAIR AND CEO

•    The independent Board members believe that Mr. Nye has extensive experience in all facets of the construction materials industry, in both the U.S. and with global competitors.

•    Mr. Nye has been effective in creating shareholder value through strategic acquisitions and divestitures, with achievement of expected synergies.

•    Mr. Nye has in-depth knowledge of safety, environmental, and regulatory considerations that impact the business and oversight of management.

•    Mr. Nye has demonstrated his leadership and vision to guide the Board in its oversight of management with the development of two five-year strategic plans, with the current Strategic Operating Analysis and Review (SOAR 2020) discussed with the Board in August 2015.

•    Mr. Nye has engaged in an active investor relations program, including the Company’s Investor Day in 2015, and leads the Board in understanding the perspective of the Company’s shareholders.

•    Strong independent directors comprise 80% of the Board, and open communications exist between Mr. Nye and the independent directors.

Does the Board have a Lead Independent Director?

In deciding that a combined Chairman and Chief Executive Officer position is the appropriate leadership structure for the Company at this time, the Nominating and Corporate Governance Committee and Board also recognized the benefit of independent leadership to enhance the effectiveness of the Board’s oversight role and communications between the Board and Mr. Nye. Accordingly, in November 2014, our Corporate Governance Guidelines were revised to provide that in the event the Chairman and Chief Executive Officer positions are held by one person, our independent directors may designate a Lead Independent Director from among the independent directors. The designation of the Lead Independent Director is to be made annually, although with the expectation of the Board that the Lead Independent Director will be re-appointed for multiple, consecutive one-year terms. Michael J. Quillen was designated as the Lead Independent Director.

The responsibilities of the Lead Independent Director include:

•	Presiding at Board meetings when the Chairman is not present.

•

Presiding at executive sessions of the non-management directors with or without the attendance of the Chairman, and meeting separately with the Chairman after executive sessions to review the matters discussed during the executive sessions.

•	Acting as a liaison between the Chairman and the independent Directors.

•	Suggesting to the Chairman agenda items for Board meetings and consulting with the Chairman regarding Board meeting schedules.

2016 Proxy Statement 17

•	Calling, where necessary, meetings of independent directors and executive sessions.

•	Being available to meet with shareholders and other key constituents.

•	Acting as a resource for, and counsel to, the Chairman.

In addition, the Lead Independent Director attended and met with shareholders at the Company-sponsored Investor Day in 2015.

What is the Board’s role in risk oversight?

Our Board currently has eight independent members and only two non-independent members, Mr. Nye and Mr. Zelnak. A number of our independent Board members are serving or have served as members of senior management of other public companies, have served as directors of other public companies, and otherwise have experience and/or educational backgrounds that we believe qualify them to effectively assess risk. Each of our Board Committees, including our key committees of Audit, Management Development and Compensation, and Nominating and Corporate Governance Committees, are comprised solely of independent Directors, each with a different independent Director serving as Chair of the Committee (other than the Executive Committee, which does not meet on a regular basis).

The Board has overall responsibility for oversight of risk management. The Board believes that an effective risk management system will (1) timely identify the material risks that Martin Marietta faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) determine whether the risk is excessive or appropriate under the circumstances and designed to achieve a legitimate corporate goal, (4) implement risk management responses consistent with Martin Marietta’s risk profile, and (5) integrate risk management into Martin Marietta’s decision-making.

The Board delegates certain responsibilities to Board Committees to assist in fulfilling its risk oversight responsibilities. Each of the Committees reports regularly to the full Board of Directors as to actions taken and topics discussed. In addition, the Board regularly reviews with management the most significant risks facing Martin Marietta, the probabilities of those risks occurring, the steps taken to mitigate any impact of risks, and management’s general risk management strategy. In addition, the Board encourages management to promote a corporate culture that incorporates risk management into Martin Marietta’s day-to-day operations.

The Board has designated the Audit Committee to take the lead in overseeing risks related to financial reporting, financial statements, internal control environment, internal audit, independent audit, and accounting processes. The Finance Committee evaluates risks associated with Martin Marietta’s capital structure, including credit and liquidity risks. The

Management Development and Compensation Committee oversees aspects of risk related to the annual performance evaluation of our Chief Executive Officer, succession planning and ensuring that executive compensation is appropriate to meet Martin Marietta’s objectives. That Committee’s assessment of the design features of our executive compensation program that reduce the risk of excessive risk-taking are discussed in the Compensation Discussion and Analysis on page 33. The Nominating and Corporate Governance Committee oversees aspects of risk related to the composition of the Board and its Committees, Board performance and best practices in corporate governance. The Ethics, Environment, Safety and Health Committee monitors risks in the areas of Martin Marietta’s ethics program, health, safety, and the environment.

While the Board oversees Martin Marietta’s risk management, the executive officers are responsible for the day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and is appropriate whether the positions of Chairman and Chief Executive Officer are separate or held by the same individual.

How would interested parties make their concerns known to the independent Directors?

The Board of Directors provides a process for shareholders and other interested parties to send communications to the Board. Shareholders and other interested parties may communicate anonymously and confidentially with the Board through Martin Marietta’s Ethics Hotline at 1-800-209-4508. The Board has also designated the Corporate Secretary to facilitate communications to the Board. Shareholders and other interested parties may communicate directly with the Board of Directors, or directly with non-management Directors, or an individual Director, including the Lead Independent Director, by writing to Martin Marietta, Attn: Corporate Secretary, 2710 Wycliff Road, Raleigh, North Carolina 27607-3033.

All communications by shareholders or other interested parties addressed to the Board will be sent directly to Board members. While Martin Marietta’s Ethics Office and the Corporate Secretary may review, sort, and summarize these communications, all direct communications will be presented to the non-management Directors unless there is instruction from them to filter such communications (and in such event, any communication that has been filtered out will be made available to any non-management Director who wishes to review it).

Martin Marietta and its Board of Directors will continue to review and evaluate the process by which shareholders or other interested persons communicate with Martin Marietta and the Board and may adopt other or further processes and procedures in this regard. If so, Martin Marietta will identify those policies and procedures on our website at www.martinmarietta.com.

18	2016 Proxy Statement

How often did the Board meet during 2015?

Martin Marietta’s Board of Directors held five meetings during 2015, all of which were regularly scheduled meetings. There were also a total of 26 committee meetings in 2015. In addition, management confers frequently with its Directors on an informal basis to discuss Company affairs.

How many times did Directors attend meetings of the Board and its Committees?

In 2015, all Directors attended at least 75% of the meetings of the Board of Directors. All directors attended at least 75% of the meetings of the committees of the Board on which they served (during the periods that they served).

Will the Directors attend the Annual Meeting?

Martin Marietta’s Directors are expected to attend Martin Marietta’s Annual Meeting of Shareholders. In 2015, all Directors attended the Annual Meeting.

What Committees has the Board established?

Martin Marietta’s Board of Directors has six standing committees: the Audit Committee, the Ethics, Environment, Safety and Health Committee, the Executive Committee, the Finance Committee, the Management Development and Compensation Committee, and the Nominating and Corporate Governance Committee.

Below is a summary of our current committee structure and membership information.

  Lead Independent Director                       Chairperson                         Member                       Financial Expert

Director	Audit Committee	Ethics, Environment, Safety and Health Committee	Executive Committee	Finance Committee	Management Development and Compensation Committee	Nominating and Corporate Governance Committee
Sue W. Cole
David G. Maffucci
William E. McDonald
Frank H. Menaker, Jr.
C. Howard Nye
Laree E. Perez
Michael J. Quillen
Dennis L. Rediker
Richard A. Vinroot
Stephen P. Zelnak, Jr.

The Audit Committee, which is composed entirely of non-employee, independent Directors, held eight meetings during 2015. The Audit Committee meets periodically and separately in executive sessions with management, the independent auditors, and Martin Marietta’s internal auditors to review the activities of each. The Audit Committee possesses and may exercise the powers of the Board of Directors relating to accounting, auditing, and financial reporting matters of Martin Marietta, except when such powers are by statute or the Articles of Incorporation or Bylaws reserved to the full Board or delegated to another committee of the Board. The Audit Committee reports regularly to the full Board on these matters. The Audit Committee is directly responsible for the appointment, compensation, and oversight of Martin Marietta’s independent auditors. These are the primary responsibilities of the Audit Committee:

•	selects the independent auditors

•	pre-approves all audit and non-audit services provided to Martin Marietta by the independent auditors
•	monitors the independence of the independent auditors

•	reviews and approves:

❖	the scope and timing of work to be performed by the independent auditors

❖	compensation to be paid to the independent auditors

❖	financial accounting and reporting principles used by Martin Marietta

❖	policies and procedures concerning audits, accounting, and financial controls

❖	recommendations to improve existing practices

❖	results of the audit and the reports of the independent auditors

•	reviews and discusses Martin Marietta’s annual audited consolidated financial statements and quarterly consolidated financial statements with management and the independent auditors

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•	reviews and discusses management’s assessment of the effectiveness of Martin Marietta’s system of internal control over financial reporting

•	discusses Martin Marietta’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies

•	discusses matters related to risk assessment and risk management and how the process is handled by management

•	considers allegations, if ever made, of possible financial fraud or other financial improprieties

•	sets clear hiring policies for employees or former employees of the independent auditors

•	reviews the qualifications and the plan and scope of work of the corporate internal audit function

•	prepares an audit committee report as required by the SEC to be in this proxy statement

The Committee’s current members are Directors Maffucci (Chair), Menaker, Perez, and Rediker. The Board of Directors has determined that the Chair of the Audit Committee, Mr. Maffucci, qualifies as an “audit committee financial expert” as defined in rules adopted by the SEC. The Board has also determined that Mr. Maffucci, and the other members of the Audit Committee, are independent of management, as required by the rules of the NYSE, SEC, and the Board’s Guidelines for Director’s Independence.

The Ethics, Environment, Safety and Health Committee held two meetings during 2015. It monitors compliance with Martin Marietta’s Code of Ethical Business Conduct and reviews all matters presented to it by the Corporate Ethics Officer concerning the ethical practices of Martin Marietta and its Directors, officers, and employees, including conflicts or potential conflicts of interest between Martin Marietta and any of its Directors, officers, and employees. The Committee also reviews and monitors the adequacy of Martin Marietta’s policies and procedures and organizational structure for ensuring compliance with environmental laws and regulations, and matters relating to health and safety. The Committee’s current members are Directors Vinroot (Chair), Menaker, Perez, Quillen, Rediker, and Zelnak.

The Executive Committee held no meetings during 2015. It has the authority to act during the intervals between the meetings of the Board of Directors and may exercise the powers of the Board in the management of the business and affairs of Martin Marietta as may be authorized by the Board of Directors, except to the extent such powers are by statute, the Articles of Incorporation or Bylaws reserved to the full Board. The Committee’s current members are Directors Nye (Chair), McDonald, and Menaker.

The Finance Committee held five meetings during 2015. It has been delegated general oversight powers related to the management of the financial affairs of Martin Marietta, including but not limited to, establishing lines of credit or other short-term borrowing arrangements and investing excess working capital funds on a short-term basis. The Committee reviews and makes recommendations to the Board of Directors concerning changes to capital structure, including the incurrence of long-term debt, issuance of equity securities, share repurchases, and the payment of dividends, as well as capital expenditures and the contributions budget. The Committee’s current members are Directors Perez (Chair), Maffucci, Quillen, Rediker, and Zelnak.

The Management Development and Compensation Committee held seven meetings during 2015. It is composed entirely of non-employee, independent Directors, as required by the rules of the NYSE, who are also “non-employee” and “outside” Directors as those terms are defined by Rule 16b-3 promulgated under the Securities and Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code of 1986. The Committee possesses and may exercise the powers of the Board of Directors relating to management development and compensation matters of Martin Marietta, except when such powers are by statute, the Articles of Incorporation or Bylaws reserved to the full Board or delegated to another committee of the Board. The Committee reports regularly to the full Board on these matters. The purposes of the Committee are to:

•	establish an overall strategy with respect to compensation for officers and management to enable Martin Marietta to attract and retain qualified employees

•	oversee executive succession and management development plans

•	discharge the Board’s responsibilities relating to compensation of Martin Marietta’s directors and elected officers

•	administer Martin Marietta’s equity and other compensation plans, as amended from time to time

•	review and discuss the Compensation Discussion and Analysis and produce a compensation committee report as required by the SEC to be included in this proxy statement

•	provide oversight of Martin Marietta’s Benefit Plan Committee, which administers Martin Marietta’s defined benefit and contribution plans

The Committee has the power, in its sole discretion, to determine the compensation and benefits to be paid for all elected officers and employees. The Committee also approves and administers the grants of stock options and any other equity-based awards that may be granted by Martin Marietta.

The Committee reviews and approves Martin Marietta’s goals and objectives for the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and determines and approves the Chief Executive Officer’s compensation level based on the Committee’s evaluation, which includes executive sessions with the independent directors of the Board of Directors. The Committee also reviews management’s assessment of the

20	2016 Proxy Statement

performance of other elected officers, and reviews and approves the salary, bonus, and other compensation of such elected officers. The Committee has the authority, in its sole discretion, to retain, pay, and terminate any consulting firm, if any, used to assist in evaluating director, chief executive officer, or senior executive compensation. The Committee has authority to delegate any of its duties under its charter, including to the Chair of the Committee, as it deems appropriate. The Committee also reviews with management at least annually plans for the orderly development and succession of executive management of Martin Marietta. The Committee’s current members are Directors Cole (Chair), McDonald, Menaker and Quillen.

The Nominating and Corporate Governance Committee held four meetings in 2015. The Committee is composed entirely of non-employee, independent Directors, as required by the rules of the NYSE. The Committee possesses and may exercise the powers of the Board of Directors relating to the process of governance of Martin Marietta, except when such powers are by statute, the Articles of Incorporation or Bylaws reserved to the full Board or delegated to another committee of the Board. The Committee reports regularly to the full Board on these matters. The purposes of the Committee are to:

•	oversee the identification and selection of qualified Board and Committee members

•	recommend to the Board director nominees for the next Annual Meeting of Shareholders

•	oversee the development and implementation of a set of corporate governance principles applicable to Martin Marietta

The Committee also oversees the evaluation of the Board and its committees. The Committee has the sole authority to retain, pay, and terminate search firms, if any, used to identify Director candidates. The Committee’s current members are Directors McDonald (Chair), Cole, and Vinroot.

Upon the recommendation of this Committee, the Board of Directors has adopted a set of Corporate Governance Guidelines for Martin Marietta. The Guidelines are posted and available for public viewing on Martin Marietta’s website at www.martinmarietta.com. A copy may also be obtained upon request from Martin Marietta’s Corporate Secretary. Additional information concerning the corporate governance process of Martin Marietta is contained in the section entitled “CORPORATE GOVERNANCE MATTERS” above.

Will the Nominating and Corporate Governance Committee consider any Director candidates recommended by shareholders?

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for election as a Director at an Annual Meeting of Shareholders of Martin Marietta, if the shareholder making such recommendation complies with the advance notice provisions of the Bylaws of Martin Marietta. The Bylaws of Martin Marietta require advance notice for any proposal for the nomination for election as a Director at an Annual Meeting of Shareholders that is not included in Martin Marietta’s notice of meeting or made by or at the direction of the Board of Directors. In general, nominations must be delivered to the Secretary of Martin Marietta at its principal executive offices, 2710 Wycliff Road, Raleigh, North Carolina 27607, not less than 60 days nor more than 90 days prior to the first anniversary of the mailing of the proxy statement in connection with the preceding year’s Annual Meeting of Shareholders and must contain specified information concerning the nominee and the shareholder proposing the nomination. Any shareholder desiring a copy of the Bylaws of Martin Marietta will be furnished a copy without charge upon written request to the Secretary of Martin Marietta. Since the 2015 Annual Meeting, Martin Marietta has not made any material changes to the procedures by which shareholders may recommend nominees to Martin Marietta’s Board of Directors. Additional information is contained in the section entitled “SHAREHOLDERS’ PROPOSALS FOR 2017 ANNUAL MEETING” below.

How does the Board select nominees for the Board?

The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee has also retained a third-party executive search firm to identify potential candidates for its consideration from time to time. The Committee makes an initial determination as to whether to conduct a full evaluation of the candidate, and reviews all information provided to the Committee, including the recommendations for the prospective candidate and the Committee’s own knowledge of the prospective candidate. If the Committee determines that additional consideration is warranted, interviews are conducted by the members of the Committee, as well as the Chief Executive Officer of Martin Marietta; appropriate inquiries are conducted into the background and qualifications of potential candidates; the Committee meets to discuss its evaluation and feedback from the Chief Executive Officer; and, if the Committee determines to do so, it makes a recommendation to the full Board as to the persons who should be nominated by the Board. The Board of Directors determines the nominees after considering the recommendation and report of the Committee.

In evaluating any potential candidate, the Nominating and Corporate Governance Committee considers the extent to which the candidate has the personal characteristics and core competencies outlined in the Guidelines for Potential New Board Members adopted by the Committee, and takes into account all other factors it considers appropriate. A copy of these Guidelines is attached to this proxy statement as Appendix A.

Do the Board Committees have charters? How can shareholders obtain them?

Martin Marietta’s Board of Directors has adopted written charters meeting the requirements of the NYSE for the Audit

2016 Proxy Statement 21

Committee, Management Development and Compensation Committee, and Nominating and Corporate Governance Committee. These charters address the purposes and responsibilities of each committee, as described above, and provide for an annual performance evaluation of each committee. Copies of these charters are posted on Martin Marietta’s website at www.martinmarietta.com, along with copies of Martin Marietta’s Corporate Governance Guidelines, Code of Ethical Business Conduct, and Guidelines for Director’s Independence.

How are transactions with persons related to Martin Marietta reviewed?

The SEC requires Martin Marietta to disclose in this proxy statement certain transactions in which Martin Marietta participates and in which certain persons considered “related persons” of Martin Marietta have a direct or indirect material interest. These “related persons” would include the Directors and executive officers of Martin Marietta, nominees for Director, certain control persons, and their immediate family members.

Each Director, executive officer, and nominee for Director of Martin Marietta receives and agrees to abide by Martin Marietta’s Code of Ethical Business Conduct. Martin Marietta considers that any transaction in which Martin Marietta participates and in which any related person of Martin Marietta has a direct or indirect material interest will be subject to Martin Marietta’s Code of Ethical Business Conduct and subject to review, approval or ratification, as appropriate under the circumstances, by Martin Marietta under the standards enumerated in Martin Marietta’s Code of Ethical Business Conduct. If a proposed transaction is one in which a Director of Martin Marietta has an actual or potential conflict of interest, it will be subject to review by the Chairman of the Board of Directors and the Chairman of the Nominating and Corporate Governance Committee.

Any waivers of the Code of Ethical Business Conduct for Directors and executive officers may be made only by Martin Marietta’s Board of Directors or any committee to which it delegates that authority. Any waivers for Directors and executive officers and any amendments to the Code of Ethical Business Conduct will be promptly disclosed to Martin Marietta’s shareholders by posting on our website, www.martinmarietta.com.

In assessing the independence of its members, the Board considers any interests a director may have in any transactions in which Martin Marietta participates. The Board also considers other entities with which the Directors are affiliated and any business Martin Marietta has done with such entities.

22	2016 Proxy Statement

PROPOSAL 3

INDEPENDENT AUDITORS

(Item 3 on Proxy Card)

The Board of Directors recommends that the shareholders ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the consolidated financial statements of Martin Marietta and the effectiveness of Martin Marietta’s internal control over financial reporting for the 2016 fiscal year. The ratification of the appointment of PricewaterhouseCoopers LLP is being submitted to the shareholders because management believes this to be good corporate practice. Should the shareholders fail to ratify this appointment, the Board of Directors and its Audit Committee will review the matter.

Ernst & Young LLP served as Martin Marietta’s independent auditors for 2015 and audited the consolidated financial statements of Martin Marietta for the year ended December 31, 2015 and the effectiveness of Martin Marietta’s internal control over financial reporting as of December 31, 2015. In connection with the audit of Martin Marietta’s 2015 consolidated financial statements, Martin Marietta entered into an engagement letter with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP would perform audit services for Martin Marietta in 2015. Ernst & Young LLP required that the audit engagement agreement be subject to alternative dispute resolution procedures.

The Audit Committee conducted a competitive process with multiple firms to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The Audit Committee invited several firms to participate in this process, including Ernst & Young LLP. As a result of this process, on March 14, 2016, the Audit Committee dismissed EY as its independent registered public accounting firm for the fiscal year ending December 31, 2016. During the fiscal years ended December 31, 2015 and 2014 and in the subsequent interim period through March 14, 2016, there were no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of such disagreements in their reports on the consolidated financial statements.

The audit reports of Ernst & Young LLP on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2015 and 2014 and in the subsequent interim period through March 14, 2016 there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the SEC.

On March 14, 2016, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s new independent registered public accounting firm for the year ending December 31, 2016. During the fiscal years ended December 31, 2015 and 2014 and in the subsequent interim period through March 14, 2016, neither the Company nor anyone acting on its behalf consulted with PwC regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event as defined in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the SEC.

The Audit Committee is solely responsible for retaining or terminating Martin Marietta’s independent auditors. Representatives of Ernst & Young LLP and of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to questions from shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” RATIFCATION OF THE SELECTION

OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS

2016 Proxy Statement 23

Summary of Fees

The following table summarizes the aggregate fees billed for professional services rendered to Martin Marietta by Ernst & Young LLP in 2015 and 2014. A description of these various fees and services follows the table.

	2015	2014
Audit Fees	$2,825,000	$3,103,000
Audit-Related Fees	90,000	100,000
Tax Fees	853,000	653,000
All Other Fees	0	0

TOTAL	$3,768,000	$3,856,000

Percentage of Audit & Audit-Related Fees to Total Fees	77.4%	83.1%

Audit Fees

The aggregate fees billed for professional services rendered by Ernst & Young LLP to Martin Marietta for each of 2015 and 2014 in connection with the annual consolidated financial statement audit, the annual internal controls audit, and reviews of Martin Marietta’s consolidated financial consolidated statements included in the quarterly reports on Form 10-Q were $2,825,000 and $2,605,000, respectively. During 2014, Ernst & Young LLP also billed the Company $498,000 for work relating to registration statements and other SEC filings in connection with the acquisition of Texas Industries, Inc.

Audit-Related Fees

The aggregate fees billed for professional services rendered by Ernst & Young LLP to Martin Marietta for each of 2015 and 2014 and in connection with audit-related services, including agreed-upon procedures reports, subsidiary audits and continuing education, was $90,000 and $100,000, respectively.

Tax Fees

The aggregate fees billed for professional services rendered by Ernst & Young LLP to Martin Marietta for each of 2015 and 2014 in connection with tax advice, including consultation on tax audits, transaction issues, transfer pricing issues and other tax-related activities and tax compliance were $853,000 and $653,000, respectively. The 2014 fees include $597,000 for services related to TXI, which the Company acquired in July 2014.

All Other Fees

There were no other fees billed for other professional services rendered or products provided by Ernst & Young LLP to Martin Marietta for 2015 and 2014.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by Ernst & Young LLP. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non- audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before Ernst & Young LLP is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decision to the Committee at its next scheduled meeting.

Audit Committee Review

In connection with the Audit Committee’s review of services rendered and fees billed by Ernst & Young LLP, the Audit Committee has considered whether the provision of the non-audit related services described above is compatible with maintaining the independent auditors’ independence and has concluded that the provision of these services did not compromise such independence.

24	2016 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors, which is reassessed at least annually for adequacy by the Audit Committee. The Directors who serve on the Audit Committee have no financial or personal ties to Martin Marietta (other than Director compensation and equity ownership as described in this proxy statement) and are all “independent” for purposes of the Securities and Exchange Commission’s regulations, the New York Stock Exchange listing standards, and the Guidelines for Director’s Independence adopted by the Board of Directors. The Board of Directors has determined that none of the Audit Committee members has a relationship with Martin Marietta that may interfere with the Director’s independence from Martin Marietta and its management. Copies of the Audit Committee’s charter and Martin Marietta’s Guidelines for Director’s Independence can be viewed on Martin Marietta’s website at www.martinmarietta.com.

The Board of Directors has charged the Audit Committee with a number of responsibilities, including review of the adequacy of Martin Marietta’s financial reporting, accounting systems, and internal controls. Martin Marietta’s independent auditors and the vice president of the internal audit function report directly and are ultimately accountable to the Audit Committee.

In the discharge of its responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors Martin Marietta’s audited consolidated financial statements for fiscal year 2015. In addition, the Committee has discussed with the independent auditors matters such as the quality (in addition to acceptability), clarity, consistency, and completeness of Martin Marietta’s financial reporting, as required by Statement on Auditing Standard No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received from the independent auditors written disclosures and a letter concerning the independent auditors’ independence from Martin Marietta, as required by the Public Company Accounting Oversight Board in Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with the independent auditors the independent auditors’ independence. The Audit Committee also received from the independent auditors a letter indicating there were no material issues raised by the independent auditors’ most recent internal quality control review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years. These disclosures have been reviewed by the Committee and discussed with the independent auditors.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Martin Marietta’s 2015 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

February 17, 2016

AUDIT COMMITTEE

David G. Maffucci, Chair

Frank H. Menaker, Jr.

Laree E. Perez

Dennis L. Rediker

2016 Proxy Statement 25

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 27 of this proxy statement. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Martin Marietta’s Annual Report on Form 10-K and this Proxy Statement.

February 18, 2016

MANAGEMENT DEVELOPMENT AND

COMPENSATION COMMITTEE

Sue W. Cole, Chair

William E. McDonald

Frank H. Menaker, Jr.

Michael J. Quillen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER

PARTICIPATION IN COMPENSATION DECISIONS

The members of Martin Marietta’s Management Development and Compensation Committee are Directors Cole, McDonald, Menaker and Quillen, none of whom has ever been an officer or employee of Martin Marietta or any of its subsidiaries. There are no executive officer-Director interlocks where an executive of Martin Marietta serves on the compensation committee of another corporation that has an executive officer serving on Martin Marietta’s Board of Directors.

26	2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis, or CD&A, describes our 2015 executive compensation program and the attendant oversight provided by the Management Development and Compensation Committee of the Board of Directors (the “Committee”). It also summarizes our executive compensation structure and discusses the compensation earned by Martin Marietta’s named executive officers (the CEO, the CFO, and the three other most highly compensated executive officers in 2015) as presented below in the tables under “Executive Compensation” following this CD&A, which contain detailed compensation information quantifying and further explaining our named executive officers’ (NEO) compensation.

For 2015, our named executive officers were:

NEO	Title
C. Howard Nye	Chairman of the Board, President and Chief Executive Officer
Anne H. Lloyd	Executive Vice President and Chief Financial Officer
Roselyn R. Bar	Executive Vice President, General Counsel and Corporate Secretary*
Donald A. McCunniff	Senior Vice President – Human Resources
Daniel L. Grant	Senior Vice President – Strategy & Development

*	Ms. Bar was elected as Executive Vice President in November 2015.

Executive Summary

The year 2015 allowed Martin Marietta to execute on our strategic plan, following the $2.8 billion acquisition of Texas Industries, Inc. (TXI) in 2014. Despite significant precipitation in many of our key markets, modest economic recovery along with volume and pricing growth in 2015 led to increased profits versus prior year, and effective management provided us the ability to prudently reinvest in our business, pursue strategic opportunities, and return cash to our shareholders. In summary, Martin Marietta continued to execute its strategic plan while delivering strong performance in 2015:

•	Record net sales of $3.3 billion (compared with $2.7 billion), an increase of 22% from 2014

•	Record gross profit of $721.8 million, an increase of nearly $200 million or 38% from $522.2 million in 2014

•	Record operating earnings of $479.4 million, an increase of $165 million or 52% from 2014

•	Record net earnings of $288.8 million, an increase of 86% from $155.6 million in 2014

•	Consolidated gross margin (excluding freight and delivery revenues) expanded by 260 basis points to 22.1%; heritage consolidated gross margin of 24.5%, up 350 basis points

•	Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) of $750.7 million increased $214 million, or 40%

•	Adjusted earnings per diluted share of $4.50 increased 20% from $3.74 in 2014
•	Acquired business synergy realization of approximately $95 million in 2015 from the TXI transaction, exceeding the original target of $70 million by 2017.

This financial performance allowed us to achieve our additional strategic objectives, including:

•

Pursuing aggregates-led expansion through acquisitions that complement existing operations (i.e., bolt-on acquisitions) and acquisitions that provide leadership entry into new markets or similar product lines (i.e., platform acquisitions)

•

Leveraging competitive advantage from Martin Marietta’s long-haul distribution network, which was expanded in 2015 with the on-time, on-budget completion of the Medina Rock and Rail capital project south of San Antonio, Texas

•

Increasing the incremental gross margin (excluding freight and delivery revenues) of the aggregates product line toward management’s targeted goal of an average of 60% over the course of recovery in the business cycle, including recovery in the southeastern U.S. markets

•	Realize incremental value from possible divestiture of identified non-strategic or surplus assets

•	Returning $627.4 million to our shareholders through share repurchases ($520.0 million) and sustained and meaningful dividends ($107.4 million)

2016 Proxy Statement 27

A number of key 2015 compensation-related decisions resulted from these significant events and accomplishments, which are discussed more fully below. The Committee believes that our executive compensation program continues to reflect a strong pay-for-performance philosophy and is well-aligned with the interests of shareholders.

2015 Say-On-Pay Vote and Shareholder Outreach

Our shareholders expressed their continued support of our executive compensation programs by approving our non-binding advisory vote on executive compensation at our 2015 Annual Meeting of Shareholders. More than 93% of votes cast supported our executive compensation policies and practices. Management and the Committee considered this strong support of the current pay structure by our shareholders and that the Company’s compensation programs do not require material changes, other than those changes warranted by good corporate governance oversight.

The Committee feels strongly that our executive compensation programs should evolve and be adjusted over time to support the achievement of our business goals, to reflect our challenges, and to promote both the near- and long-term profitable growth of Martin Marietta. During 2015, the Committee reviewed and evaluated market trends and best practices in designing and implementing elements to our compensation program. The Committee continues to believe that our executive compensation programs are designed to incentivize and reward achievement that creates value for our shareholders.

We view a continuing, constructive dialogue with our long-term shareholders as critically important to ensuring that we remain aligned with their interests. With that in mind:

•	We regularly talk to long-term shareholders and appreciate the opportunity to gain further insight and understanding into their views.
•	We held an Investor Day in February 2015 at which shareholders were invited to meet with the entire leadership team of Martin Marietta, including our Lead Independent Director.

•	We speak to almost all of our top 25 shareholders at least annually, which represents approximately 70% of our outstanding shares.

Our Compensation Strategy

Our executive compensation program is specifically designed to:

•	Attract and retain top-caliber, knowledgeable and experienced senior executives.

•	Motivate our executives to achieve superior results and build long-term value for shareholders.

•	Reward performance that meets or exceeds established goals consistent with our strategic aims and upholding integrity.

•	Align individual objectives with the Company’s objectives without fostering excessive or inappropriate risk-taking.

•	Encourage an ownership mentality and align the long-term financial interests of our executives with those of our shareholders.

•	Be market competitive with our peers.

•	Provide reward systems that are measurable and easily understood by our managers and shareholders.

•

Reinforce the succession planning process undertaken on a company-wide basis by identifying and retaining senior leadership capable of achieving the Company’s growth, profitability and other objectives.

In 2015, our executive compensation structure consisted of three primary components: base salary, annual incentives, and long-term incentives. Within the long-term incentive component, we utilized a balanced portfolio of stock options, restricted stock units (RSUs), and performance-based share units (PSUs). Martin Marietta has a long-standing commitment to pay for performance. We fulfill that aim by providing a majority of compensation through programs in which the amounts ultimately received vary in order to best reflect our financial, operational and strategic performance.

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The following table summarizes the key elements of our 2015 executive compensation program:

Element	Primary Purpose	Key Characteristics
Base Salary	To compensate the executive fairly and competitively for the responsibility level of the position.	Fixed compensation to pay the executive fairly for the responsibility level of the position. Reviewed annually.
Annual Performance- Based Incentive Awards	To motivate and reward organizational and individual achievement of annual strategic, financial and individual objectives.	Variable compensation component; based on pre-established Company and individual performance goals.
Incentive Stock Plan	To ensure executives invest certain levels of their annual bonus into Martin Marietta stock units.	Executives may invest up to 50% of their annual bonus into stock units, with a mandatory minimum of 35% for our CEO and 20% for other NEOs to be invested in common stock units.
Long-Term Incentive Awards	To align executives with shareholder interests, to reinforce long-term value creation, and to provide a balanced portfolio of long-term incentive opportunity.	Variable compensation component. Reviewed and granted annually.
Performance Share Units (PSU)	To motivate executives by tying incentives to our multi-year financial goals and relative TSR reinforcing the link between our executive officers and our shareholders.	New program in 2014; grants based on three-year Return on Sales (ROS), EBITDA and TSR performance relative to peers.
Long-Term Incentive Plan (LTIP)	To motivate the appropriate behaviors delivering superior long-term total shareholder return. Depending on our performance, award can be zero.	Stock options and RSU grant sizes vary based on Martin Marietta’s annual financial performance of Return on Invested Capital (ROIC) against Weighted Average Cost of Capital (WACC) and peer group performance comparison.
	Stock options (1/3): To motivate behaviors increasing shareholder value above the exercise price.	Stock price growth above the exercise price.
	RSUs (2/3): To motivate the behaviors increasing shareholder value and promote a base-level of executive retention.	Stock price growth.
Health/Welfare Plan and Retirement Benefits	To provide competitive benefits promoting employee health and productivity and support financial security.	Fixed compensation component.
Perquisites and Other Benefits	To provide limited business-related benefits, where appropriate, and to assist in attracting and retaining executive officers.	Fixed compensation component.
Change-in-Control Protection	To provide continuity of management and bridge future employment if terminated following a change-in-control.	Fixed compensation component; only paid in the event the executive’s employment is terminated following a change-in-control.
Severance Protection	To bridge future employment if terminated other than “for cause.”	Fixed compensation component; only paid in the event the executive’s employment is terminated other than “for cause.”

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Performance-Related Compensation

A substantial portion of our CEO’s and executive officers’ compensation is at risk and will vary depending upon our performance. All the opportunities to achieve long-term equity incentives granted to our CEO and other executive officers in 2015 were performance-related, other than the one-time transformation equity grants with 5-year cliff vesting that are discussed below. These consisted of three types of awards, which are discussed more fully: (1) options; (2) restricted stock units pursuant to our long-term incentive program (LTIP Awards); and (3) restricted stock units that consist of performance share units (PSU Awards). More than 82% of our CEO’s total pay opportunity is performance-based “at risk” compensation.

•

Each of these awards has a target amount based on enumerated performance measures, and meeting the performance criteria is required to achieve a threshold award and the opportunity to earn a multiple of the target.

•	If the Company does not meet performance expectations, the CEO and other executive officers can receive zero awards.

•

Our entire long-term incentive program (100%) is subject to performance adjustment, whereby the grant-date value of the options and LTIP Awards may be reduced based on prior-year performance and the amount of the PSU Awards that vest may be reduced based on the prior three-year performance. According to data from our independent compensation consultant, we believe this contrasts with our peer group and broader United States market practice, where such adjustments to target awards are not typically observed or, when observed, impact a minority portion of the overall long term award.

Ongoing Corporate Governance Policies

We endeavor to maintain good corporate governance standards, including those which impact the oversight of our executive compensation policies and practices. The following policies and practices were in effect during 2015:

•	We maintain a majority vote for the election of directors in uncontested elections and plurality voting in any election that is contested.

•	The leadership structure of our Board consists of a Chairman (who is also our CEO), a Lead Independent Director, who is elected by the independent Directors, and strong Board committee chair persons.
•	The Committee is composed solely of independent Directors who regularly schedule and meet in executive sessions without management present.

•	The Committee’s independent compensation consultant is retained directly by the Committee.

•

The Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile, to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•	We set maximum payout caps on our annual and long-term incentives.

•	We pay for performance, with 82% of our CEO’s total pay opportunity being performance-based “at risk” compensation.

•	We cap PSU payments at target if three-year TSR is negative, regardless of our ranking.

•	We limit perquisites and other benefits.

•	We perform an annual compensation risk assessment.

Compensation Decision Process

Role of Management and the Committee

The Committee is responsible for carrying out the philosophy and objectives of the Board of Directors related to executive compensation in addition to its responsibilities of overseeing the development and succession of executive management of Martin Marietta. The Committee has the authority to determine compensation and benefits for Martin Marietta’s executive officers. The Committee members are each non-employee, independent Board members pursuant to the New

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York Stock Exchange rules, and the Committee operates pursuant to a written charter, a copy of which can be viewed on Martin Marietta’s website at www.martinmarietta.com.

The performance of the CEO and each other executive officer is reviewed regularly by the Committee. Based on this review, the Committee sets compensation for all executive officers. Compensation decisions with respect to the executive officers other than the CEO are based in part on recommendations by the CEO, with input from the Senior Vice President—Human Resources, with respect to salary adjustments and annual cash and equity awards. The Committee can accept, reject or modify any recommended adjustments or awards to executive officers. For the CEO, the Committee sets the levels of annual adjustments and awards based on the criteria it deems to be appropriate under the circumstances. There are no employment agreements between Martin Marietta and any executive officer of Martin Marietta, including the CEO.

Role of the Independent Compensation Consultant

The Committee retained an independent compensation consultant in accordance with the Committee’s charter. The consultant reports directly to the Committee. The Committee retains sole authority to hire or terminate the consultant, approve its compensation, determine the nature and scope of services, and evaluate performance. A representative of the compensation consultant attends Committee meetings, either in person or by telephone, as requested, and communicates with the Committee Chair between meetings. The Committee makes all final decisions.

The compensation consultant’s specific compensation consultation roles include, but are not limited to, the following:

•	Advise the Committee on executive compensation trends and regulatory developments.

•	Provide a total compensation study for executives compared to the companies in our peer group and recommendations for executive pay.

•	Provide advice to the Committee on governance best practices, as well as any other areas of concern or risk.

•	Serve as a resource to the Committee Chair for meeting agendas and supporting materials in advance of each meeting.

•	Review and comment on proxy disclosure items, including this CD&A.

•	Advise the Committee on management’s pay recommendations.

Based on these activities, the compensation consultant makes recommendations regarding, and proposes adjustments to, our executive officer compensation program as it deems appropriate. While the consultant works closely with the appropriate members of our executive management team in performing these activities, the consultant reports directly to and is retained by the Committee on all executive compensation matters, and speaks to the Committee and the Chair of the Committee on a regular basis without management present.

During 2015, the Committee reviewed its engagement with its independent compensation consultant. Based on this review and a variety of factors, the Committee decided to change consultants from Aon Hewitt to Willis Towers Watson. Thereafter, subsequently in 2015, the consultant working with the Committee moved to Mercer, and the Committee decided to engage Mercer instead of Willis Towers Watson in order to retain the continuity and familiarity with the Corporation’s compensation plans and the work being conducted to redesign the plans. The fees for executive compensation consulting services provided to the Committee for fiscal 2015 from Aon Hewitt, Willis Towers Watson and Mercer, respectively, were $50,197, $139,677 and $4,964.

The Committee’s independent consultant reviews and evaluates our executive compensation strategy and program to provide guidance to help us accomplish our compensation objectives, consider industry best practices, and remain competitive with the market. More specifically, at the request of the Committee, the consultant (1) assesses the pay competitiveness of our executive officer positions, (2) conducts a business performance analysis to gauge the relative alignment between our performance and executive officer compensation relative to our peer group, (3) reviews our bonus program design, incentive award opportunities, and long-term incentive grant practices, and (4) summarizes and reports to the Committee on trends, regulatory developments and other factors affecting executive officer compensation. Based on these activities, the consultant makes recommendations regarding, and proposes adjustments to, the design of our executive officer compensation program as it deems appropriate. While the consultant works closely with the appropriate members of our executive management team in performing these activities, he reports directly to and is retained by the Committee on all executive compensation matters. The Committee’s independent compensation consultant periodically attends committee meetings.

During fiscal 2015, Mercer and its Marsh & McLennan affiliates were also retained by management to provide services unrelated to executive compensation, including property/casualty insurance brokerage services and administration of a risk management information system. The aggregate fees paid for those other services for fiscal 2015 were $374,378. The Committee and the Board did not review or approve the other services provided to us by Mercer and its Marsh & McLennan affiliates, as those services were approved by management in the normal course of business prior to the Committee’s engagement of Mercer to work on its behalf.

We have been advised by Mercer that the reporting relationship and compensation of the Mercer consultants who perform executive compensation consulting services for our Committee is separate from, and is not determined by

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reference to, Mercer’s or Marsh & McLennan’s other lines of business or their other work for us. The Committee considered these separate reporting relationships and compensation structures, the provision of other services to the company by Mercer and Marsh & McLennan, the absence of any business or personal relationship between our officers and directors and the specific Mercer consultants advising the company (other than the consulting relationship with the Committee), Mercer’s Global Business Standards intended to address potential conflict of interests with respect to their executive compensation consulting services, and the other factors required to be considered by applicable SEC and stock exchange rules, in approving the committee’s engagement of Mercer for fiscal 2015. Based on this review, the Committee did not identify that Mercer had any conflicts of interest that would prevent Mercer from independently advising the Committee.

During fiscal 2015, Willis Towers Watson was also retained by management to provide services unrelated to executive compensation, including services related to annual pension, health and welfare and retiree medical consulting work. The aggregate fees paid for those other services for fiscal 2015 were $765,539. The Committee and the Board did not review or approve the other services provided to us by Willis Towers Watson, as those services were approved by management in the normal course of business prior to the Compensation Committee’s engagement of Willis Towers Watson to work on its behalf. We were advised by Willis Towers Watson that the reporting relationship and compensation of the consultants who perform executive compensation consulting services for our Committee is separate from, and is not determined by reference to, Willis Tower Watson’s other lines of business or their other work for us. The Committee considered these separate reporting relationships and compensation structures, the provision of other services to the company by Willis Towers Watson the absence of any business or personal relationship between our officers and directors and the specific consultants advising the company (other than the consulting relationship with the Committee), Willis Towers Watson’s policies and standards intended to address potential conflict of interests with respect to their executive compensation consulting services, and the other factors required to be considered by applicable SEC and stock exchange rules, in approving the committee’s engagement of Willis Towers Watson in 2015. The Committee discussed the independence of Willis Towers Watson and believed that Willis Tower Watson’s ability to provide competent and independent advice relating to executive or director compensation matters was not affected by the fact that Willis Towers Watson also provide certain non-executive compensation consulting services to the company.

Aon Hewitt provided no services to the company other than independent compensation consulting in connection with executive and director compensation.

The Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to the independent compensation consultants that provided services in 2015. Based on this review, there are no conflicts of interest raised by the work performed by any of Aon Hewitt, Willis Towers Watson or Mercer.

Role of Peer Companies and Competitive Market Data

The Committee considered peer groups for three elements of the executive compensation program in 2015: (1) the Compensation Peer Group, consisting of 16 companies that compete with us for talent; (2) the Performance Peer Group, consisting of seven companies that compete with us in producing and selling construction materials and is used to assess the comparative financial performance of the Company; and (3) the TSR Peer Group, consisting of 23 companies that the Committee believes compete with us for investors and is used to assess the achievement of total shareholder return measured for the PSU Awards.

This section only describes the Compensation Peer Group. The other two peer groups are discussed below in the descriptions of the other elements of our compensation program.

Annually, the Committee studies competitive total compensation market data provided by its independent compensation consultant. To assess competitive pay levels, the Committee reviews and approves the composition of our Compensation Peer Group. The following peer group criteria are considered:

•	Company size (approximately 0.4x to 2.5x Martin Marietta’s annual revenues);

•	Companies in similar industries based on GICS code classifications;

•	Direct competitors for business and management talent;

•	Companies covered by the investment analysts that track Martin Marietta; and

•	Companies that include Martin Marietta in their compensation peer group.

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The following companies comprised our Compensation Peer Group for 2015 base salary, bonus, and long-term incentive pay decisions:

Albermarle Corporation	Owens Corning
Armstrong World Industries	Peabody Energy Corp.
Compass Minerals International	USG Corp.
CONSOL Energy, Inc.	The Valspar Corporation
FMC Corporation	Vulcan Materials Company
Granite Construction Inc.	W. R. Grace & Co.
Louisiana- Pacific Corporation	Westlake Chemical Corporation
Masco Corporation	Weyerhaeuser Company
Nucor Corporation

The Committee studies competitive total compensation data from various sources, including proxy statements of the peer group. Since proxy statements do not provide precise comparisons by position to our executive officers, the Committee also in 2015 took into consideration published independent compensation surveys of companies with revenue in the range of $2.0 billion to $3.0 billion as to median levels for each executive officer as well as private compensation survey data. Where available, size-adjusted market values were developed using regression analysis. This statistical technique accounts for revenue size differences within the peer group and develops an estimated market value for a similar-size company as Martin Marietta. The size-adjusted 50th percentile for total compensation is a key reference point for the Committee. On average, the target for our NEO total compensation opportunities is competitively positioned within a reasonable range of the size-adjusted 50th percentile.

Although the Committee uses the benchmark standards as its starting point in setting compensation levels, the compensation packages for executive officers may vary materially from the peer group benchmarks based on several factors. Market data, position, tenure, individual and organization performance, retention needs and internal pay equity have been the primary factors considered in decisions to increase or decrease compensation opportunities. Specifically, the Committee sets compensation levels below the benchmark levels for executive officers with relatively less relevant experience, less responsibility, less tenure with Martin Marietta and/or lower performance ratings. Conversely, if an officer consistently receives favorable performance ratings, accumulates years of service and expertise in relevant areas, has more responsibility and/or has significant other achievements, his or her compensation will typically be above the peer group median. Long-term compensation to executive officers is based on specific performance measurements as discussed below for each component of compensation.

Determination of CEO Compensation

At the January Committee meeting, without the CEO present, the Committee reviews and evaluates CEO performance, and determines achievement level for the prior year. The Committee also reviews competitive compensation data. At this meeting, the Committee discusses salary and annual incentive pay recommendations for the CEO, as well as an evaluation of the CEO’s performance, with the independent members of the Board. In 2015, the Committee reviewed and discussed the target PSU grant size for the CEO at its January meeting, which was also discussed with the full Board. At the May Committee meeting, the Committee approves LTIP stock options and RSUs, based on a thorough review of financial performance versus the Performance Peer Group consisting of seven global competitors and discussed below.

Compensation Program Risk Assessment

We perform a thorough annual review of our compensation program structure, which is reviewed in detail with the Committee. We believe our executive pay is reasonable and provides appropriate incentives to our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. Our compensation structure does not include features that are reasonably likely to have a material adverse effect on the Company. Compensation program features that mitigate against risks include the following:

•	Our annual bonus plan does not provide payment for poor individual or corporate performance, regardless of whether the failure to achieve target was outside management’s control.

•	There is a cap on the annual bonus, even for spectacular performance.

•	There are caps on the long-term equity awards, even if the required performance-related criteria are exceeded.

•	A majority of the named executive officers’ compensation is long-term, with equity grants vesting over three to five years, depending on the plan.

•	Our compensation is not based on highly-leveraged short-term incentives that encourage high risk investments at the expense of long-term value.

•	Long-term compensation to executive officers is based on specific performance measures that balance long-term growth and returns.

•	The Committee uses benchmarking data and the advice of its independent compensation consultant to keep compensation in line with typical market practices and appropriate to Martin Marietta’s needs.

•	We use a balanced portfolio of long-term incentive programs.

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Considerations Regarding 2015 Compensation

The following chart summarizes the target compensation in our 2015 executive compensation program:

Pay Component	Summary
Base Salary

•     At the January 2015 meeting, the Committee reviewed competitive market data and individual performance evaluations.

•     The Committee approved base salary increases as follows:

•     Mr. Nye: 3.2% increase, based on his excellent achievements as CEO since 2010 in a challenging economic environment, and specifically his performance in 2015.

•     Other NEOs: 3.0% to 3.3% increases, based on a review of competitive market data and individual performance evaluations.

Target Annual Cash Incentives

•     NEO target bonuses (as a % of base earnings) did not change in 2015, other than for Ms. Bar, who was promoted in November 2015.

•     Our 2015 Executive Incentive Plan design did not change.

•     Our CEO is required to invest a minimum of 35% of his annual bonus into stock units, which are held generally for a period of three years.

•     Other NEOs are required to invest a minimum of 20% of their annual cash bonus into stock units, which are held generally for a period of three years.

Long-Term Incentives

•     NEO target award sizes (as a % of base earnings) did not change in 2015.

•     Our structure includes an LTIP (stock options and RSUs) and a new performance share unit (PSU) plan.

•     The LTIP is weighted 1/3 stock options and 2/3 RSUs. The LTIP grant size is based on Martin Marietta’s 2014 financial performance. Targeted values are determined for each NEO based on competitive market data. The options are subject to four-year ratable vesting and the RSUs are subject to three-year cliff vesting from date of grant.

•    PSUs amounts are earned based on achievement of performance levels, with 75% based on three-year return on sales and cumulative EBITDA performance, and 25% based on total shareholder return ranking compared to major U.S. companies in similar industries. The target award value is 40% of base salary for each NEO.

Total Compensation

Targeted total compensation opportunity is the size-adjusted 50th percentile of our compensation peer group. Overall, the Committee believes targeted compensation should be more heavily weighted on variable “at-risk” compensation and longer -term components.

The Committee approved the following actual compensation items in 2015.

Base Salary

The Committee determines base salaries for the NEOs and other executives based on a number of factors, including but not limited to, market data, individual performance, the Company’s performance, and management recommendations (except for the CEO). At the January 2015 meeting, based on a review of competitive market data and management’s recommendations based on individual performance (except for the CEO) and the Committee’s assessment of Mr. Nye’s performance, the Committee approved the following increases.

NEO	2014 Base Salary	Percentage Increase*		Reason	Effective Date	2015 Base Salary
C. Howard Nye	$950,000	3.2%		Merit Increase	2/1/15		$980,000
Anne H. Lloyd	$511,300	3.0%		Merit Increase	2/1/15		$526,600
Roselyn R. Bar	$426,700	3.0 12.0	% %	Merit Increase Promotion	2/1/15 11/15/15	$ $	439,500 493,000
Donald A. McCunniff	$349,800	3.0%		Merit Increase	2/1/15		$360,300
Daniel L. Grant	$329,000	3.3%		Merit Increase	2/1/15		$340,000

*	NEO base salaries were increased on February 1, 2015. The increases reflect the pro rated increase from the last increase date.

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Annual Cash Incentive: Executive Incentive Plan

NEOs and other executives are eligible to earn annual bonuses under our Executive Incentive Plan based on the achievement of various performance metrics. Individual NEO targets (as a percent of base salary) are approved by the Committee at the beginning of the year based on a review of competitive market data.

Actual cash bonuses may range from 0% to 150% of each individual’s target, which is determined based on compensation peer data and internal pay equity. The Committee awards annual cash bonuses based on corporate performance objectives and the achievement of individualized targeted goals. This furthers Martin Marietta’s compensation philosophy in that it encourages superior performance and rewards the achievement of Martin Marietta’s annual goals. In 2015, all of the executive officers participated in the plan, except for Mr. Nye, for whom bonus compensation was awarded outside of the plan. The annual bonus level for 2015 for the NEOs was 95% of target.

In determining the incentive payments, the Committee first reviews the achievements of Martin Marietta for the past year as compared to its targeted goals set at the end of the previous year. The factors that the Committee took into account in determining Martin Marietta’s performance in 2015 include those listed above under Executive Summary on pages 27 to 28. The Committee also considered:

•	A detailed assessment of Martin Marietta’s overall financial performance and each segment’s financial performance

•	Martin Marietta’s continuing successful cost management and automation initiatives in a challenging economic environment

•	Our safety performance improvement in Total Incident Injury Rate over the prior year’s record low rate

•	Outstanding environmental and regulatory compliance results

•	Continuing achievement of excellent management of working capital
•	The successful organic and inorganic growth of Martin Marietta

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The Committee also considered shareholder returns. In this regard, another indication of the executive officers’ performance is the consistent delivery of value to Martin Marietta’s shareholders, despite the Great Recession that severely impacted the Company and the construction materials industry, as follows:

As of December 31, 2015

The Committee then conducts a comparative review of the individual contributions of each of the executive officers towards achieving these goals. The Committee also considers qualitative measures of performance for the executive officers, such as adherence to and implementation of Martin Marietta’s Code of Ethical Business Conduct, safety, customer satisfaction, and product quality.

Key individual performance criteria are established for each NEO, which are intended to drive strategic and support operational results in the Company and the functional groups. These performance metrics are established at the beginning of each plan year and are based upon Martin Marietta’s Long-Range Operating Plan, which is set at the end of the previous year. For executives in corporate staff positions, 50% of the determination is made with respect to Martin Marietta’s performance and 50% is based on the individual’s performance against established objectives. Similar to the Committee’s assessment of financial goals, the Committee’s assessment of individual performance goals generally excludes certain non-recurring or extraordinary items. We do not disclose specific individual performance goals due to the potential for competitive harm. Our targeted individual goals are “stretch but reasonable.”

The individualized target goals are tailored for each executive, his or her specific areas of responsibility and the then-current and longer-term goals of Martin Marietta. In addition, achievement of the goals typically is in part dependent on conditions outside the control of each of the named executive officer. For example, we have a strong focus on safety in Martin Marietta. Regardless of the achievement of other targets, incentive awards are reduced for all employees in the event of any serious workplace safety incident at Martin Marietta. Similarly, our business may be adversely affected by hurricanes or other weather-related conditions, which could have the result of impeding the achievement of certain performance-based goals.

Although there is substantial uncertainty with respect to achieving the target levels at the time the goals are set and communicated, our named executive officers have a reasonable expectation of receiving a cash incentive award at a level that is near their target level. However, the “stretch” levels remain extremely difficult to obtain and the maximum cash award level has not been achieved in prior periods.

2015 CEO Annual Incentive Award Earned

The CEO does not participate in Martin Marietta’s Executive Incentive Plan and his bonus, if any, is determined at the discretion of the Committee, based on the performance factors discussed above for 2015, including:

•	Revenue growth, including from heritage operations only (without regard to the TXI acquisition)

•	Gross profit margin expansion

•	EBITDA growth

•	EPS growth

•	SG&A improvement

•	Safety and regulatory compliance record

Generally, Mr. Nye’s bonus level is approximately 100% of his base salary although there is no specific target for the CEO’s bonus. The Committee did not attempt to set Mr. Nye’s 2015 bonus in any particular relationship to peer compensation survey data but did consider those factors. The Committee awarded him an annual incentive bonus of $928,625 for 2015, which was 95% of his base pay, after considering many diverse factors, including the advice of the Committee’s independent compensation consultant. Consistent with its compensation philosophy that focuses on long-term performance, the Committee considers whether there are factors in addition to quantitative ones that should be taken into account in establishing the overall level of Mr. Nye’s compensation. In this

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regard, the Committee considered accomplishments that benefit shareholders in the longer term. In subjectively determining the amount of Mr. Nye’s bonus for 2015, the Committee took into account the same type of objective performance measures and qualitative measures, such as the effectiveness and quality of Mr. Nye’s leadership of Martin Marietta, as it considered for executive officers who receive awards under the plan.

2015 Actual Incentive Cash Earned

Based on the previous table showing the approved performance achievement levels and the percentage of target earned, the table below summarizes the targets for 2015 and annual incentive award earned by each NEO:

NEO	Target Annual Incentive Bonus (% of Salary)	2015 Target Annual Incentive**	2015 Actual Annual Incentive
C. Howard Nye*	100%*	$977,500	$928,625
Anne H. Lloyd	80%	$420,260	$399,247
Roselyn R. Bar	71%	$317,149	$301,291
Donald A. McCunniff	70%	$251,598	$239,018
Daniel L. Grant	70%	$237,358	$225,490
*

Mr. Nye has no target bonus under the Executive Incentive Plan, but the Committee in 2015 generally considered an appropriate target for Mr. Nye to be 100% of base salary earnings in evaluating his bonus level.

**	Based on actual earnings in 2015.

Annual Incentive Feature: Performance-Based Stock Purchase Plan

The Incentive Stock Plan provides the opportunity to invest a portion of annual bonus in Martin Marietta stock. There are both voluntary and mandatory deferrals under the plan.

The voluntary election allows executives to invest up to 50% of their annual cash bonus to purchase units that are subsequently converted into shares of common stock pursuant to the terms of the plan at a 20% discount from the market price of Martin Marietta’s common stock on the date the amount of the bonus is determined. The discount is used to account for the risk of trading current cash compensation for “at-risk” shares which may decline in value.

The mandatory portion requires executives to invest a minimum of 20% of their cash bonus towards the crediting of units under the plan. The CEO is required to invest a minimum of 35% of his cash bonus towards the crediting of such units.

The mandatory contribution requirement directly links a portion of executive officer compensation to shareholder returns. The vesting aspect, combined with the yearly stock purchase requirement, creates continuous overlapping three-year cycles, which encourage executive officer retention and provide a continuous link of a significant portion of executive officer compensation with shareholder return over the long term to reward these executive officers in line with our shareholders when our stock price increases.

The units generally vest in three years from the date of the award and are distributed in shares of common stock. If an executive officer voluntarily terminates employment before the units vest, the stock units are forfeited and the executive officer receives a cash payment equal to the lesser of the cash that was invested or the fair value of the share units on the day of termination.

Long-Term Incentive Compensation

Our long-term incentive (LTI) compensation structure in 2015 consists of the following:

•	Long-Term Incentive Program (LTIP): Includes grants of 1/3 stock option value and 2/3 RSU value. Grant size is dependent on the Company’s annual financial performance.

•

Performance Share Units (PSUs): Includes grants of performance-based shares based on our three-year average return on sales (ROS), three-year cumulative EBITDA, and three-year total shareholder return performance relative to a peer group comprised of U.S. companies in similar industries (TSR).

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Annually, the Committee determines the grant-date target value for each executive based on a review of competitive market data from the Compensation Peer Group, broader U.S. compensation survey data and other published surveys, and management’s recommendations (except for the CEO).

Equity Plan	2015 Award Granted	2015 Performance Measurements
PSUs	Performance measured on 12/31/17. Target is 40% of base salary.	3-year average ROS 3-year cumulative EBITDA Relative TSR as compared to TSR Peer Group
LTIP Options	Award in 2015 = 75% of Target. Total LTIP Target (Options and RSUs) is between 65%- 200% of base depending on position.	Return, Growth, Cash Flow and EBIDTA as compared to Performance Peer Group
LTIP RSUs	Award in 2015 = 75% of Target. Total LTIP Target (Options and RSUs) is between 65%- 200% of base depending on position.	Return, Growth, Cash Flow and EBIDTA as compared to Performance Peer Group

LTIP Grants

Our LTIP awards consist of (1) granting a mix of options and restricted stock units and (2) basing the amount of the award on our performance. The Committee believes that the mix provides better incentives to executive officers than either options or restricted stock units alone. Stock options link the compensation provided to the named executive officers with gains realized by the shareholders, thus serving to confer on recipients an ownership interest in Martin Marietta. These awards also assist Martin Marietta in maintaining competitive levels of total compensation. The vesting periods associated with stock options encourage the continued retention of these individuals. The RSU awards granted to executive officers strengthen our retention value for executives because restricted stock units have an intrinsic value when granted, which increases or decreases with our stock price providing alignment with our shareholders. In addition, restricted stock units permit us to issue fewer shares to deliver the same value, thereby reducing potential dilution.

For each named executive officer, other than the CEO, the Committee derived a target dollar value for this component of compensation based on a review of equity award data in the compensation studies described above and input from the Committee’s independent compensation consultant. The target dollar value is increased each year by an amount equal to the average percentage increase in base pay for salaried employees and relevant subjective considerations, such as a promotion or expanded responsibilities.

The amount of the awards that are granted is based on Martin Marietta’s performance. If minimum performance levels are not achieved, then no grants are made.

To determine the grant size, first the Committee compares Martin Marietta’s return on invested capital (ROIC) to its weighted average cost of capital (WACC) for the preceding fiscal year. The amount of the award is then set depending on the range set forth in the table below. The maximum award (200%) is a stretch goal would be achieved if the Company’s return on invested capital is at least 4% higher than the weighted average cost of capital and with the Committee’s subjective determination that such level of shareholder value created by the Company is outstanding.

Return on Invested Capital vs. Weighted Average Cost of Capital*	Grant as % of Target
More than 4% above	200%
Between 3.01% and 4% above	175%
Between 2.01% and 3% above	150%
Between 1.01% and 2% above	125%
Between 0.01% and 1% above	100%
Between WACC and 0.99% below	75%
1% or more below	Review Martin Marietta performance against Performance Peer Group

If our ROIC is 1% or more below our WACC, then we review our previous year’s financial performance against seven global competitors (as of May 2015) to determine our relative performance and the grant size, if any. The seven global competitors are called the Performance Peer Group:

Cemex	Holcim Ltd.
S.A.B. de C.V.	Lafarge S.A.
CRH PLC	Vulcan Materials Company
Heidelberger Druckmaschinen AG/Heidelberg USA

38	2016 Proxy Statement

The four performance measures that the Committee took into account under this alternative formula are: (1) Return, measured by operating profit expressed as a percentage margin to net sales, (2) Growth, measured by the increase in 2014 revenue/net sales expressed as a percentage change compared to 2013, (3) Cash Flow, measured by operating cash flow calculated as a percentage change over prior year, and (4) Earnings Before Interest, Taxes and Depletion, Depreciation and Amortization (EBITDA), measured as a percentage of EBITDA margin to net sales. These metrics were determined by the Committee to be appropriate measures of performance based on its knowledge of the performance factors that the

Company’s shareholders consider, the advice of the Committee’s independent compensation consultant that these factors are appropriate, the differences in size, diversity and markets of the businesses conducted by the international companies in the Performance Peer Group, and the limited availability of full performance metrics from the international companies in the Performance Peer Group that do not make financial statement filings in accordance with generally accepted accounting principles with the SEC. Grants sizes are determined based on our average score versus the Performance Peer Group for these metrics.

In 2015, our ROIC vs. WACC fell in the category “1% or more below”. The Committee in 2015 reviewed our performance against the Performance Peer Group as set forth in the following table with respect to each of the measures indicated.

		Performance Metric
Martin Marietta Ranking Position	Award Payout %	Return	Growth	Cash Flow	EBITDA
1	75%
2	75%	X	X	X	X
3	60%
4	50%
5	40%
6	0%
7	0%
Award Achievement Per Measure		75%	75%	75%	75%
2015 Grant Size (average scores) = 75% of target

In accordance with this formula, awards were granted in 2015 at 75% of each executive officer’s target. One-third of the dollar value was then converted to stock options and two-thirds of the dollar value was converted to restricted stock units using the closing price on the date of grant. The one-third stock options and two-thirds restricted stock units valuation bases were determined on a variety of factors, including lattice modeling values for options, median levels of compensation, and a subjective view regarding the appropriate mix of restricted stock units and stock options in light of compensation, incentive and accounting considerations.

The stock options granted in 2015 vest ratably over four years and the restricted stock units cliff vest on the third anniversary of the grant date, in each case in general if the executive is continuously employed from the date of grant through the vesting date. Prior to the exercise of a stock option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. Executives who receive awards of restricted stock units (including restricted stock units discussed below) receive dividend equivalents paid on the shares awarded at the same rate and at the same time as the other shareholders of Martin Marietta. The value of the receipt of these dividend equivalents is included in the value of the restricted stock unit awards shown in the Summary Compensation Table. We pay these dividend equivalents to remain competitive on compensation because the majority of other comparable companies in compensation surveys pay dividends or equivalents.

Performance Share Unit Awards

Eligibility for 2015 Performance Share Unit (“PSU”) grants is limited to the executive officers, the division presidents and the vice president of operations services. The PSUs have a three-year performance period. The 2015 grant measures performance for 2015 through the end of 2017. The performance measures in 2015 are:

•	45% of the total award is return on sales (ROS), measuring cost management,

•	30% of the total award is cumulative earnings before interest, taxes, depreciation and amortization (EBITDA), measuring profitability, and

•	25% of the total award is relative total shareholder return (TSR), measuring Martin Marietta’s performance against a specified group of peers.

This award sets a target that is 40% of each executive officer’s base salary converted to performance shares based on the closing price on the date of grant. The performance for the 2015 awards will be measured in January 2018 for the three-year period beginning January 2015 through December 2017. The Committee in its discretion may adjust the final award values, either collectively or on an individual basis, in recognition of factors that are unusual or nonrecurring. The PSUs will be paid in shares of common stock in January 2018 to the extent that the performance goals have been met.

2016 Proxy Statement 39

The performance targets for ROS and EBITDA were set consistent with our internal long range operating plan and reflect a stretch effort at the target and maximum levels. The performance target for the TSR portion of the PSU Plan is 50th percentile against a group of 23 U.S. companies in similar industries. The threshold and maximum performance requirements are 30th and 75th percentile, respectively.

The total payout opportunity is 50% of target if the threshold level is satisfied, 100% of target if the target level is satisfied, and 200% of target if the maximum level is satisfied. If the threshold is not met, none of the PSUs will vest.

For the measurement period 2015-2017, the Committee utilized a peer group consisting of the following companies with which to compare the element of the PSU Awards requiring achievement of TSR at the end of the three-year period, ending December 31, 2017. These companies were chosen with a focus on companies in similar industries as Martin Marietta and that potentially compete for shareholder investment. A governance feature of the PSU Award is that this portion of the payments is capped at target if the Company’s three-year TSR return is negative, regardless of the TSR ranking.

The 2015-2017 TSR Peer Group of 23 companies were identified according to the following criteria and consisted of the following:

•	S&P 1500 Materials companies in the Construction Materials, Metals & Mining, and Forest Products industries

•	S&P 1500 Capital Goods companies in the Construction & Engineering industries

•	Market capitalization and annual revenues of at least 20% of Martin Marietta at December 31, 2014

AECOM Technology	Emcor Group	Nucor Corporation
Alcoa	Fluor Corporation	Quanta Services
Allegheny Technologies	Freeport-McMoran	Reliance Steel & Aluminum
Carpenter Technology	Granite Construction	Steel Dynamics
Century Aluminum	Jacobs Engineering	Stillwater Mining
Commercial Metals	KBR Inc.	TimkenSteel Corporation
Compass Minerals International	Louisiana Pacific	U.S. Steel
Eagle Materials	Newmont Mining	Vulcan Materials
Worthington Industries

The actual financial performance targets and achievement against those targets will be disclosed at the end of the three-year performance period.

The following table provides a summary of the long-term incentives that each of the named executive officers received in 2015.

NEO	LTIP Options (4-year pro rata vesting) (# of shares)	LTIP RSUs (3-year cliff vesting) (# of shares)	PSUs – Target (3 year cliff vesting subject to achievement of performance measures) (# of shares)
C. Howard Nye	12,680	6,340	3,612
Anne H. Lloyd	4,049	2,025	1,941
Roselyn R. Bar	3,305	1,653	1,620
Donald A. McCunniff	2,663	1,332	1,328
Daniel L. Grant	1,435	718	1,253

Stock-Based Awards Generally

The stock purchase awards under our Incentive Stock Plan described above are granted at the Committee’s regularly scheduled meetings in January following the availability of financial results for the prior year, and all LTIP awards are granted in May to enable us to consider current proxy information and compensation surveys for comparable companies. The Committee granted the PSU awards at its regularly scheduled first quarter meeting, which was held in January 2015. Newly hired executive officers may, subject to the discretion of the Committee, receive an award of restricted stock units as of the date of their hire. The per-share exercise price for all stock options is equal to, and the number of restricted stock units is based on, the New York Stock Exchange closing price of Martin Marietta’s common stock on the date of the grant. The Committee’s schedule is determined several months in advance and the proximity of any awards to earnings announcements or other market events is coincidental.

All of Martin Marietta’s equity-based award plans have been approved by shareholders.

40	2016 Proxy Statement

Stock Ownership Guidelines

Rather than stock ownership guidelines expressed as a multiple of salary, we employ stock ownership guidelines in the form of a required holding period of annual cash bonuses converted to Martin Marietta shares, with vesting generally in three years. There is no additional holding period beyond the vesting date, however a significant portion of the executive compensation program is in the form of equity awards that vest over three, four or five-year periods.

Our CEO must invest a minimum of 35% of each year’s cash bonus award in common stock units of Martin Marietta. Executive officers must invest a minimum of 20% of their annual bonus. Stock is purchased at a 20% discount to the price on the grant date to account for the additional risk of taking a restricted stock payment in lieu of risk-free cash payment. In 2015, Mr. Nye deferred the maximum of 50% of his cash bonus in common stock units.

The stock ownership levels of our NEOs are consistent with typical tiered stock ownership guidelines employed by major U.S. companies.

Perquisites

Martin Marietta provides named executive officers with perquisites that the Committee believes are appropriate, reasonable and consistent with its overall compensation program to better enable Martin Marietta to attract and retain superior employees for key positions. The Committee periodically reviews the types and levels of perquisites provided to the named executive officers. The value of each of the named executive officer’s perquisites is included in the annual compensation set forth in the Summary Compensation Table.

In 2015, we provided personal use of leased automobiles to NEOs. We pay for the insurance, maintenance and fuel for such vehicles, and the value of personal mileage and use is charged to the NEO as imputed income. Martin Marietta also provides to executive officers and other employees certain other fringe benefits such as tuition reimbursement, airline club dues, professional society dues, and food and recreational fees incidental to official company functions. We do not provide other perquisites, such as country club memberships or financial planning services, to the NEOs.

Retirement and Other Benefits

In order to maintain market competitive levels of compensation, we provide retirement and other benefits to the NEOs and other employees, including:

•	Medical and dental benefits

•	Life, accidental death and disability insurance

•	Pension and savings plans

The benefits under the defined benefit pension plan are more valuable for employees who remain with Martin Marietta for longer periods, thereby furthering our objectives of retaining individuals with more expertise in relevant areas and who can participate in management development for purposes of executive succession planning. All of Martin Marietta’s salaried employees in the United States are eligible to participate in our retirement and other plans, and the NEOs participate in the plans on the same terms as Martin Marietta’s other salaried employees.

Additional information regarding these benefits is under the heading Pension Benefits Table on page 47 and the accompanying narrative.

Potential Payments Upon Termination or

Change of Control

We do not have written employment agreements with executives. Instead, each of our NEOs has a change-in-control (CIC) severance agreement (an Employment Protection Agreement) that provides for retention and continuity in order to minimize disruptions during a pending or anticipated CIC. The agreements are triggered only by a qualifying termination of employment following a CIC. Martin Marietta’s equity-based award plans and retirement plans also provide for certain post-termination payments and benefits, as well as the acceleration of time periods for purposes of vesting in, or realizing gain from, any outstanding equity award in the event of a CIC. The Committee believes these payments and benefits are also important to align the interests of the executive officers with the interests of the shareholders because the agreements will reduce or eliminate the reluctance to pursue potential change of control transactions that may ultimately lead to termination of their employment but otherwise be in the best interests of our shareholders. The Employment Protection Agreement is described on page 49 of this Proxy Statement.

Tax and Accounting Implications

In administering the compensation program for NEOs, the Committee considers the applicability of Section 162(m) of the Code, the consequences under financial accounting standards, the tax consequences in our analysis of total compensation and the mix of compensation elements, base, bonus and long-term incentives. For example, we do not issue incentive stock options (ISOs), which would provide potential tax savings to the recipient, because of the negative tax and accounting consequences to the Company. Section 162(m) prohibits public companies from taking a tax deduction for compensation that is paid to any one of certain employees in excess of one million dollars, unless the compensation qualifies as performance-based compensation within the meaning of the Code.

To preserve the deductibility of compensation, grants of long-term incentives are intended to qualify as “qualified performance-based compensation.” The Committee has the discretion to design and implement compensation elements that may not be deductible under Section 162(m) if the Committee determines that, despite the tax consequences, those elements are in our Company’s best interest to adopt. The Committee believes that the achievement of Martin Marietta’s general compensation policies and objectives that are currently in place best serves shareholder interests.

2016 Proxy Statement 41

EXECUTIVE COMPENSATION

Executive Officer Compensation

The following tables show annual and long-term compensation, for services in all capacities to Martin Marietta, earned by the Chief Executive Officer, the Chief Financial Officer, and three other executive officers serving as such on December 31, 2015, which we refer to collectively as the “named executive officers” or “NEOs.” These tables and the accompanying narratives should be read in conjunction with the Compensation Discussion and Analysis section of this proxy statement, which provides a detailed overview of the methods used by Martin Marietta to compensate its officers, including the named executive officers.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years set forth below. Martin Marietta has not entered into any employment agreements with any of the named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

C. Howard Nye	2015	977,500	603,606	1,697,067	731,763		496,430	241,027	4,747,393
Chairman, President	2014	928,755	715,000	4,418,415	589,817		710,125	241,092	7,603,204
and CEO	2013	875,000	455,000	1,028,441	528,048		48,860	166,959	3,102,308

Anne H. Lloyd	2015	525,325	319,398	603,530	233,668		253,253	88,118	2,023,292
Executive Vice	2014	510,775	407,280	2,093,845	199,906		604,298	79,879	3,895,982
President and CFO	2013	495,400	261,600	330,913	178,934			61,901	1,328,748

Roselyn R. Bar[6] Executive Vice President, General Counsel and Corporate Secretary	2015	445,121	241,033	491,597	190,732		276,972	76,735	1,722,190
	2014	425,496	346,400	1,734,847	163,129		591,148	69,356	3,330,376
	2013	412,255	189,600	264,096	146,066			57,408	1,069,425

Donald A. McCunniff	2015	359,425	191,214	397,832	153,682		116,533	64,564	1,283,250
Senior Vice President,	2014	349,442	282,000	1,418,203	131,432		141,894	54,572	2,377,543
Human Resources	2013	338,900	156,000	213,591	117,684		73,372	36,622	936,169

Daniel L. Grant[7]	2015	339,083	180,392	292,075	83,853		130,575	56,853	1,082,831
Senior Vice President – Strategy & Development	2014	328,667	234,360	1,260,978	70,861		107,937	42,373	2,045,177

[1]

The amounts in column (d) for 2015 reflect the cash bonuses to the named individuals earned in 2015 and paid in 2016 under annual incentive arrangements discussed in further detail on pages 35 to 37 under the heading “Annual Cash Incentive: Executive Incentive Plan.” The amounts in this column also include the amounts of bonus irrevocably deferred in common stock units at the election of each named executive officer pursuant to Martin Marietta’s Incentive Stock Plan, which is discussed in further detail on page 37 under the heading “Annual Incentive Feature: Performance-Based Stock Purchase Plan.” The number of stock units and the related grant date fair value attributable to the amounts of bonus so deferred by the named executive officers appear in columns (i) and (l), respectively, of the Grants of Plan-Based Awards Table on page 43. Column (e) includes the amounts mandatorily deferred in 2015 under the Incentive Stock Plan. Column (d) also includes the amounts deferred in 2015 for each of the named executive officers at his or her election, which are as follows: Mr. Nye, $139,293; Ms. Lloyd, $19,963; Ms. Bar, $15,065; Mr. McCunniff, $0; and Mr. Grant, $22,549.

[2]

The amounts in column (e) reflect the aggregate grant date fair value of awards made in the year reported, determined in accordance with FASB ASC Topic 718 (without any assumption for early forfeiture), of awards of restricted stock units (including performance-based restricted stock unit awards granted in 2015); awards related to the amount of cash bonus irrevocably and mandatorily deferred in common stock units by each named executive officer pursuant to Martin Marietta’s Incentive Stock Plan, which is discussed in further detail on page 37 under the heading “Annual Incentive Feature: Performance-Based Stock Purchase Plan”; and, for 2015, awards of performance shares, which are described in more detail on pages 39 to 40 under the heading “Performance Share Unit Awards (PSUs).” The amount included in the table for performance-based restricted stock unit awards granted in 2015 reflects the value of the units granted, which is subject to forfeiture if the executive does not remain in the employment of Martin Marietta for the requisite time period (generally three or four years). The amounts in column (e) do not include the 20% discount on the Incentive Stock Plan units, which is reported in column (i). The amount in column (e) also includes PSUs, which were first awarded in 2014, and assumes the number of shares based on the target level of performance. Assuming the maximum payout under the PSUs granted in 2015, which will be determined in January 2018 based on the Company’s performance in 2015-2017 for awards granted in 2015, the amounts reported above for 2015 would be as follows: Mr. Nye, $986,654; Ms. Lloyd, $530,204; Ms. Bar, $442,519; Mr. McCunniff, $362,756; and Mr. Grant, $342,269. Assumptions used in the calculation of these amounts are included in Note A to Martin Marietta’s audited financial statements for the fiscal year ended December 31, 2015, included in Martin Marietta’s Annual Report on Form 10-K filed with the SEC on February 23, 2016. The amounts of cash bonus deferred in 2015 at the election of each named executive officer are included in column (d). The amounts of cash bonus mandatorily deferred in 2015 for each of the named executive officers are as follows: Mr. Nye, $325,019; Ms. Lloyd, $79,849; Ms. Bar, $60,258; Mr. McCunniff, $47,804; and Mr. Grant, $45,098.

[3]

The amounts in column (f) reflect the grant date fair value, determined in accordance with FASB ASC Topic 718 (without any assumption for early forfeiture), of option awards made in the year reported. Assumptions used in the calculation of these amounts for the fiscal year ended December 31, 2015 are included in Note A to Martin Marietta’s audited financial statements for the fiscal year ended December 31, 2015, included in Martin Marietta’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2016.

42	2016 Proxy Statement

[4]

The amounts in column (h) reflect the aggregate increase in the actuarial present value of the named executive officer’s accumulated benefits during 2015, 2014 and 2013, respectively, under all defined benefit retirement plans established by Martin Marietta determined using interest rate and mortality rate assumptions consistent with those used in Martin Marietta’s financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. The change in pension value and non-qualified deferred compensation earnings decreased for Ms. Lloyd and Ms. Bar from 2013 to 2014: $(97,432) and $(106,571), respectively, due to the effect of the increase in interest rates used for accounting measurement purposes.

[5]

The amount shown in column (i) for 2015 reflects for each named executive officer: matching contributions allocated by Martin Marietta to each of the named executive officers pursuant to the Savings and Investment Plan, which is more fully described on page 46 under the heading “Retirement and Other Benefits,” the value attributable to life insurance benefits provided to the named executive officers, which is more fully described on page 46 under the heading “Retirement and Other Benefits”; and the value attributable to personal use of leased automobiles provided by Martin Marietta. There was no personal use of the corporate plane by any NEOs in 2015. These values are included as compensation on the W-2 of named executive officers who receive such benefits. Each such named executive officer is responsible for paying income tax on such amount. None of the elements that are perquisites or personal benefits exceed the greater of $25,000 or 10% of the total perquisites for each named executive officer. The amounts in column (i) also reflect the 20% discount from the market price of Martin Marietta’s common stock pursuant to the elective deferrals under the Incentive Stock Plan in each of 2015, 2014 and 2013, and the dollar value of dividend equivalents on units credited under the equity awards as computed for financial statement reporting purposes for each fiscal year ended December 31, 2015, 2014 and 2013 in accordance with FASB ASC Topic 718.

[6]	Ms. Bar was promoted to Executive Vice President on November 15, 2015.

[7]	Mr. Grant was not a named executive officer for purposes of the Summary Compensation Table in 2013.

Grants of Plan-Based Awards

The table below shows each grant of an award made to a named executive officer in the fiscal year ended December 31, 2015. This includes equity awards made to the named executive officers under Martin Marietta’s Stock-Based Award Plan and the Incentive Stock Plan.

GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[7]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
C. Howard Nye	2/4/16[2]							4,666			580,497
	1/20/15[5]				1,806	3,612	7,224
	5/21/15[3]							6,340			980,037
	5/21/15[4]								12,680	154.58	731,763
Anne H. Lloyd	2/4/16[2]		420,260	630,390
	2/4/16[2]							1,003			124,783
	1/20/15[5]				971	1,941	3,882
	5/21/15[3]							2,025			313,025
	5/21/15[4]								4,049	154.58	233,668
Roselyn R. Bar	2/4/16[2]		317,149	475,724
	2/4/16[2]							757			94,178
	1/20/15[5]				810	1,620	3,240
	5/21/15[3]							1,653			255,521
	5/21/15[4]								3,305	154.58	190,732
Donald A. McCunniff	2/4/16[2]		251,598	377,397
	2/4/16[2]							481			59,841
	1/20/15[5]				664	1,328	2,656
	5/21/15[3]							1,332			205,901
	5/21/15[4]								2,663	154.58	153,682
Daniel L. Grant	2/4/16[2]		237,358	356,037
	2/4/16[2]							680			84,599
	1/20/15[5]				627	1,253	2,506
	5/21/15[3]							718			110,988
	5/21/15[4]								1,435	154.58	82,814

[1]

The amounts shown in column (d) reflect the target level of annual bonus that could have been earned in 2015 that was paid in 2016 pursuant to the Executive Incentive Plan. The amounts shown in column (e) reflect the maximum level of annual bonus that could have been earned in 2015. There is no threshold amount

2016 Proxy Statement 43

since the program does not provide for an amount to be paid if performance falls below the performance goals. These amounts shown in columns (d) and (e) have not been reduced by the amounts that were mandatorily and voluntarily invested pursuant to the Incentive Stock Plan, which are also reported in column (i) of this table corresponding to footnote 2. The amount earned in cash and voluntarily deferred is also included in column (c) of the Summary Compensation Table. Mandatory deferrals of payments under the Incentive Stock Plan into common stock units are included in column (e) of the Summary Compensation Table on page 42. Mr. Nye does not participate in the Executive Incentive Plan.

[2]

The amounts shown in column (i) include the amount of cash bonus earned in 2015 but paid in 2016 that was deferred in units of common stock under the Incentive Stock Plan. Participants in this program for 2015 were approved on May 22, 2015. These awards are discussed under the heading “Annual Incentive Feature: Performance-Based Stock Purchase Plan” on page 37. These awards are also included in columns (d) and (e) of this table and the Summary Compensation Table on page 42.

[3]

The amounts shown in column (i) reflect the number of shares of restricted stock units granted in 2015 to each of the named executive officers pursuant to the Stock-Based Award Plan. These awards are discussed under the heading “LTIP Grants” on pages 38 to 39. These awards are also included in column (e) of the Summary Compensation Table on page 42.

[4]

The amounts shown in column (j) reflect the number of options to purchase shares of Martin Marietta’s common stock granted in 2015 to each of the named executive officers pursuant to the Stock-Based Award Plan. These awards are discussed under the heading “LTIP Grants” on pages 38 to 39. These awards are also included in column (f) of the Summary Compensation Table on page 42.

[5]

The amounts shown in columns (f), (g) and (h) reflect the threshold, target and maximum, respectively, levels of PSUs payable if the performance measurements are satisfied in the period 2015-2017. These awards are discussed under the heading “Performance Share Unit Awards” on pages 39 to 40.

[6]

The amounts shown in column (i) reflect the number of shares of restricted stock units granted in 2015 as a one-time equity grant, with five-year cliff vesting. These awards are also included in column (e) of the Summary Compensation Table on page 42.

[7]

The amounts shown in column (l) reflect the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. The components of these amounts are included in columns (e), (f) and (i) of the Summary Compensation Table on page 42.

Stock-based incentive awards have been a significant component of Martin Marietta’s management compensation. In 1998, the Board of Directors adopted and Martin Marietta’s shareholders approved the Stock-Based Award Plan. In 2006, the shareholders approved amendments to the plan increasing the number of shares of Martin Marietta’s common stock available for restricted stock awards. They also approved amendments to the plan designed to more directly tie long-term compensation incentives to Martin Marietta’s performance and enhance flexibility in structuring long-term incentive compensation packages by providing a mix of different types of long-term stock-based incentives.

As amended, the plan authorizes the Management Development and Compensation Committee to award stock options, restricted stock and other stock-based incentive awards to employees of Martin Marietta for the purpose of attracting, motivating, retaining and rewarding talented and experienced employees. The plan also provides for the automatic grant of non-qualified stock options to non-employee Directors of Martin Marietta on an annual basis, or as otherwise determined by the Board of Directors. Since 2005, Martin Marietta’s long-term compensation program consists of a mix of options and restricted stock units for senior level employees and restricted stock for other select employees.

The awards granted in 2015 were based on the achievement by Martin Marietta of performance measures described under “LTIP Grants” on pages 38 to 39.

A maximum of 5,000,000 shares of Martin Marietta’s common stock are authorized under the plan for grants to key employees. Of that amount, 1,500,000 shares are available under the Plan for restricted stock awards. Each award under the plan is evidenced by an award agreement setting forth the number and type of stock-based incentives subject to the award and such other terms and conditions applicable to the award as determined by the Committee. No individual may receive annual grants for more than 10% of the shares available under the plan.

Stock option awards to the named executive officers are made by the Committee, upon the recommendation of management of Martin Marietta, except for Mr. Nye, for whom the Committee formulates its own decision, and may be awarded based on past performance or as incentive for future efforts. Under the applicable award agreements, the 2015 options will vest and become exercisable in four equal increments on May 22, 2016, 2017, 2018, and 2019, and expire 10 years from the date of grant. Options awarded in 2015 expire 90 days following termination of employment, except in instances following death, disability or retirement. In the event of death, all outstanding options vest immediately and will expire one year following the date of death. For options awarded in 2015, the award agreement states that the terms of all outstanding options will be unaffected by normal retirement or disability and in the event of early retirement, options that are not vested will terminate on the second business day after such retirement and options that are vested will terminate 90 days thereafter unless the Chief Executive Officer or, in the case of Martin Marietta’s executive officers, the Committee, determines that all outstanding options will be unaffected by such retirement. In the event of a change of control (as defined in the plan), the vesting date of all outstanding options is accelerated so as to cause all outstanding options to become exercisable. The exercise price of the shares of common stock subject to options is set by the Committee and must be at least 100% of the fair market value of the shares on the date the option is granted.

44	2016 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End

The table below shows for each of the named executive officers information with respect to the unexercised stock options (columns (b), (c), (e), and (f)), stock unit awards (columns (g) and (h)) that have not vested, and equity incentive plan awards (columns (d), (i), and (j)) outstanding on December 31, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested[2] (#)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
C. Howard Nye	15,707 15,039 11,196 12,609 12,240 7,238 3,396 0	0 0 0 0 4,077[2] 7,237[3] 10,188[4] 12,680[5]		117.77 79.79 95.27 86.90 69.12 108.24 121.00 154.58	5/28/2016 5/27/2017 5/27/2018 5/12/2019 5/24/2020 5/23/2023 5/22/2024 5/21/2025	7,238[6] 6,792[7] 22,070[8] 6,340[9] 4,008[10] 6,335[11]	988,566 927,651 3,014,321 865,917 547,413 865,917	1,400	191,212
Anne H. Lloyd	10,263 9,060 3,794 4,274 4,419 2,454 1,151 0	0 0 0 0 1,381[2] 2,451[3] 3,453[4] 4,049[5]		117.77 79.79 95.27 86.90 69.12 108.24 121.00 154.58	5/28/2016 5/27/2017 5/27/2018 5/12/2019 5/24/2020 5/23/2023 5/22/2024 5/21/2025	2,453[6] 2,302[7] 11,878[8] 2,025[9] 937[10] 1,328[11]	335,031 314,407 1,622,297 276,575 127,975 181,378	1,806 792	246,663 108,171
Roselyn R. Bar	8,377 7,394 3,096 3,485 3,387 2,002 940 0	0 0 0 0 1,126[2] 2,002[3] 2,817[4] 3,305[5]		117.77 79.79 95.27 86.90 69.12 108.24 121.00 154.58	5/28/2016 5/27/2017 5/27/2018 5/12/2019 5/24/2020 5/23/2023 5/22/2024 5/21/2025	2,002[6] 1,879[7] 9,913[8] 1,653[9] 815[10] 978[11]	273,433 256,634 1,353,918 225,767 111,313 133,575	971 661	132,619 90,279
Donald A. McCunniff	2,730 1,614 757 0	907[2] 1,612[3] 2,270[4] 2,663[5]		69.12 108.24 121.00 154.58	5/24/2020 5/23/2023 5/22/2024 5/21/2025	1,613[6] 1,514[7] 8,127[8] 1,332[9] 447[10] 525[11]	220,304 206,782 1,109,986 181,925 61,051 71,705	810 542 664	110,630 74,026 90,689
Daniel L. Grant	408 0	1,224[4] 1,435[5]		121.00 154.58	5/22/2024 5/21/2025	816[7] 7,643[8] 719[9] 732[11]	111,449 1,043,881 98,064 99,977	515 627	70,339 85,636

[1]	Based on the closing price of our common stock as of December 31, 2015 ($136.58).

[2]	Options exercisable ratably in installments on May 24, 2016.

[3]	Options exercisable ratably in installments on May 23, 2016 and 2017.

[4]	Options exercisable ratably in installments on May 24, 2016, 2017 and 2018.

[5]	Options exercisable ratably in installments on May 21, 2016, 2017, 2018 and 2019.

[6]	Restricted stock units restrictions lapse on May 23, 2016.

[7]	Restricted stock units restrictions lapse on May 22, 2017.

[8]	Restricted stock units restrictions lapse August 21, 2019.

[9]	Restricted stock units restrictions lapse on May 12, 2018.

[10]	Incentive Stock Plan units restrictions lapse on December 1, 2016.

[11]	Incentive Stock Plan units restrictions lapse on December 1, 2017.

[12]	The amount for these outstanding awards of performance shares are presented at the threshold performance levels. The awards generally vest at December 31, 2016.

[13]	The amount for these outstanding awards of performance shares are presented at the threshold performance levels. The awards generally vest at December 31, 2017.

2016 Proxy Statement 45

Option Exercises and Stock Vested

The table below shows on an aggregated basis for each of the named executive officers information on (1) the exercise of options for the purchase of Martin Marietta’s common stock and (2) the vesting of stock, including restricted stock units and Incentive Stock Plan units, during the last completed fiscal year. There are no awards of stock appreciation rights for Martin Marietta’s common stock or other similar instruments.

OPTION EXERCISES AND STOCK VESTED TABLE

	OPTION AWARDS		STOCK AWARDS
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting[1] ($) (e)
C. Howard Nye	13,165	17,279	17,112	2,395,627
Anne H. Lloyd	8,602	17,032	5,635	798,766
Roselyn R. Bar	7,021	17,491	4,588	651,074
Donald A. McCunniff			2,242	308,767
Daniel L. Grant
[1]	The amounts in column (e) include the value of restricted stock unit awards at the time of vesting and the appreciation of both mandatory and voluntary contributions under the Incentive Stock Plan.

Retirement and Other Benefits

In order to maintain market competitive levels of compensation, we provide retirement and other benefits to the named executive officers and other employees. The benefits under the defined benefit pension plan are more valuable for employees who remain with Martin Marietta for longer periods, thereby furthering Martin Marietta’s objectives of retaining individuals with more expertise in relevant areas and who can participate in management development for purposes of executive succession planning. All of Martin Marietta’s salaried employees in the United States are eligible to participate in the following retirement and other plans. The named executive officers participate in the plans on the same terms as Martin Marietta’s other salaried employees.

Pension Plan. We have a tax qualified defined benefit pension plan under which eligible full-time salaried employees of Martin Marietta who have completed five continuous years of employment with Martin Marietta, including the named executive officers, earn the right to receive certain benefits upon retirement on a reduced basis at or after age 55 and on an unreduced basis at or after age 62. Retirement benefits are monthly payments for life based on a multiple of the years of service and the final average eligible pay for the five highest consecutive years in the last ten years before retirement, less an offset for social security. The amount is equal to the sum of (A) plus (B) plus (C) below:

(A)	1.165% of the participant’s final average eligible pay up to social security covered compensation, multiplied by the participant’s credited years of service up to 35 years;
(B)	1.50% of the participant’s final average eligible pay in excess of social security covered compensation, multiplied by the participant’s credited years of service up to 35 years;

(C)	1.50% of the participant’s final average eligible pay multiplied by the participant’s credited years of service in excess of 35 years.

Supplemental Excess Retirement Plan. We also have a nonqualified restoration plan that covers any employee in the defined benefit pension plan, including the named executive officers, who are highly compensated and whose qualified plan benefit is reduced by Internal Revenue Code benefit or pay limits in Sections 415(b) and 401(a)(17). The plan is based on the same formula as the qualified Pension Plan described above. Benefits under our nonqualified plan are paid from our general assets.

Savings and Investment Plan. The Savings and Investment Plan is a tax-qualified defined contribution retirement savings plan pursuant to which all employees in the United States, including the named executive officers, are eligible to contribute up to 25% or the limit prescribed by the Internal Revenue Service on a ROTH individual retirement account on a before-tax basis and up to an additional 17% on an after-tax basis not to exceed a total of 25%. We match 100% of the first 1% of pay and 50% of the next 5% of pay that is contributed by employees to the Savings and Investment Plan up to Internal Revenue Service limitations. All contributions as well as any matching contributions are fully vested upon contribution. Prior to 2015, the Company sponsored two defined contribution savings plans, the Performance Sharing Plan for salaried employees and the Savings and Investment Plan for hourly employees generally. The two plans were merged in 2014.

46	2016 Proxy Statement

Retiree Medical. Eligible salaried employees who commenced employment with Martin Marietta prior to December 1, 1999 and who retire with at least 5 years of service are currently eligible for retiree medical benefits for life. Eligible salaried employees who commenced employment with Martin Marietta between December 1, 1999 and December 31, 2001 and who retire with at least 15 years of service are currently eligible for retiree medical benefits until age 65. Eligible employees share the cost of retiree medical based on their years of service and a predetermined cap on total payments by Martin Marietta. Employees who commenced employment with Martin Marietta on or after January 1, 2002 are not eligible for retiree medical benefits. Mr. Nye, Mr. McCunniff and Mr. Grant are not eligible for retiree medical benefits as each commenced employment with Martin Marietta after 2002.

Medical Insurance. Martin Marietta provides an opportunity to all of its salaried employees in the United States and the employees’ immediate family to select health, dental and vision insurance coverage. Martin Marietta pays a portion of the premiums for this insurance for all employees. All employees in the United States, including the named executive officers, pay a portion of the premiums depending on the coverage they choose.

Life and Disability Insurance. Martin Marietta provides to all of its salaried employees in the United States, including the named executive officers, long-term disability and life insurance that provides up to 1.5 times base salary at no cost to the employee. All employees in the United States, including the named executive officers, can choose additional coverage and pay a portion of the premiums depending on the coverage they choose. In addition, Martin Marietta pays an amount equal to one year of base salary in the event of death of any active salaried employee.

Housing Allowance and Relocation Costs. Martin Marietta provides relocation benefits, including a housing allowance, to certain employees upon their employment with Martin Marietta or in conjunction with a job relocation or promotion.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under our Pension Plan and Supplemental Excess Retirement Plan, determined using interest rate and mortality rate assumptions consistent with those used in Martin Marietta’s financial statements.

PENSION BENEFITS TABLE

Name (a)	Plan Name (b)	Numbers of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($)[1] (d)	Payments During Last Fiscal Year ($) (e)
C. Howard Nye	Pension Plan SERP	9.417 9.417	297,743 2,179,530
Anne H. Lloyd	Pension Plan SERP	17.583 17.583	626,369 1,757,817
Roselyn R. Bar	Pension Plan SERP	21.500 21.500	886,505 1,714,796
Donald A. McCunniff	Pension Plan SERP	4.417 4.417	183,785 243,375
Daniel L. Grant	Pension Plan SERP	2.333 2.333	114,581 123,931
[1]

Amounts in column (d) reflect the valuation method and use the assumptions that are included in Notes A and J to Martin Marietta’s audited financial statements for the fiscal year ended December 31, 2015, included in Martin Marietta’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2016.

The Pension Plan is a defined benefit plan sponsored by Martin Marietta and covers all of Martin Marietta’s executive officers, including the named executive officers, and substantially all of the salaried employees of Martin Marietta on a non-contributing basis. Compensation covered by the Pension Plan generally includes, but is not limited to, base salary, executive incentive compensation awards, lump sum payments in lieu of a salary increase, and overtime. The normal retirement age under the Pension Plan is 65, but unreduced early retirement benefits are available at age 62 and reduced benefits are available as early as age 55. The calculation of benefits under the Pension Plan is generally based on an annual accrual rate, average compensation for the highest consecutive five years of the ten years preceding retirement, and the participant’s number of years of credited service (1.165% of average compensation up to social security covered compensation for service up to 35 years and 1.50% of average compensation over social security covered compensation for service up to 35 years and 1.50% of average compensation for service over 35 years.) Benefits payable under the Pension Plan are subject to current Internal Revenue Code limitation, including a limitation on the amount of annual compensation for purposes of calculating eligible remuneration for a participant under a qualified retirement plan ($265,000 in 2015). Martin Marietta’s

2016 Proxy Statement 47

Supplemental Excess Retirement Plan (“SERP”) is a restoration plan that generally provides for the payment of benefits in excess of the Internal Revenue Code limits, which benefits vest in the same manner that benefits vest under the Pension Plan. The SERP provides for a lump sum payment of the vested benefits provided by the SERP subject to the provisions of Section 409A of the Internal Revenue Code of 1986. Of the named executive officers, only Ms. Bar is eligible for early retirement, which allows for payment to employees who are age 55 with at least five years of service at a reduced benefit based on the number of years of service and the number of years prior to age 62 at which the benefits began. Mr. Nye, Ms. Lloyd, Mr. McCunniff, and Mr. Grant are not yet eligible for early retirement, but would still be eligible for payments at age 55 (age 59.417 for Mr. McCunniff and age 64.417 for Mr. Grant) at a reduced benefit based on the number of years of service and the number of years prior to age 65 at which the benefits began. The present value of the Pension Plan and SERP benefit, respectively, for Mr. Nye, Ms. Lloyd, Ms. Bar, Mr. McCunniff, and Mr. Grant, if they had terminated on December 31, 2015 and began collecting benefits at age 55 (age 59.417 for Mr. McCunniff and age 64.417 for Mr. Grant) would be as follows: Mr. Nye, $251,728 and $1,955,065, respectively; Ms. Lloyd, $602,631 and $1,810,380, respectively; Ms. Bar, $997,126 and $2,013,029, respectively; Mr. McCunniff, $0 and $0, respectively, since he is not vested in the plan; and Mr. Grant, $0 and $0, respectively, since he is not vested in the plan. The amounts listed in the foregoing table are not subject to any deduction for Social Security benefits or other offset amounts.

Potential Payments Upon Termination or Change of Control

The discussion and tables below reflect the amount of potential payments and benefits to each of the named executive officers at, following, or in connection with any termination of such executive’s employment, including voluntary termination, involuntary not-for-cause termination, for-cause termination, normal retirement, early retirement, in the event of disability or death of the executive, and termination following a change of control. The amounts assume that such termination was effective as of December 31, 2015 and thus includes amounts earned through such time and are estimates of the amounts that would have been paid out to the executives upon their termination at such time. The actual amounts to be paid out can only be determined at the time of such executive’s actual separation from Martin Marietta.

Payments Upon Any Termination. Regardless of the manner in which the employment of a named executive officer terminates, he or she is entitled to receive the amounts earned during the term of employment, including cash compensation earned during the fiscal year, amounts contributed by the employee and Martin Marietta’s matching contributions to the Savings and Investment Plan, unused earned vacation pay and amounts accrued and vested through Martin Marietta’s Pension Plan and SERP.

Payments Upon Voluntary Termination. In addition to the amounts described under the heading Payments Upon Any Termination, upon a voluntary termination of employment, the named executive officer would be entitled to receive the lower of the amount of cash contributed to the Incentive Stock Plan or the current market value of the common stock units credited to the employee measured by the NYSE closing price of Martin Marietta’s common stock on the date of termination.

Payments Upon Involuntary Not-For-Cause Termination. In addition to the amounts described under the heading Payments Upon Any Termination, upon an involuntary termination of employment not for cause, the named executive officer would be entitled to receive a prorated share of the common stock units credited to him or her under the Incentive Stock Plan paid out as shares of common stock and the remaining cash contribution invested by the employee in the plan.

Payments Upon Involuntary For-Cause Termination. In the event of involuntary termination for cause, which is defined in the Employment Protection Agreement and the Stock-Based Award Plan, the named executive officer would be entitled to receive the payments and benefits described under the heading Payments Upon Voluntary Termination.

Payments Upon Retirement. In the event of the retirement at age 62 or above of a named executive officer, in addition to the items described under the heading Payments Upon Any Termination, the executive will receive a portion of the cash incentive bonus based upon performance and payable under the Executive Incentive Plan that correlates to the percentage of the year in which the employee worked for the Company; continue to hold all outstanding options unaffected by the retirement and retain such options for the remainder of the outstanding term; will continue to hold all awards of performance-based restricted stock unit awards for the remainder of the outstanding term unaffected by the retirement; will vest in all outstanding awards of common stock units under the Incentive Stock Plan; will be eligible to receive health and welfare benefits as described under the heading Retiree Medical on page 47 (except Mr. Nye, Mr. McCunniff and Mr. Grant, who are not eligible for Retiree Medical); and will continue to receive life insurance coverage until his or her death.

Payments Made Upon Early Retirement. In the event of the retirement prior to reaching age 62 but on or after reaching age 55, the named executive officer will receive benefits as described under the heading Payments Upon Voluntary Termination. In addition, the named executive officer will receive reduced benefits of the type described under Pension Benefits on page 47 and may be eligible for benefits described under the heading Retiree Medical on page 47 at a higher cost.

Payments Upon Death or Disability. In the event of the death or disability of a named executive officer, in addition to the payments and benefits under the headings Payments Upon Any Termination, the named executive officer or their estate

48	2016 Proxy Statement

will receive benefits under Martin Marietta’s long-term disability plan or life insurance plan, as appropriate, and a death benefit payment equal to the then-current base salary of such employee paid under the Pension Plan plus one month base salary. In addition, in the event of death, all awards of restricted stock units and options will vest and the executor of their estate will have one year to exercise the options. In the event of disability, the executive will receive a portion of the cash incentive bonus based upon performance and payable under the Executive Incentive Plan that correlates to the percentage of the year in which the employee worked for the Company; continue to hold all outstanding options unaffected by the disability and retain such options for the remainder of the outstanding term; will continue to hold all awards of performance-based restricted stock unit awards for the remainder of the outstanding term unaffected by the disability; and will vest in all outstanding awards of common stock units under the Incentive Stock Plan.

Payments Upon a Change of Control. Martin Marietta has entered into Employment Protection Agreements, as amended from time to time, with each of the named executive officers. The purpose of these agreements is to provide Martin Marietta’s key executives with payments and benefits upon certain types of terminations within two years and 30 days following a “Change of Control.” For purposes of the agreements, a Change of Control is generally defined as (i) the acquisition by any person, or related group of persons, of 40% or more of either the outstanding common stock of Martin Marietta or the combined voting power of Martin Marietta’s outstanding securities, (ii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Martin Marietta’s assets following which Martin Marietta’s shareholders before such event fail to own more than 50% of the resulting entity, (iii) a change in the majority membership of the Board, or (iv) a liquidation or dissolution of Martin Marietta.

The agreements provide that if, within the two-year period following a Change of Control, an executive is terminated without “Cause” (as defined in the agreements) or terminates his employment with “Good Reason” (as defined in the agreements), or if the executive voluntarily terminates his employment for any reason during the thirty-day period following the second anniversary of the Change of Control (except as described below), Martin Marietta is obligated to pay the executive, in a lump sum, an amount equal to three times the sum of the executive’s base salary, annual bonus, perquisites and Martin Marietta’s match to the defined contribution plan; the payment of a pro-rata annual target bonus in the year of termination as determined under the Executive Incentive Plan (for Mr. Nye such target bonus is 100% for purposes of the Employment Protection Agreement); and a continuation of health, medical and other insurance benefits for a period of three years following termination. The rationale for selecting these triggers is to encourage the named executive officers to remain focused on Martin Marietta, its performance and matters that are in the best interests of its shareholders rather than be distracted by the personal impact to their employment that the Change of Control may have. The rationale for selecting the latter trigger is to provide an incentive for the executive to remain with Martin Marietta for at least two years following a Change of Control and provide a limited period during which the executive could terminate his or her employment for no reason and obtain payment under his or her Employment Protection Agreement. For purposes of the agreements, “base salary” means the highest annual rate of base salary that the executive received within the twelve-month period ending on the date of the Change of Control, and “annual bonus” means the executive’s highest annual bonus paid during the period beginning five years prior to the Change of Control and ending on the date of the executive’s termination of employment. In addition, for three years following termination of employment, Martin Marietta must provide the executive with welfare benefits that are generally as favorable as those the executive enjoyed prior to the Change of Control. Executives also are credited with an additional three years of service under the defined benefit plan and are eligible to retire after age 55 without reduction in benefits and with a lump sum payment based on a 0% discount rate. Martin Marietta must also continue to provide the executive all benefits provided under Martin Marietta’s defined benefit and defined contribution retirement plans and provide the executive with the same retiree medical benefits that were in effect for retirees immediately prior to the Change of Control. Furthermore, the agreements provide for “gross up” payments to compensate the executives for any golden parachute excise taxes imposed under the Internal Revenue Code on account of the severance amounts. Gross-up payments are provided to ensure that executives retain the full value of these awards in these termination scenarios. The agreements also have confidentiality requirements to ensure that the executives do not disclose any confidential information relating to Martin Marietta.

The term of the agreements is one year following their effective dates. On each anniversary date of the effective date, the agreements are renewed for one additional year, unless either party gives notice of its intent to cancel the automatic extension. If, prior to termination, a Change of Control occurs or the Board becomes aware of circumstances which in the ordinary course result in a Change of Control, then under no circumstances will the agreements terminate prior to 31 days after the second anniversary of the Change of Control.

In addition, Martin Marietta’s Amended and Restated Stock-Based Award Plan, pursuant to which equity-based awards are made to the executive officers, provides that upon the occurrence of a change of control of Martin Marietta as provided in the Employment Protection Agreements, all time periods for purposes of vesting in, or realizing gain from, any outstanding award under the plan will automatically accelerate.

2016 Proxy Statement 49

Value of Payments Upon Termination. The following tables show the potential incremental value of payments to each of our named executive officers upon termination, including in the event of a Change of Control of Martin Marietta, assuming a December 31, 2015 termination date and, where applicable, using the NYSE closing price of our common stock of $136.58 on December 31, 2015.

POTENTIAL INCREMENTAL VALUE OF PAYMENTS UPON TERMINATION

OR CHANGE OF CONTROL AT DECEMBER 31, 2015

Name	Benefit or Payment[1]	Retirement[10] ($)	Involuntary Not-for-Cause Termination ($)	Disability ($)	Death ($)	Change- of- Control ($)
C. Howard Nye	Cash Severance[2]					6,276,432
	Unvested Restricted Stock Units[3]	2,782,135	3,014,321	5,796,455	5,796,455	5,796,455
	Unexercisable Options[4]	640,877		640,877	640,877	640,877
	Unvested Incentive Stock Plan Units[5]	512,647	235,531	512,647	512,647	512,647
	Performance Shares[6]	875,614		875,614	875,614	875,614
	Retirement Plans[7]			1,947,209	603,370	7,331,387
	Health and Welfare Benefits[8]					74,080
	Retiree Medical Benefits[9]
	Excise Tax & Gross-up					8,313,229
Anne H. Lloyd	Cash Severance[2]					2,770,494
	Unvested Restricted Stock Units[3]	926,012	1,622,297	2,548,310	2,548,310	2,548,310
	Unexercisable Options[4]	217,069		217,069	217,069	217,069
	Unvested Incentive Stock Plan Units[5]	112,374	52,671	112,374	112,374	112,374
	Performance Shares[6]	481,445		481,445	481,445	481,445
	Retirement Plans[7]			410,624		4,191,600
	Health and Welfare Benefits[8]					8,944
	Retiree Medical Benefits[9]
	Excise Tax & Gross-up					3,987,369
Roselyn R. Bar	Cash Severance[2]					2,367,756
	Unvested Restricted Stock Units[3]	755,834	1,353,918	2,109,751	2,109,751	2,109,751
	Unexercisable Options[4]	177,115		177,115	177,115	177,115
	Unvested Incentive Stock Plan Units[5]	88,888	42,951	88,888	88,888	88,888
	Performance Shares[6]	401,818		401,818	401,818	401,818
	Retirement Plans[7]					2,794,833
	Health and Welfare Benefits[8]					53,618
	Retiree Medical Benefits[9]
	Excise Tax & Gross-up					3,043,048
Donald A. McCunniff	Cash Severance[2]					1,803,072
	Unvested Restricted Stock Units[3]	609,010	1,109,986	1,718,996	1,718,996	1,718,996
	Unexercisable Options[4]	142,665		142,665	142,665	142,665
	Unvested Incentive Stock Plan Units[5]	48,256	23,395	48,256	48,256	48,256
	Performance Shares[6]	329,431		329,431	329,431	329,431
	Retirement Plans[7]			466,343		960,043
	Health and Welfare Benefits[8]					31,616
	Retiree Medical Benefits[9]
	Excise Tax & Gross-up					1,954,809
Daniel L. Grant	Cash Severance[2]					1,689,921
	Unvested Restricted Stock Units[3]	209,514	1,043,881	1,253,395	1,253,395	1,253,395
	Unexercisable Options[4]	19,420		19,420	19,420	19,420
	Unvested Incentive Stock Plan Units[5]	36,467	11,798	36,467	36,467	36,467
	Performance Shares[6]	311,676		311,676	311,676	311,676
	Retirement Plans[7]			235,298		550,889
	Health and Welfare Benefits[8]					30,853
	Retiree Medical Benefits[9]
	Excise Tax & Gross-up					1,532,700
[1]

The table does not include information with respect to plans or arrangements that are available generally to all salaried employees and that do not discriminate in favor of executive officers. The table reflects the incremental value over the amounts to which the named executive officer would have been entitled on a voluntary resignation on December 31, 2015.

50	2016 Proxy Statement

[2]	Assumes all earned base salary has been paid.

[3]	Reflects the estimated lump-sum intrinsic value of all unvested restricted stock units.

[4]	Reflects the estimated lump-sum intrinsic value of unvested stock options.

[5]	Reflects the difference between the value of the unvested Incentive Stock Plan share units at year-end and the amount of cash invested by the executive officer in the share units.

[6]	Reflects the estimated lump-sum intrinsic value of all unvested performance shares.

[7]

The table does not include information related to the form and amount of payments or benefits that are not enhanced or accelerated in connection with any termination that would be provided by Martin Marietta’s retirement plans, which is disclosed in the Pension Benefits Table and the accompanying narrative on page 47. Change of Control values include the incremental value of the benefit (including three times Martin Marietta’s match to the defined contribution plan) payable upon a qualifying termination of employment following a Change of Control.

[8]

Reflects the estimated incremental lump-sum present value of all future premiums that would be paid on behalf of the named executive officer under Martin Marietta’s health and welfare plans, including long-term disability and life insurance.

[9]

Reflects the estimated incremental value of the benefit to which the named executive officer would be entitled payable on a Change of Control. Assumes postretirement medical coverage begins after 3 years of active welfare coverage but no earlier than age 55.

[10]	Mr. Nye, Ms. Lloyd, Mr. McCunniff, and Mr. Grant were not eligible to retire on December 31, 2015. Reflects the value as if Mr. Nye, Ms. Lloyd, Mr. McCunniff, and Mr. Grant were retirement eligible.

PROPOSAL 4

APPROVE AMENDMENT TO AMENDED AND

RESTATED STOCK BASED AWARD PLAN AND THE

PERFORMANCE GOALS PROVIDED THEREUNDER

(Item 4 on Proxy Card)

General

The Board of Directors is requesting that shareholders vote in favor of amending and extending Martin Marietta’s Amended and Restated Stock-Based Award Plan, which is set forth in its entirety as Appendix D (the “2016 Stock Plan”). The 2016 Stock Plan was originally adopted by the Board of Directors in 1998, approved by shareholders on May 8, 1998, and subsequently amended and restated by the Board of Directors on each of May 8, 1998, August 17, 2000, May 22, 2001, April 3, 2006 and February 18, 2016 and approved by shareholders on May 23, 2006. The ability to grant new awards under the 2016 Stock Plan is currently scheduled to terminate on May 23, 2016. If this proposal is approved:

•	The ability to grant awards under the 2016 Stock Plan will extend to 2026;

•	800,000 shares will be added to the number of shares authorized for issuance under the 2016 Stock Plan; and

•

To offset the increased number of shares available under the 2016 Stock Plan, no further awards will be granted under the TXI Legacy Plan (1,859,204 shares as of December 31, 2015), which will be terminated once all currently outstanding awards under such plan are settled; and

•	The terms and conditions of the 2016 Stock Plan will be as discussed below.

In addition, approval of this proposal is intended to constitute approval of the material terms of the performance goals under the 2016 Stock Plan for purposes of Section 162(m) of the Code.

The 2016 Stock Plan provides stock-based incentive compensation to eligible employees of Martin Marietta and non-employee Directors. The Board of Directors believes that our 2016 Stock Plan is in the best interest of shareholders and Martin Marietta, as stock-based awards granted under the 2016 Stock Plan help to attract, motivate, and retain talented employees and non-employee Directors; align employee and shareholder interests; link employee compensation to Martin Marietta’s performance; and maintain a culture based on employee stock ownership. In addition, shareholder approval of the 2016 Stock Plan will permit Martin Marietta to grant awards intended to qualify as performance-based compensation deductible under Section 162(m) of the Code until its 2021 Annual Meeting of Shareholders.

Below is a summary of some of the material features of the 2016 Stock Plan:

•	Minimum vesting period of one-year for awards other than those granted to non-employee Directors or in connection with the recruitment of new employees, with certain limited exceptions;

•	No “liberal” change in control definition;

•

Mandatory clawback for equity awards, as well as cash awards under the proposed Executive Cash Incentive Plan described below, in connection with certain violations of policy or financial restatements;

•	No dividends or dividend equivalents on unearned performance awards;

•	No repricing of options or stock appreciation rights and no exchange or cash out of underwater options or stock appreciation rights without shareholder approval;

•	Minimum 100% fair market value exercise price for options and stock appreciation rights

•	No automatic option reload features without shareholder approval; and

•	No evergreen funding feature.

2016 Proxy Statement 51

Burn Rate

The following table sets forth, with respect to Martin Marietta’s outstanding stock-based compensation plans, information regarding awards granted and earned, the burn rate for each of the last three years and the average burn rate over the last three years. The burn rate has been calculated as the quotient of (1) the sum of (a) all service-based awards granted in a year and (b) performance-based grants awarded in such year, divided by (2) the weighted average number of shares outstanding at the end of such year. The values in the table below include awards granted under the TXI 2004 Omnibus Equity Compensation Plan (the “TXI Legacy Plan”), other than awards that were granted to legacy TXI employees to replace outstanding awards assumed in connection with the TXI acquisition (the “TXI Replacement Awards”). However, if the 2016 Stock Plan is approved by shareholders, no further awards will be granted under the TXI Legacy Plan.

BURN RATE

(shares in thousands)

	Year Ended December 31,				3-Year Average
	2015	2014[1]		2013
Service-based stock options/SARs granted	55	56	*	58	56
Service-based restricted stock/RSUs granted	43	153		46	82
Incentive Compensation	22	14		13	16
Performance-based restricted stock/RSUs awarded	20	16		0	12
Weighted average shares outstanding	66,700	56,854		46,164	56,573
Burn rate	0.21%	0.42%		0.25%	0.29%
(1)	Excludes the TXI Replacement Awards.

Dilution

As of March 11, 2016, our capital structure consists of 63,488,081 shares of common stock and no shares of preferred stock outstanding. The table below represents our potential overhang levels based on our shares outstanding and our request of 800,000 additional shares to be available for awards pursuant to the 2016 Stock Plan. The Board of Directors believes that the increase in shares under the 2016 Stock Plan represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity incentives, an important component of our overall compensation program. This conclusion is based, in part, on advice received by the Compensation Committee’s independent compensation consultant, based on an analysis of the equity grant practices of companies within our industry classification and with a market capitalization that is similar to ours. Although the use of equity is an important part of our compensation program, we are mindful of our responsibility to our shareholders in granting equity awards.

		Potential Voting Power Dilution
Potential Voting Power Dilution with 800,000 Additional Shares:
Common stock outstanding as of the March 11, 2016 Record Date	63,488,081
Equity awards outstanding as of March 11, 2016(1)	1,112,200
Shares available for grant under outstanding stock-based compensation plans as of March 11, 2016(2)	435,979
Additional requested shares under the 2016 Stock Plan	800,000	1.22	%(3)

Total Potential Voting Power Outstanding and Dilution	65,836,260	3.57	%(4)

(1)	The amounts included for performance-based restricted stock units are based on target performance for awards that are payable only upon the satisfaction of performance measures.

(2)

Amount includes 77,061 shares available under the Stock-Based Award Plan, 150,943 shares available under the Common Stock Purchase Plan for Directors, and 207,975 shares available under the Shareholder Value Achievement Plan, each as of March 11, 2016. No awards have been granted under the Shareholder Value Achievement Plan after 2000, and Martin Marietta does not intend to make further grants under this plan. No further awards under the TXI Legacy Plan (1,859,204 shares as of December 31, 2015) will be granted upon approval of the 2016 Stock Plan.

(3)

Potential voting power dilution attributable to the additional requested shares is calculated as (additional requested shares) / (shares outstanding + equity awards outstanding + shares available for grant + additional requested shares).

(4)

Total potential voting power dilution is calculated as (equity awards outstanding + shares available for grant + additional requested shares) / (shares outstanding + equity awards outstanding + shares available for grant + additional requested shares).

52	2016 Proxy Statement

Summary of 2016 Stock Plan

The following is a summary of the terms of the 2016 Stock Plan. This summary is qualified in its entirety by reference to the complete text of the 2016 Stock Plan, which is attached as Appendix D.

Purpose

The purpose of the 2016 Stock Plan is to benefit Martin Marietta’s shareholders by encouraging high levels of performance by individuals who are key to its success and to enable Martin Marietta to attract, motivate, and retain talented and experienced individuals essential to its continued success. This is accomplished by providing such employees and non-employee Directors an opportunity to obtain or increase their proprietary interest in Martin Marietta’s performance and by providing such employees and non-employee Directors with additional incentives to remain with Martin Marietta.

Duration

The 2016 Stock Plan will remain in effect until all awards under the plan have been exercised or terminated under the terms of the plan and the applicable awards agreements. However, awards under the 2016 Stock Plan may only be granted until the tenth anniversary of the date of shareholder approval of the updated 2016 Stock Plan.

Amendments

The Board of Directors may at any time amend, suspend, or discontinue the 2016 Stock Plan. The Committee may at any time alter or amend any or all of the award agreements under the 2016 Stock Plan to the extent permitted by law. However, any action of the Board of Directors or the Committee that requires shareholder approval pursuant to applicable law will not be effective without such approval.

Shares to be Issued

Martin Marietta initially reserved, and the shareholders originally approved, 5,000,000 shares under the 2016 Stock Plan. As of April 1, 2016, there were 77,061 shares remaining available for grant under that plan. If this proposal is approved by shareholders, an additional 800,000 shares will be available for grant under the 2016 Stock Plan. Shares subject to terminated, canceled, or forfeited awards and shares tendered or withheld in satisfaction of tax withholding obligations in connection with an award once again become available for grant under the 2016 Stock Plan. Shares tendered as full or partial payment upon exercise of a non-qualified stock option or to settle a stock appreciation right upon exercise will not become available for grant under the 2016 Stock Plan.

On April 15, 2016, the closing price per share on the New York Stock Exchange was $            per share.

Administration

The 2016 Stock Plan and the awards granted under it are administered by the Committee. In the event the Management Development and Compensation Committee does not (i) satisfy the requirements under Section 162(m) of the Code to grant Section 162(m) Awards (as defined below) and (ii) consist solely of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, then the Committee will be another committee of the Board of Directors that, unless otherwise determined by the Board of Directors, satisfies such criteria.

The Committee (i) determines the employees who will be eligible for and granted awards; (ii) determines the nature, amount, pricing, timing, and other terms of awards made to employees; and (iii) interprets and administers the 2016 Stock Plan. All questions of interpretation with respect to the 2016 Stock Plan and the terms of any award agreements will be determined by the Committee and its determination will be final and conclusive upon all parties in interest.

Participants and Eligibility

Any exempt salaried employee of Martin Marietta or its subsidiaries or any non-employee Director may receive an award under the 2016 Stock Plan. Presently, there are approximately 200 individuals who may be eligible to participate in the 2016 Stock Plan.

Certain Adjustments

The share limitations under the 2016 Stock Plan, as well as the terms of outstanding awards, are subject to adjustment as the Committee deems equitable or appropriate in connection with certain changes in the capitalization of Martin Marietta or certain other transactions affecting the shares.

Stock Options and Stock Appreciation Rights

The Committee may grant to a participant incentive stock options that qualify under Section 422 of the Code, options which do not qualify as incentive stock options (“non-qualified options”), or a combination thereof. However, to the extent that the aggregate fair market value (determined at the time of grant) of the shares subject to incentive stock options which are exercisable by a participant for the first time during a calendar year would exceed $100,000, the excess will instead be treated as non-qualified options. The Committee may also grant to a participant stock appreciation rights, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share on the exercise date over the base price of the stock appreciation right, multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised.

The terms and conditions of stock option and stock appreciation rights, including the quantity, exercise price, base price, vesting periods, and other conditions on exercise, will be

2016 Proxy Statement 53

determined by the Committee. During any calendar year, no participant may be granted options and stock appreciation rights in respect of more than 300,000 shares (1) in the case of an employee participant, 300,000 shares and (2) in the case of a non-employee Director participant, 20,000 shares (in each case, subject to adjustment, as described above in “Certain Adjustments”). Options and stock appreciation rights generally will have a term of ten years, except that the option or stock appreciation right may expire earlier upon a participant’s termination of services (which includes the participant’s death, permanent disability, or retirement, a termination due to a reduction in force, or other termination) as set forth in the 2016 Stock Plan and in the participant’s award agreement.

The exercise price for stock options and the base price for stock appreciation rights will be determined by the Committee at its discretion, provided that the exercise price or base price per share will be at least equal to 100% of the fair market value of a share on the date when the stock option or stock appreciation right is granted. Payment for shares on the exercise of stock options may be made in cash or, in the discretion of the committee, by the tender of shares, a combination of cash and shares or through such other means as the Committee determines are consistent with the purposes of the 2016 Stock Plan and applicable law.

Other than as provided in the adjustment provisions of the 2016 Stock Plan, without shareholder approval, no stock option or stock appreciation right may be (i) amended to reduce its exercise price or base price without shareholder approval, (ii) granted in exchange for the cancellation or surrender of a stock option, stock appreciation right, or other award having a lower exercise price or base price, and (iii) no stock option may be granted with an automatic reload feature whereby Martin Marietta is obligated to grant a new award under the 2016 Stock Plan upon the exercise of the stock option. In addition, no action may be taken without shareholder approval with respect to a stock option or stock appreciation right that may be treated as a repricing under the rules and regulations of the New York Stock Exchange. In no event will Martin Marietta pay cash or other consideration for stock options or stock appreciation rights where at the time of payment the exercise price or base price is less than the fair market value of a share.

Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards

The Committee may award to a participant shares subject to restrictions on transfer and/or such other restrictions or incidents of ownership as the Committee may determine. The Committee may also award to a participant other awards that (i) are valued in whole or in part by reference to, or are otherwise based on, shares or other property, including restricted stock units, (ii) provide the participant with any other right to purchase or receive shares, or (iii) otherwise relate to shares (including, but not limited to phantom securities or dividend equivalents) (collectively, “other stock-based awards”). Other stock-based awards will be in a form determined by the Committee, but will not be inconsistent with the terms and purposes of the 2016 Stock Plan. During any calendar year, no participant may be granted restricted shares and other stock-based awards, including restricted stock units, in respect of more than (1) in the case of an employee participant, 300,000 shares and (2) in the case of a non-employee Director participant, 7,000 shares (in each case, (subject to adjustment, as described above in “certain Adjustments”).

Performance Awards

The Committee may grant any of the foregoing awards subject to the achievement of predetermined performance targets over a specified performance period. Any such performance targets will be determined by the Committee. Awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Code (“Section 162(m) Awards”) will include specified levels of one or more of the following metrics: stock price (including return on shareholder’s equity or total shareholder return ), operating earnings (before or after tax), adjusted operating earnings (before or after tax), operating income, net income, return on equity, return on capital, adjusted return on equity, adjusted return on capital, market share, distributable earnings (before or after holding company expense), improvement in or attainment of level of expenses, revenue, net revenue, growth in revenue, gross profits, gross or net profit margin, operating margin, gross profit growth, earnings before one or more of interest, taxes, depreciation and amortization, cash flow (including operating cash flow and free cash flow), year-end cash, earnings per share, book value, book value per share, return on invested capital, return on assets, sales, net sales, return on sales, economic value added, debt reduction and improvements in or attainment of working capital levels, in each case either in absolute terms or relative to the performance of one or more other companies or a published index covering the performance of a number of companies (the “Quantitative Performance Standards”). Quantitative Performance Standards applicable to an award may provide for a targeted level or levels of achievement on a whole company basis or with respect to one or more businesses, business units, segments or subsidiaries, or on the basis of individual performance. Any Quantitative Performance Standards that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The Committee may provide, in connection with the setting of the Quantitative Performance Standards, that any evaluation of performance may include or exclude certain items that may occur during any fiscal year, including, without limitation, the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary or nonrecurring items, or other notable items; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; (viii) discontinued operations; (ix) an event either not directly related to the operations of Martin Marietta or not within the reasonable control of management;

54	2016 Proxy Statement

(x) a change in the fiscal year of Martin Marietta; (xi) costs associated with refinancing or repurchase of bank loans or debt securities; (xii) unbudgeted capital expenditures; and (xiii) business interruption events.

For awards intended to qualify as Section 162(m) Awards, the Quantitative Performance Standards and the performance targets will be set within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code. The Committee may decrease but in no event increase, the cash, shares or other property payable in connection with a Section 162(m) Award for any reason. A participant will not be entitled to receive payment for any dividends or dividend equivalents with respect to a Section 162(m) Award unless, until, and except to the extent that the applicable Quantitative Performance Standards are achieved or are otherwise deemed to be satisfied.

Minimum Vesting Periods

Except in the case of Awards made in connection with non-employee Directors or the recruitment of new employees (including new officers), or as otherwise provided in the 2016 Stock Plan, or otherwise provided by the award agreement in connection with retirement, disability, or death of the holder, (i) non-qualified options will vest in equal annual installments over a period of not less than three years and (ii) restricted stock, restricted stock units, incentive stock options and stock appreciation rights will vest not earlier than one year from the grant date of the award. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting or exercisability, other than with respect to any Section 162(m) Award to the extent such action would result in such award not being tax deductible under Section 162(m) of the Code.

Award Agreements

Each award granted under the 2016 Stock Plan will be evidenced by an award agreement that will set forth the number of shares subject to the award and such other terms and conditions applicable to the award as determined by the Committee. Award agreements may also contain the following terms, except to the extent prohibited by the 2016 Stock Plan: (i) a provision describing the treatment of an award in the event of a participant’s retirement, disability, death, or other termination of employment or service with Martin Marietta; (ii) a provision that the participant will have no rights as a shareholder under an award until the date the participant becomes the holder of record; (iii) a provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an award; (iv) a provision stating that no award is enforceable until the award agreement has been signed by the participant and the Chairman, the CEO or the General Counsel (in each case, (or his or her delegate); (v) the permitted methods of exercising and paying the exercise price with respect to an award; (vi) the vesting conditions applicable to an award; (vii) provisions permitting or requiring the surrender of outstanding awards or securities held be the participant to exercise or realize rights under awards or for the grant of new awards; (viii) provisions providing for dividend equivalents (provided that such equivalents will be paid no earlier than the lapsing of restrictions applicable to the award); and (ix) such other terms as are necessary and appropriate to effect an award.

Change in Control

Unless otherwise provided by the Committee in an applicable award agreement, in the event of a change in control (as defined in the 2016 Stock Plan), all time periods for purposes of vesting in, or realizing gain from, any and all outstanding awards under the 2016 Stock Plan will automatically accelerate and all performance criteria will be deemed achieved at the greater of (i) target levels of achievement and (ii) actual levels of achievement determined by the Committee in its sole discretion as of the date of the Change in Control.

Clawback

An award held by a participant will be cancelled if such participant, without the consent of Martin Marietta, violates any policy relating to the recovery of compensation granted, paid, delivered, awarded, or otherwise provided to any participant as such policy is in effect on the date of grant of the applicable award or, to the extent necessary to address the requirements of applicable law. In addition, to the extent provided in any such policy, (i) a participant will forfeit any gain realized on the vesting or exercise of an award if the participant engages in any activity referred to in the preceding sentence, or (ii) a participant must repay the gain to Martin Marietta realized under a previously paid award (including a Section 162(m) Award) subject to performance requirements if a financial restatement reduces the amount that would have been earned under such award.

Federal Income Tax Consequences

The following is a summary of the principal federal income tax consequences of awards that may be granted under the 2016 Stock Plan under present tax law. This summary is not intended to be exhaustive and, among other things, does not describe state, local, or foreign tax consequences. The discussion of Martin Marietta tax deductions assumes that all awards are structured to comply with the “performance-based” compensation exception, or are otherwise deductible, under Section 162(m) of the Code.

Stock Options

No tax is incurred by the participant, and no amount is deductible by Martin Marietta, upon the grant of a nonqualified stock option. At the time of exercise of such an option, the difference between the exercise price and the fair market value of a share will constitute ordinary income to the participant. Martin Marietta will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

In the case of incentive stock options, although no income is recognized upon exercise by the participant and Martin Marietta is not entitled to a deduction, the excess of the fair

2016 Proxy Statement 55

market value of a share on the date of exercise over the exercise price is counted in determining the participant’s alternative minimum taxable income. If the participant does not dispose of the shares acquired on the exercise of an incentive stock option within one year after their receipt and within two years after the grant of the incentive stock option, gain or loss recognized on the disposition of the shares will be treated as long-term capital gain or loss. In the event of an earlier disposition of shares acquired upon the exercise of an incentive stock option, the participant may recognize ordinary income, and if so, Martin Marietta will be entitled to a deduction in the same amount.

Stock Appreciation Rights

The participant will not recognize any income at the time of the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the cash received will constitute ordinary income to the participant. Martin Marietta will be entitled to a deduction in the amount of such income at the time of exercise.

Restricted Shares

A participant normally will not recognize taxable income upon an award of restricted shares, and Martin Marietta will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions, the participant will recognize ordinary taxable income in an amount equal to the fair market value of a share as to which the restrictions have lapsed, and Martin Marietta will be entitled to a deduction in the same amount. However, a participant may elect under Section 83(b) of the Code to recognize taxable ordinary income in the year the restricted shares are awarded in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In such event, Martin Marietta will then be entitled to a deduction in the same amount. Any gain or loss subsequently recognized by the participant will be a short-term or long-term capital gain or loss, depending on how long the shares are held by the participant.

Restricted Stock Units

A participant normally will not recognize taxable income upon an award of restricted stock units, and Martin Marietta will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares or the amount of cash received and Martin Marietta will be entitled to a deduction in the same amount.

Performance Awards and Other Stock-Based Awards

Normally, a participant will not recognize taxable income upon the award of such grants. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any shares received will constitute ordinary income to the participant. Martin Marietta will then be entitled to a deduction in the same amount.

Plan Benefits

The benefits or amounts that individuals will receive in the future under the 2016 Stock Plan are not determinable. In 2015, the non-employee Directors and the named executive officers were granted awards as set forth in, respectively, the non-employee Director Compensation Table for 2015 and the Grants of Plan-Based Awards Table in 2015 on pages 15 and 43 of this Proxy Statement.

Vote Required

The approval of the 2016 Stock Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy.

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE 2016 STOCK PLAN AND THE

PERFORMANCE GOALS PROVIDED THEREUNDER

PROPOSAL 5

APPROVE EXECUTIVE CASH INCENTIVE PLAN AND

THE PERFORMANCE GOALS PROVIDED THEREUNDER

(Item 5 on Proxy Card)

General

The Board of Directors is requesting that shareholders vote in favor of the Martin Marietta Executive Cash Incentive Plan, which is set forth in its entirety as Appendix E (the “Incentive Plan”). In addition, approval of this proposal is intended to constitute approval of the material terms of the performance goals under the Incentive Plan for purposes of Section 162(m) of the Code.

The Incentive Plan is intended to provide annual cash-based incentive compensation to eligible employees of Martin

56	2016 Proxy Statement

Marietta in order to reward annual performance and achievement of strategic goals. The Board of Directors believes that our Incentive Plan is in the best interest of shareholders and Martin Marietta, as awards granted under the Incentive Plan help to attract, motivate, and retain talented employees; align employee and shareholder interests; and link employee compensation to Martin Marietta’s performance. In addition, shareholder approval of the Incentive Plan will permit Martin Marietta to grant awards intended to qualify as performance-based compensation deductible under Section 162(m) of the Code until its 2021 Annual Meeting of Shareholders.

Summary of Incentive Plan

The following is a summary of the terms of the Incentive Plan. This summary is qualified in its entirety by reference to the complete text of the Incentive Plan, which is attached as Appendix E.

Purpose

The purpose of the Incentive Plan is to provide management employees of Martin Marietta with an incentive to accomplish business objectives that are determined by the Management Development and Compensation Committee (the “Committee”) to be in the best interests of Martin Marietta and its shareholders.

Administration

The Incentive Plan and the awards granted under it are administered by the Committee. In the event the Management Development and Compensation Committee does not satisfy the requirements under Section 162(m) of the Code to grant Section 162(m) Awards (as defined below), then the Committee will be another committee of the Board of Directors that, unless otherwise determined by the Board of Directors, satisfies such requirements.

The Committee, among other things, (i) determines the employees who will be eligible for and granted awards; (ii) determines the nature, amount, timing, and other terms of awards made to employees; and (iii) interprets and administers the Incentive Plan. All questions of interpretation with respect to the Incentive Plan and the terms of any award agreements will be determined by the Committee and its determination will be final and conclusive upon all parties in interest.

The Committee may delegate its authority under the Incentive Plan, and actions taken by such delegate will have the same force and effect as actions taken by the Committee. However, any such delegation in connection with a Section 162(m) Award must be to a committee of the Board of Directors satisfying the requirements of Section 162(m) of the Code.

Amendment and Termination

The Board of Directors or the Committee may at any time amend or terminate the Incentive Plan, however, no award under the Incentive Plan will be adversely affected by such amendment or termination without the written consent of the award recipient.

Participants and Eligibility

Any employee of Martin Marietta or its affiliates may receive an award under the Incentive Plan. Presently, there are approximately 60 individuals who may be eligible to participate in the Incentive Plan.

Awards

The Committee may grant awards subject to the achievement of predetermined performance targets during a calendar year, however, in no event will the amount payable to any award recipient for any calendar year exceed $7.5 million. Any such performance targets will be determined by the Committee, however, awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Code (“Section 162(m) Awards”) will include specified levels of one or more Quantitative Performance Standards: stock price (including return on shareholder’s equity or total shareholder return ), operating earnings (before or after tax), adjusted operating earnings (before or after tax), operating income, net income, return on equity, return on capital, adjusted return on equity, adjusted return on capital, market share, distributable earnings (before or after holding company expense), improvement in or attainment of level of expenses, revenue, net revenue, growth in revenue, gross profits, gross or net profit margin, operating margin, gross profit growth, earnings before one or more of interest, taxes, depreciation and amortization, cash flow (including operating cash flow and free cash flow), year-end cash, earnings per share, book value, book value per share, return on invested capital, return on assets, sales, net sales, return on sales, economic value added, debt reduction and improvements in or attainment of working capital levels, in each case either in absolute terms or relative to the performance of one or more other companies or a published index covering the performance of a number of companies. Quantitative Performance Standards applicable to an award may provide for a targeted level or levels of achievement on a whole company basis or with respect to one or more businesses, business units, segments or subsidiaries, or on the basis of individual performance. Any Quantitative Performance Standards that are financial metrics may be determined in accordance with United GAAP, or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The Committee may provide, in connection with the setting of the Quantitative Performance Standards, that any evaluation of performance may include or exclude certain items that may occur during any fiscal year, including, without limitation, the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary or nonrecurring items, or other notable items; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; (viii) discontinued operations; (ix) an event either not directly related to the operations of Martin Marietta or not within the reasonable control of management; (x) a change in the fiscal year of Martin Marietta; (xi) costs associated with refinancing or repurchase of bank loans or debt securities; (xii) unbudgeted capital expenditures; and (xiii) business interruption events.

2016 Proxy Statement 57

In the case of a significant acquisition or divestiture, the relevant Quantitative Performance Standards will be adjusted by increasing or decreasing such goals in the same proportion as the relevant performance measure of Martin Marietta or the applicable division or business unit would have been affected for the prior performance measurement period on a pro forma basis had such event occurred on the same date during the prior performance measurement period. Such adjustment will be based on the appropriate historical equivalents of the relevant performance measures, further adjusted to reflect other aspects of the transaction that should be taken into account to ensure comparability between amounts.

Unless otherwise provided by the Committee, the target amount payable under an award will be expressed as a percentage of the award recipient’s base salary on the date of grant. The amount earned under an award, if any, will be determined only after the Committee certifies the extent to which the applicable performance targets have been satisfied and will be payable in either installments or a lump sum, as determined by the Committee. Notwithstanding the determination of the amount payable under an award, the Committee will have the discretion to reduce or eliminate such amount if it determines such reduction or elimination is in the best interests of Martin Marietta. Award recipients who are hired by Martin Marietta and its affiliates after the start of the applicable calendar year will receive a prorated payment in respect of their award.

For awards intended to qualify as Section 162(m) Awards, the Quantitative Performance Standards and the performance targets will be set within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code. The Committee may decrease, but in no event increase, the amount payable in connection with a Section 162(m) Award for any reason.

Transfer and Termination of Employment

In the case of a transfer of employment of an award recipient between Martin Marietta and one of its affiliates, the Committee reserves the right to modify the calculation of the amount payable under an award in connection with the transfer, except in the case of a Section 162(m) Award. In general and unless otherwise provided by the Committee, the award will be bifurcated, with the portion of the amount payable under the award in respect of the period elapsed prior to the date of transfer being determined under the original terms of the award and the remaining portion being determined under the terms of the award as adjusted for the transfer.

In general and unless otherwise provided by the Committee, an employee must be a full-time employee of Martin Marietta or one of its affiliates on December 31 of the applicable calendar year to be eligible to receive payment under an award, and any termination of employment prior to such date will result in forfeiture of such employee’s award. However, in the event of an employee’s death, retirement or termination of employment due to disability during the calendar year, the employee (or his or her estate) will receive a prorated amount under his or her award for such year. Such pro rated amount will be based on target performance under the award in the case of death and actual performance for the calendar year in the case of retirement or disability.

Clawback

An award held by an award recipient will be cancelled if such recipient, without the consent of Martin Marietta, violates any policy relating to the recovery of compensation granted, paid, delivered, awarded, or otherwise provided to any award recipient as such policy is in effect on the date of grant of the applicable award or, to the extent necessary to address the requirements of applicable law. In addition, to the extent provided in any such policy, (i) an award recipient will forfeit any amount paid under an award if the recipient engages in any activity referred to in the preceding sentence, or (ii) an award recipient must repay to Martin Marietta the amount previously paid under any award (including a Section 162(m) Award) subject to performance requirements if a financial restatement reduces the amount that would have been earned under such award.

Federal Income Tax Consequences

The following is a summary of the principal federal income tax consequences of awards that may be granted under the Incentive Plan under present tax law. This summary is not intended to be exhaustive and, among other things, does not describe state, local, or foreign tax consequences. The discussion of Martin Marietta tax deductions assumes that all awards are structured to comply with the “performance-based” compensation exception, or are otherwise deductible, under Section 162(m) of the Code.

Upon receipt of the amount earned under an award, the award recipient will recognize ordinary income equal to the amount earned. Martin Marietta will then be entitled to a deduction in the same amount.

Plan Benefits

The benefits or amounts that individuals will receive in the future under the Incentive Plan are not determinable. In 2015, the named executive officers were granted awards as set forth in the Grants of Plan-Based Awards Table in 2015 and received payments under such awards as set forth in the Summary Compensation Table on pages 42 and 43 of this Proxy Statement.

Vote Required

The approval of the Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy.

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE INCENTIVE PLAN AND THE

PERFORMANCE GOALS PROVIDED THEREUNDER

58	2016 Proxy Statement

PROPOSAL 6

ADVISORY VOTE ON THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

(Item 6 on Proxy Card)

Public companies are required to provide their shareholders with a periodic opportunity to endorse or not endorse our executive officer pay program and policies. The Board of Directors has elected to do so annually and intends to present through the following non-binding resolution for approval by shareholders at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the overall compensation paid to Martin Marietta’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement in the Compensation Discussion and Analysis and in the narrative and tabular disclosure under the heading “Executive Compensation.”

Shareholders are urged to read the Compensation Discussion and Analysis and consider the various factors regarding compensation that are discussed. We believe that our executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. Our executive compensation policies have enabled us to implement our compensation philosophy and achieve its goals. We believe that compensation awarded to our named executive officers in 2015 was appropriate and aligned with 2015 performance and position for growth in future years. The results of the vote on this resolution are advisory and will not be binding upon the Board of Directors. However, the Board values our shareholders’ opinions, and consistent with our record of shareholder engagement, will consider the outcome of the vote in making future executive compensation decisions.

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THIS PROPOSAL

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information as of December 31, 2015 regarding Martin Marietta’s compensation plans that allow Martin Marietta to issue its equity securities. Martin Marietta’s equity compensation plans consist of the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors (the “Directors’ Plan”), the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan (the “Stock-Based Award Plan”), under which the Martin Marietta Materials, Inc. Incentive Stock Plan (the “Incentive Stock Plan”) was adopted, the Martin Marietta Materials, Inc. Amended Omnibus Securities Award Plan (the “Omnibus Securities Award Plan”), and the Martin Marietta Materials, Inc. Shareholder Value Achievement Plan (the “Achievement Plan”). Martin Marietta’s shareholders have approved all of these plans. Martin Marietta has not entered into any individual compensation arrangements that would allow it to issue its equity securities to employees or non-employees in exchange for goods or services.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (b)[3]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	865,736	[1]	$106.23	599,797	[4]
Equity compensation plans not approved by shareholders	182,786	[2]	$59.68	1,859,204	[5]
TOTAL	1,048,522		$94.90	2,459,001

[1]

Includes 509,917 stock options that have a weighted-average exercise price of $107.77; 287,750 restricted stock units that have a $0 exercise price; and 37,340 stock units granted in accordance with Martin Marietta’s Incentive Stock Plan that are credited to participants at an average weighted cost of $85.16. The restricted stock units and stock units granted in accordance with Martin Marietta’s Incentive Stock Plan represent Martin Marietta’s obligation to issue shares in the future subject to certain conditions in accordance with Martin Marietta’s Stock-Based Award Plan.

[2]	Represents stock options and restricted stock units granted to legacy TXI employees and employees hired after July 1, 2014.

[3]	The weighted-average exercise price does not take into account the restricted stock units and stock units for which there is no exercise price.

[4]

Includes shares of Martin Marietta’s common stock available for issuance (other than those reported in column (a)) under Martin Marietta’s equity compensation plans as of December 31, 2015 in the following amounts: Directors’ Plan (152,419 shares), Stock-Based Award Plan (239,403 shares), and Shareholder Value

2016 Proxy Statement 59

Achievement Plan (207,975 shares). Also excludes Texas Industries Inc. stock-based award plans (1,859,204 shares). The Directors’ Plan provides that nonemployee directors may elect to receive all or a portion of their fees in the form of common stock. Under the Achievement Plan, awards can be granted to key senior employees based on certain common stock performance over a long-term period. No awards have been granted under this plan since 2000.

[5]	Represents shares of Martin Marietta’s common stock available for issuance to legacy TXI employees.

On July 1, 2014, in conjunction with the merger of Texas Industries, Inc. (TXI) into a wholly-owned subsidiary of Martin Marietta, the Company assumed the TXI Legacy Plan and TXI’s Management Deferred Compensation Plan (the TXI DC Plan) and shares available for future issuance under the TXI Legacy Plan and the TXI DC Plan following the merger.

Description of the TXI Legacy Plan

The TXI Legacy Plan became effective as of July 11, 2012 and will terminate on July 11, 2022 unless sooner terminated. All legacy employees of TXI and its affiliates and subsidiaries are eligible to receive awards.

The Company’s Management Development and Compensation Committee (the Committee) may grant incentive stock options and non-qualified stock options and stock appreciation rights (either alone or in tandem with options) under the TXI Legacy Plan. These awards may have terms of up to ten years from the date of grant. The Committee may award restricted stock and restricted stock units, subject to such vesting schedules, limitations on transfer and other restrictions as the Committee may determine. The Committee may award performance units and performance shares to participants under the TXI Legacy Plan. Performance units have an initial value determined by the Committee, while performance shares will have an initial value based on the fair market value of the stock on the date of grant. Such awards will be earned only if performance goals over performance periods established by or under the direction of the Committee are met.

Subject to the terms of the TXI Legacy Plan, the Committee may grant other equity-based awards on such terms as it may determine. The Committee may establish performance goals in its discretion. Such awards may involve the transfer of actual shares to participants or the payment in cash or otherwise of amounts based on the value of shares.

If Martin Marietta is dissolved or liquidated, or if substantially all of its assets are sold or there is a merger or consolidation and the acquiring or surviving entity does not substitute equivalent awards for the awards then outstanding, each award granted under the TXI Legacy Plan will become fully vested and exercisable and all restrictions on it will lapse. All options and stock appreciation rights not exercised upon the occurrence of such a corporate event will terminate, and the Company may, in its discretion cancel all other awards then outstanding and pay the award holder its then current value as determined by the Committee.

Description of the Deferred Compensation Plan

The TXI DC Plan became effective as of July 11, 2012 and will terminate on July 11, 2022 unless sooner terminated. Key management legacy employees of TXI, its subsidiaries and its affiliates are eligible to participate in the TXI DC Plan. Under the terms of the TXI DC Plan, participants may elect each year to defer all or a portion of their eligible compensation received during that year.

In lieu of receiving the compensation being deferred, participants will be awarded restricted stock units. At the discretion of the Committee, a participant may be entitled to receive dividend equivalents with respect to dividends declared on shares of common stock. The Committee may determine that additional awards of matching restricted stock units will be made to participants and the rate at which matching restricted stock units will be awarded. The matching restricted stock units will have the same deferral period and forfeiture and cancelation provisions as the restricted stock units that are being matched, except that matching restricted stock units may vest in accordance with such schedule as the Committee may determine.

If Martin Marietta is dissolved or liquidated, or if substantially all of its assets are sold (or there is a merger or consolidation) and the acquiring or surviving entity does not substitute equivalent awards for the awards then outstanding, each award granted under the TXI DC Plan will become fully vested and all restrictions on it will lapse.

60	2016 Proxy Statement

INCORPORATION BY REFERENCE

The Audit Committee Report beginning on page 25 and the Management Development and Compensation Committee Report beginning on page 26 do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Martin Marietta under the Securities Act of 1933 or the Securities Exchange Act of 1934, or subject to Regulation 14A or to the liabilities of Section 18 of the Exchange Act, except to the extent that Martin Marietta specifically requests that the information be treated as soliciting material or specifically incorporates such information by reference.

SHAREHOLDERS’ PROPOSALS FOR 2017 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 2017 Annual Meeting of Shareholders of Martin Marietta must be received by the Secretary of Martin Marietta no later than December 24, 2016 in order to be included in the proxy statement and on the proxy card that will be solicited by the Board of Directors in connection with that meeting. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission. In addition, the Bylaws of Martin Marietta establish an advance notice requirement for any proposal of business to be considered at an Annual Meeting of Shareholders, including the nomination of any person for election as Director. In general, written notice must be received by the Secretary of Martin Marietta at its principal executive office, 2710 Wycliff Road, Raleigh, North Carolina 27607, not less than 60 days nor more than 90 days prior to the first anniversary of the mailing of the preceding year’s proxy statement in connection with the Annual Meeting and must contain specified information concerning the matter to be brought before such meeting and concerning the shareholder proposing such a matter. Accordingly, to be considered at the 2017 Annual Meeting of Shareholders, proposals must be received by the Secretary of Martin Marietta no earlier than January 20, 2017 and no later than February 19, 2017. Any waiver by Martin Marietta of these requirements with respect to the submission of a particular shareholder proposal shall not constitute a waiver with respect to the submission of any other shareholder proposal nor shall it obligate Martin Marietta to waive these requirements with respect to future submissions of the shareholder proposal or any other shareholder proposal. Any shareholder desiring a copy of the Bylaws of Martin Marietta will be furnished one without charge upon written request to the Secretary of Martin Marietta at its principal executive office, 2710 Wycliff Road, Raleigh, North Carolina 27607.

MARTIN MARIETTA MATERIALS, INC.

April 20, 2016

2016 Proxy Statement 61

APPENDIX A

MARTIN MARIETTA

GUIDELINES FOR POTENTIAL NEW BOARD MEMBERS

Preamble: The following considerations are one of the tools used to assist the Nominating and Corporate Governance Committee in the exercise of its responsibility to evaluate the suitability of new potential candidates for the Board of Directors, consistent with any criteria set out in Martin Marietta’s Corporate Governance Guidelines. In evaluating a new potential candidate who is not an employee or former employee of Martin Marietta, the Nominating and Corporate Governance Committee would take into consideration the extent to which the candidate has the personal characteristics and core competencies outlined in one or more of the guidelines set out below, and would take into account all other factors it considers appropriate, including the overall composition of the Board. These guidelines are in addition to and are not intended to change or interpret any law or regulation, or Martin Marietta’s Articles of Incorporation or Bylaws. The guidelines are subject to modification from time to time by the Nominating and Corporate Governance Committee.

1.	Candidates should have a long-term history of the highest integrity and should ascribe fully to the ethics program of Martin Marietta.

2.	Candidates should be experienced, seasoned and have mature business judgment. It would be desirable if they are still active in their careers.

3.	Consideration should be given to matching the geographic base of the candidate with the geographic coverage of Martin Marietta.

4.

Consideration should be given to diversity on the Board. Such diversity may include type of experience, education, skill sets, ethnic origin, gender and other items that will enable the Board to have a broad knowledge base and diverse viewpoints.

5.	Generally, candidates should not come from firms or companies that are significant sellers or buyers of goods and services to or from Martin Marietta.

6.

Candidates who would serve on Martin Marietta’s Audit Committee, Nominating and Corporate Governance Committee, or Management Development and Compensation Committee should be “independent” as defined by the Securities and Exchange Commission, the New York Stock Exchange and Martin Marietta’s Corporate Governance Guidelines.

7.

Given the nature of Board governance, the background and expertise of candidates should reflect the skill needs of the Board and Martin Marietta. With the Securities and Exchange Commission requirements with respect to audit committees and the financial nature of much of what the Board is responsible for, a significant number of Board members need to have strong financial knowledge.

8.

Candidates should have significant professional experience to make a significant contribution to the Board such that the overall composition of the Board includes expertise in the following areas: audit committee financial experts, legal, human resources, business strategy, marketing, the primary businesses in which Martin Marietta operates, and other areas of importance to Martin Marietta.

9.	Public company experience is highly desirable.

10.	Candidates from education or nonprofit organizations will be considered where there is a specific priority need identified by the Board and where such a candidate can add value.

11.	Board candidates ideally would serve on no more than three for-profit boards inclusive of Martin Marietta Materials to assure adequate time to discharge the duties of a Board member.

2016 Proxy Statement A-1

APPENDIX B

RECONCILIATION OF NON-GAAP MEASURES

Gross margin as a percentage of net sales represents a non-GAAP measure. The Company presents this ratio based on net sales, as it is consistent with the basis by which management reviews the Company’s operating results. Management believes it is consistent with the basis by which investors analyze the Company’s operating results given that freight and delivery revenues and costs represent pass-throughs and have no profit mark-up. Gross margin calculated as percentages of total revenues represents the most directly comparable financial measure calculated in accordance with generally accepted accounting principles (GAAP).

EBITDA is a widely accepted financial indicator of a company’s ability to service and/or incur indebtedness. EBITDA is not defined by GAAP and, as such, should not be construed as an alternative to net earnings or operating cash flow.

Adjusted earnings per diluted share (“Adjusted EPS”) for the year ended December 31, 2015, is a non-GAAP measure that excludes the impact of TXI acquisition-related expenses, net, and the impact of the write-up of acquired inventory to fair value. The Company presents this measure to allow investors to analyze and forecast the Company’s operating results given that these costs are nonrecurring.

The following presents (i) the calculations of gross margin for the years ended December 31, 2015 and 2014 in accordance with GAAP and reconciliations of the ratios as percentages of total revenues to percentages of net sales; (ii) a reconciliation of net earnings attributable to Martin Marietta to consolidated EBITDA for the years ended December 31, 2015 and 2014; and (iii) the reconciliation of earnings per diluted share to Adjusted EPS for the year ended December 31, 2015.

(in all tables, dollars, other than per share amounts, in thousands)

Consolidated Gross Margin in Accordance with GAAP for years ended December 31:

	2015	2014
Gross profit	$721,767	$522,360

Total revenues	$3,539,570	$2,957,951

Gross margin	20.4%	17.7%

Consolidated Gross Margin (Excluding Freight and Delivery Revenues) for years ended December 31:

	2015	2014
Gross profit	$721,767	$522,360

Total revenues	$3,539,570	$2,957,951
Less: Freight and delivery revenues	(271,454)	(278,856)

Net sales	$3,268,116	$2,679,095

Gross margin (excluding freight and delivery revenues)	22.1%	19.5%

Heritage Consolidated Gross Margin in Accordance with GAAP for years ended December 31:

	2015	2014
Heritage gross profit	$568,064	$454,625

Heritage total revenues	$2,543,732	$2,418,920

Heritage gross margin	22.3%	18.8%

2016 Proxy Statement B-1

Heritage Consolidated Gross Margin (Excluding Freight and Delivery Revenues) for years ended December 31:

	2015	2014
Heritage gross profit	$568,064	$454,625

Heritage total revenues	$2,543,732	$2,418,920
Less: Heritage freight and delivery revenues	(225,705)	(251,404)

Heritage net sales	$2,318,027	$2,167,516

Heritage gross margin (excluding freight and delivery revenues)	24.5%	21.0%

Consolidated EBITDA for years ended December 31:

	2015	2014
Net earnings attributable to Martin Marietta	$288,792	$155,601
Add back:	76,287	66,067
Interest expense	124,793	94,729
Income tax expense for controlling interests	260,836	220,553

Depreciation, depletion and amortization expense	$750,708	$536,950

Consolidated EBITDA

Adjusted Earnings per Diluted Share for year ended December 31, 2015:

Earnings per diluted share in accordance with GAAP	$4.29
Add back:
Loss on the sale of California cement operations	0.31
Less:	0.12
Gain on the sale of San Antonio asphalt operations	(0.10)

Adjusted earnings per diluted share	$4.50

B-2	2016 Proxy Statement

APPENDIX C

AMENDED AND RESTATED ARTICLES OF INCORPORATION

Amendment and Restatement to Sections 5(b)(i) and (5(b)(ii) of the Articles of Incorporation:

(b) (i) Except to the extent otherwise set forth in this Section 5(b)(i), the ~~The~~ directors shall be divided into three classes, designated Class I, Class II and Class III and each~~. Each~~ class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the Board of Directors. Prior to the 1997 annual meeting of shareholders, the Board of Directors shall determine which directors shall be designated as Class I, Class II and Class III directors. The term of the initial Class I directors shall terminate on the date of the 1997 annual meeting of shareholders; the term of the initial Class II directors shall terminate on the date of the 1998 annual meeting of shareholders; and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of shareholders. At each annual meeting of shareholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Notwithstanding the foregoing provisions of this Section 5(b)(i), commencing with the 2017 annual meeting of shareholders, directors shall be elected for one-year terms expiring at the next succeeding annual meeting of shareholders and, commencing with the 2019 annual meeting of shareholders, directors shall no longer be divided into classes.

(ii) In the event ~~If~~ the number of directors is changed prior to the commencement of the 2019 annual meeting of shareholders, and notwithstanding the foregoing Article 5(b)(i), any increase ~~or decrease~~ shall be apportioned ~~among the~~ to a class or classes of directors whose terms expire at the next succeeding annual meeting of shareholders so that such classes shall consist, as nearly as possible, of the same number of directors and ~~so as to maintain the number of directors in each class as nearly equal as possible, but~~ in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

2016 Proxy Statement C-1

APPENDIX D

MARTIN MARIETTA

AMENDED AND RESTATED STOCK-BASED AWARD PLAN

Adopted: May 8, 1998

As Amended May 8, 1998, August 17, 2000,

May 22, 2001, April 3, 2006 and February 18, 2016

SECTION 1. Establishment and Purpose

The Martin Marietta Amended and Restated Stock-Based Award Plan (the “Plan”) was adopted by the shareholders of Martin Marietta Materials, Inc. (the “Corporation”) in a manner that complies with Section 162(m) at the shareholders meeting held on May 8, 1998, and subsequently amended and restated by the Board of Directors at its meetings on May 8, 1998, August 17, 2000, May 22, 2001, April 3, 2006 and February 18, 2016.

The purpose of this Plan is to benefit the Corporation’s shareholders by encouraging high levels of performance by individuals who are key to the success of the Corporation and to enable the Corporation to attract, motivate, and retain talented and experienced individuals essential to its continued success. This is to be accomplished by providing such employees and directors an opportunity to obtain or increase their proprietary interest in the Corporation’s performance and by providing such employees and directors with additional incentives to remain with the Corporation.

SECTION 2. Definitions

The following terms, as used herein, shall have the meaning specified:

“Affiliate” of a person means any entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person.

“Award” means an award granted pursuant to Section 4 hereof.

“Award Agreement” means an agreement described in Section 6 hereof entered into between the Corporation and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

“Board of Directors” means the Board of Directors of the Corporation, as it may be comprised from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee composed of members of, and designated by, the Board of Directors and, unless otherwise determined by the Board, consisting solely of persons who are both (i) “non-employee directors” within the meaning of Rule 16b-3, and (ii) “outside directors” within the meaning of Section 162(m), as Rule 16b-3 and Section 162(m) may be amended from time to time, which committee shall at all times comprise at least the minimum number of such persons necessary to comply with both Rule 16b-3 and Section 162. If the Management Development and Compensation Committee of the Board of Directors satisfies the foregoing criteria, references in this Plan to the Committee shall be deemed to refer to such Committee of the Board of Directors.

“Corporation” means Martin Marietta Materials, Inc.

“Covered Employee” means a covered employee within the meaning of Section 162(m) or the Treasury Regulations promulgated thereunder.

“Eligible Director” means each director of the Corporation who is not an employee of the Corporation or any Subsidiary.

“Employee” means employees of the Corporation or any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, unless otherwise determined by the Committee, the closing price of the relevant security as reported on the composite tape of New York Stock Exchange issues (or such other reporting system as shall be selected by the Committee) on the trading day preceding the date of grant (or such other relevant date). The Committee shall determine the Fair Market Value of any security that is not publicly traded, using such criteria, as it shall determine, in its sole direction, to be appropriate for such valuation.

“Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

“Incumbent Board” means a member of the Board of Directors of the Corporation who is not an Acquiring Person, or an affiliate (as defined in Rule 12b-2 of the Exchange Act) or an associate (as defined in Rule 12b-2 of the Exchange Act) of an Acquiring Person, or a representative or nominee of an Acquiring Person.

2016 Proxy Statement D-1

“Insider” means any person who is subject to Section 16 of the Exchange Act with respect to the Corporation.

“Option” means Non-Qualified Stock Options and Incentive Stock Options.

“Participant” means an Employee or Eligible Director who has been granted and holds an unexercised or unpaid Award pursuant to this Plan.

“Quantitative Performance Standards” means the goals determined by the Committee, in its discretion, to be applicable to a Participant with respect to an Award. Performance goals for any Award intended to be a Section 162(m) Award (other than stock options) will relate to one or more of the following criteria: stock price (including return on shareholder’s equity or total shareholder return), operating earnings (before or after tax), adjusted operating earnings (before or after tax), operating income, net income, return on equity, return on capital, adjusted return on equity, adjusted return on capital, market share, distributable earnings (before or after holding company expense), improvement in or attainment of level of expenses, revenue, net revenue, growth in revenue, gross profits, gross or net profit margin, operating margin, gross profit growth, earnings before one or more of interest, taxes, depreciation and amortization, cash flow (including operating cash flow and free cash flow), year-end cash, earnings per share, book value, book value per share, return on invested capital, return on assets, sales, net sales, return on sales, economic value added, debt reduction and improvements in or attainment of working capital levels, in each case either in absolute terms or relative to the performance of one or more other companies or a published index covering the performance of a number of companies. As determined by the Committee, the Quantitative Performance Standards applicable to an Award may provide for a targeted level or levels of achievement on a whole company basis or with respect to one or more businesses, business units, segments or Subsidiaries, or on the basis of individual performance. The Quantitative Performance Standards may differ from Participant to Participant and from Award to Award. Any Quantitative Performance Standards that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The Committee may provide, in connection with the setting of the Quantitative Performance Standards, that any evaluation of performance may include or exclude certain items that may occur during any fiscal year of the Corporation, including, without limitation, the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary or nonrecurring items, or other notable items; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; (viii) discontinued

operations; (ix) an event either not directly related to the operations of the Corporation or not within the reasonable control of the Corporation’s management; (x) a change in the fiscal year of the Corporation; (xi) costs associated with refinancing or repurchase of bank loans or debt securities; (xii) unbudgeted capital expenditures; and (xiii) business interruption events. In the case of any Award that is not intended to a Section 162(m) Award, the Committee has discretion to establish Quantitative Performance Standards based on other criteria.

“Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 or any successor rule or regulation as amended from time to time.

“Section 16” means Section 16 of the Exchange Act or any successor statute and the rules promulgated thereunder by the Securities and Exchange Commission, as they may be amended from time to time.

“Section 162(m)” means Section 162(m) of the Code or any successor statute and the Treasury Regulations promulgated thereunder, as they may be amended from time to time.

“Section 162(m) Award” means an Award that is granted to an individual who, at the date of grant, is, or is likely to be, as of the end of the tax year in which the Corporation would claim a tax deduction in connection with such Award, a Covered Employee and is designated by the Committee as a Section 162(m) Award at the time of grant.

“Section 422” means Section 422 of the Code or any successor statute and the Treasury Regulations promulgated thereunder, as they may be amended from time to time.

“Stock” means shares of Common Stock of the Corporation, par value $.01 per share.

“Stock Units” has the meaning ascribed in Section 4(e) of this Plan.

“Subsidiary” means any entity directly or indirectly controlled by the Corporation.

SECTION 3. Eligibility

Awards may be granted (a) to Employees who are designated from time to time by the Committee or (b) to Eligible Directors.

SECTION 4. Awards

The Committee may grant any of the following types of Awards, either singly, in tandem or in combination with other Awards, as the Committee may in its sole discretion determine:

(a)	Non-Qualified Stock Options. A Non-Qualified Stock Option is an Award that is a right to purchase a

D-2	2016 Proxy Statement

specified number of shares of Stock during such specified time as the Committee may determine at a price not less than 100% of the Fair Market Value of the Stock on the date such Award is granted, other than an Incentive Stock Option.

(i)

The exercise price of the Stock subject to the Non-Qualified Stock Option may be paid in cash. At the discretion of the Committee, the exercise price may also be paid by the tender of Stock, or through a combination of Stock and cash, or through such other means as the Committee determines are consistent with the Plan’s purpose and applicable law. No fractional shares of Stock will be issued or accepted.

(ii)

Without limiting the foregoing, to the extent permitted by law (including relevant state law), the Committee may agree to accept, as full or partial payment of the purchase price of Stock issued upon exercise of Non-Qualified Stock Options, any other form of payment deemed acceptable to the Committee.

(iii)	No Non-Qualified Stock Option may be exercisable more than ten years after the date the Award is granted.

(b)

Incentive Stock Options. An Incentive Stock Option is an Award that is a right to purchase a specified number of shares of Stock during such specified time as the Committee may determine at a price not less than 100% of the Fair Market Value of the Stock on the date such award is granted and that complies with the requirements of Section 422.

(i)

To the extent that the aggregate Fair Market Value (determined at the time of the grant of the Award) of the shares subject to Incentive Stock Options, which are exercisable, by one person for the first time during a particular calendar year exceeds $100,000, such excess shall be treated as Non-Qualified Stock Options. For purposes of the preceding sentence, the term “Incentive Stock Option” shall mean a right to purchase Stock that is granted pursuant to this Section 4(b) or pursuant to any other plan of the Corporation, which is intended to comply with Section 422.

(ii)	No Incentive Stock Option may be exercisable more than ten years after the date the Award is granted.

(iii)	The Committee may provide that the exercise price under an Incentive Stock Option may be paid by one or more of the methods available for paying the exercise price of a Non-Qualified Stock Option.
(c)

Stock Appreciation Rights. A Stock Appreciation Right is an Award that is the right to receive the excess of (i) the Fair Market Value of a share of Stock on the date of exercise over (ii) the base price of the right on the date of grant, which shall not be less than 100% of the Fair Market Value of the Stock on the date such award is granted. No Stock Appreciation Right may be exercisable more than ten years after the date the Award is granted.

(d)

Restricted Stock. Restricted Stock is Stock of the Corporation that is issued to a Participant and is subject to restrictions on transfer and/or such other restrictions or incidents of ownership as the Committee may determine, including shares that are subject to Quantitative Performance Standards.

(e)

Other Stock-Based Awards. The Committee may from time to time grant Awards under this Plan that (i) are valued in whole or in part by reference to, or are otherwise based on, Stock or other property (“Stock Units”), (ii) provide the Participant with any other right to purchase or receive Stock or (iii) otherwise relate to Stock (including, but not limited to phantom securities or dividend equivalents), including, in each case, awards granted subject to Quantitative Performance Standards. Such Awards shall be in a form determined by the Committee (and may include terms contingent upon a Change in Control of the Corporation), provided that such Awards shall not be inconsistent with the terms and purposes of the Plan.

(f)

Except as provided in Section 9 hereof, no Option or Stock Appreciation Right may be amended to reduce the exercise price of such Option or the base price of such Stock Appreciation Right, as applicable, below the exercise price or base price of such Option or Stock Appreciation Right without shareholder approval. In addition, other than as provided in Section 9 hereof, (i) no Option or Stock Appreciation Right may be granted in exchange for the cancellation or surrender of an Option, Stock Appreciation Right or other award having a lower exercise price or base price and (ii) no Option may be granted with an automatic reload feature whereby the Corporation is obligated to grant a new Award hereunder upon the exercise of the Option, in either case, without shareholder approval. In addition, no action may be taken without shareholder approval with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the New York Stock Exchange. In no event shall the Corporation pay cash or other consideration for Options where at the time of payment the exercise price of the Option is less than the Fair Market Value of the Stock underlying the Option or pay cash or other consideration for Stock Appreciation Rights where at the time of payment the base price established in the Award is less than the Fair Market Value of the Stock underling the Stock Appreciation Right.

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(g)

The Committee shall determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable, provided that, except in the case of Awards made in connection with Eligible Directors or the recruitment of new Employees (including new officers), or as otherwise provided in Section 10 hereof, or otherwise provided by the Award Agreement in connection with retirement, disability or death of the participant, (i) Non-Qualified Stock Options shall vest in equal annual installments over a period of not less than three years and (ii) Restricted Stock, Stock Units, Incentive Stock Options and Stock Appreciation Rights shall vest not earlier than one year from the grant date of the Award. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting or exercisability, provided that for the avoidance of doubt, such unilateral discretion shall not apply to any Section 162(m) Award to the extent such action would result in such Award not being tax deductible under Section 162(m).

SECTION 5. Shares of Stock and Other Stock-Based Awards Available Under Plan

(a)	Subject to the adjustment provisions of Section 9 hereof:

(i)

the aggregate number of shares of Stock with respect to which Awards payable in securities may be granted under the Plan shall be no more than 5,800,000, provided that all of such shares may be granted under the Plan as Incentive Stock Options;

(ii)

the aggregate number of shares with respect to which Restricted Stock and Other Stock-Based Awards, including Stock Units, may be granted in any one year to any individual shall be no more than (A) in the case of an Employee, 300,000 and (B) in the case of an Eligible Director, 7,000; and

(iii)

the aggregate number of shares with respect to which Options or Stock Appreciation Rights may be granted in any one year to any individual shall be no more than (A) in the case of an Employee, 300,000 and (B) in the case of an Eligible Director, 20,000.

(b)

Any unexercised or undistributed portion of any cancelled, terminated or forfeited Award (other than an Award terminated or forfeited by reason of the exercise of any Award granted in tandem therewith) and any shares tendered or withheld in satisfaction of tax withholding obligations in connection with an Award shall be available for further Awards in addition to those available under Section 5(a) hereof; provided, however, that from and after May 23, 2006 neither (i) shares tendered as full or partial payment to the Corporation upon exercise of a Non-Qualified Stock Option granted under the Plan, nor (ii) shares subject to Stock Appreciation Rights that are not used to settle the Stock Appreciation Right upon exercise, shall become available for further Awards under the Plan.

(c)	For the purposes of computing the aggregate number of shares with respect to which awards payable in securities may be granted under the Plan, the following rules shall apply:

(i)	each Option shall be deemed to be the equivalent of the maximum number of shares that may be issued upon exercise of the particular Option;

(ii)	each Stock Appreciation Right and each Other Stock-Based Award shall be deemed to be equal to the number of shares to which it relates;

(iii)

where the number of shares available under the Award is variable on the date it is granted, the number of shares shall be deemed to be the maximum number of shares that could be received under that particular Award; and

(iv)

where one or more types of Awards (both of which are payable in Stock or another security) are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other type of Award, each such tandem Award shall be deemed to cover only the number of shares to be issued under the surviving tandem component.

Additional rules for determining the aggregate number of shares with respect to which awards payable in securities may be granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

SECTION 6. Award Agreements

Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock or Stock Units subject to the Award and such other terms and conditions applicable to the Award as determined by the Committee. Award Agreements may include the following terms:

(a)

Termination of Employment or Service as Director: A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant’s employment with the

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Corporation or Subsidiary or service as a Director, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances.

(b)

Rights as Shareholder: A provision that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

(c)

Withholding: A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award. If such a provision is included, then (i) in the case of an Award paid in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant and (ii) in the case of Awards paid in shares of Stock or other securities of the Corporation, a Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or shares of Stock may be deducted from the payment to satisfy the obligation in full or in part, where the number of shares to be deducted shall be specified in the Award Agreement or as determined by the Committee.

(d)

Execution: A provision stating that no Award is enforceable until the Award Agreement or a receipt has been signed by the Participant and the Chairman, the Chief Executive Officer, or the General Counsel of the Corporation (in each case, or his or her delegate). If such a provision is included, then by executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

(e)	Exercise and Payment: The permitted methods of exercising and paying the exercise price with respect to the Award.

(f)

Replacement and Substitution: Any provisions (A) permitting the surrender of outstanding Awards or securities held by the Participant in order to exercise or realize rights under other Awards, or in exchange for the grant of new Awards under similar or different terms (other than as prohibited by Section 4(f)) or, (B) requiring holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

(g)

Dividend Equivalents: In the case of Stock Units and other appropriate Other Stock-Based Awards, provisions providing for the Participant to receive dividend equivalents in connection with such Award. Such provision shall provide that any dividend equivalents will be paid to the Participant no earlier than the lapsing of restrictions applicable to the Award to which such dividend equivalents relate.

(h)

Other Terms: Such other terms as are necessary and appropriate to effect an Award to the Participant including but not limited to the term of the Award, vesting provisions, any requirements for continued employment with the Corporation or any Subsidiary, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, the effect on the Award of a Change in Control, the price and the amount or value of Awards.

SECTION 7. Amendment and Termination

The Board of Directors may at any time amend, suspend or discontinue the Plan. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law. No such action by the Board of Directors or the Committee may, without approval of the shareholders of the Corporation, be effective, if shareholder approval would be required pursuant to applicable law.

SECTION 8. Administration

(a)

The Plan and all Awards granted pursuant thereto shall be administered by the Committee. The members of the Committee shall be designated by the Board of Directors. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

(b)

The Committee shall periodically determine the Participants in the Plan, except with respect to Eligible Directors, and the nature, amount, pricing, timing, and other terms of Awards to be made to such individuals.

(c)

The Committee shall have the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, the terms of any Award Agreements and, except with respect to Eligible Directors, the number of shares of Stock, or units granted, shall be determined by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern.

(d)

It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(d), that provision to the extent possible shall be

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interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and deemed advisable by the Committee.

(e)	The following provisions shall be applicable to Section 162(m) Awards:

(i)

The lapsing of restrictions applicable to such Section 162(m) Awards and the distribution of cash, shares of Stock or other property pursuant thereto, as applicable, shall be conditioned on the attainment of specified levels of achievement under one or more Quantitative Performance Standards established by the Committee (which for purposes of this Section 8(e) shall be deemed to consist solely of those members of the Committee who qualify as “outside directors” within the meaning of Section 162(m)).

(ii)

The Quantitative Performance Standards and the specified levels of achievement shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m), as determined by the Committee in its sole discretion.

(iii)

A Participant shall not be entitled to receive payment for any dividends or dividend equivalents with respect to a Section 162(m) Award unless, until and except to the extent that the Quantitative Performance Standards applicable to such Awards are achieved or are otherwise deemed to be satisfied.

(iv)

Following the achievement or satisfaction of the applicable Quantitative Performance Standards, the Committee shall be permitted, unless otherwise prohibited in the applicable Award Agreement, in its sole discretion, to decrease, but in no event increase, the cash, shares of Stock or other property payable in connection with any Section 162(m) Award for any reason.

(v)

The Committee shall have the power to impose such other restrictions on Section 162(m) Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of subsection (4)(C) of Section 162(m).

(vi)	To the extent required by Section 162(m), awards that are canceled shall be counted against the applicable per year limitations set forth in Section 5(a).
(f)

The Committee may delegate to the officers or Employees of the Corporation the authority to execute and deliver such instruments and documents, including the execution of Award Agreements on behalf of the Corporation by the Chairman, Chief Executive Officer, or the General Counsel of the Corporation, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to Insiders or Covered Employees, including but not limited to decisions regarding the timing, eligibility, pricing, amount or other material term of such Awards.

SECTION 9. Adjustment Provisions

(a)

In the event of any change in the outstanding shares of Stock or the value thereof by reason of a stock dividend or split, recapitalization, merger or consolidation, reorganization, combination or exchange of shares or other similar corporate change, the number of shares of Stock (or other securities or other property) then remaining subject to this Plan, the limitations on the number of shares that may be issued to anyone pursuant to this Plan and the exercise price or base price of Options and Stock Appreciation Rights, in each case, including those that are then covered by outstanding Awards, shall be adjusted as the Committee, in its sole discretion, deems equitable or appropriate.

(b)

The Committee shall make any further adjustments as it deems necessary (including to vesting conditions), in its sole discretion, to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan, including transactions not described in Section 9(a), or as is required or authorized under the terms of any applicable Award Agreement.

(c)

Except as provided in this Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case, grants of dividend equivalents or similar rights shall not be considered to be a grant of any other shareholder right.

SECTION 10. Change in Control

(a)

Subject to Sections 5, 7 and 9, in the event of a Change in Control, in addition to any action required or authorized by the terms of any Award Agreement, upon such Change in Control, all time periods for purposes of vesting in, or realizing gain from, any and all outstanding Awards made pursuant to this Plan

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will automatically accelerate and all performance criteria, including Quantitative Performance Standards, shall be deemed achieved at the greater of (i) target levels of achievement and (ii) actual levels of achievement determined by the Committee in its sole discretion as of the date of the Change in Control.

(b)	For the purposes of this Section, a “Change in Control” shall mean on or after the effective date of the Plan,

(i)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (an “Acquiring Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the fully diluted shares of Stock, as reflected on the Corporation’s financial statements (the “Outstanding Corporation Common Stock”), or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Corporation or any “affiliate” of the Corporation, within the meaning of 17 C.F.R. § 230.405 (a “CIC Affiliate”), (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any CIC Affiliate of the Corporation, or (3) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

(ii)	Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors; or

(iii)

Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or any Subsidiary (but only to the extent any voting securities of the Corporation entitled to vote generally in the election of directors is issued in such transaction) (such transactions, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any CIC Affiliate of the Corporation, or such corporation resulting from such Business Combination or any Affiliate of such corporation) beneficially owns, directly or indirectly, 40% or more of, respectively, the fully diluted shares of common stock of the corporation resulting from such Business Combination, as reflected on such corporation’s financial statements, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv)	Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

SECTION 11. Unfunded Plan

The Plan shall be unfunded. Neither the Corporation nor the Board of Directors shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Corporation, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan.

SECTION 12. Limits of Liability

(a)	Any liability of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(d)

Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have

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any liability to any party for any action taken or not taken, in good faith under the Plan.

SECTION 13. Rights of Employees

(a)	Status as an eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Employee or to eligible Employees generally.

(b)

Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or constitute any contract or limit in any way the right of the Corporation to change such person’s compensation or other benefits or to terminate the employment of such person with or without cause.

SECTION 14. Duration

The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreement, provided that Awards under the Plan may only be granted until the tenth anniversary of the date the shareholders of the Corporation approve the Plan.

SECTION 15. Section 409A of the Code

All provisions of the Plan shall be interpreted in a manner consistent with Section 409A of the Code, and the regulations and other guidance promulgated thereunder. Notwithstanding the preceding, the Corporation makes no representations concerning the tax consequences of participation in the Plan under Section 409A of the Code or any other federal, state, or local tax law. Tax consequences will depend, in part, upon the application of relevant tax law, including Section 409A of the Code, to the relevant facts and circumstances. Participants should consult a competent and independent tax advisor regarding the tax consequences of the Plan.

SECTION 16. Restrictions on Transferability

No Award granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Participant, shall be exercisable (in the case of an Option) or, in the case of an Award other than an Option, held only by him or for his benefit by his attorney-in-fact or guardian; provided that the Committee or its delegate may, in its discretion, at the time of grant of a Non-Qualified Stock Option or at the time of grant of another type of Award, or by amendment of an Award Agreement for an Incentive Stock Option or another type of Award, provide that Awards granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee; provided further that (a) any such transfer is without consideration and (b) each transferee is a Family Member with respect to the Participant; and provided further that any Incentive Stock Option granted pursuant to an Award Agreement which is amended to permit transfers during the lifetime of the optionee shall, upon the effectiveness of such amendment, be treated thereafter as a Non-Qualified Option. No transfer of an Award shall be effective unless the Corporation’s Office of the General Counsel is notified of the terms and conditions of the transfer and the Office of the General Counsel determines that the transfer complies with the requirements for transfers of Awards under the Plan and the Award document.

SECTION 17. Clawback

Notwithstanding anything to the contrary contained herein, an Award held by a Participant shall be cancelled if such Participant, without the consent of the Corporation, while employed by or providing services to the Corporation or any Affiliate of the Corporation or after termination of such employment or service, to the extent applicable to the Participant, violates any policy adopted by the Corporation or any Affiliate of the Corporation relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any Participant by the Corporation or any Affiliate of the Corporation as such policy is in effect on the date of grant of the applicable Award or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time. In addition, to the extent provided in any such policy, (i) a Participant will forfeit any gain realized on the vesting or exercise of an Award if the Participant engages in any activity referred to in the preceding sentence, or (ii) a Participant must repay the gain to the Corporation realized under a previously paid Section 162(m) Award or any other Award subject to performance requirements if a financial restatement reduces the amount that would have been earned under such Award.

SECTION 18. Governing Law

The Plan shall be governed by the laws of the State of North Carolina.

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APPENDIX E

MARTIN MARIETTA

EXECUTIVE CASH INCENTIVE PLAN

Adopted: February 18, 2016

1.    BACKGROUND AND PURPOSE

The Martin Marietta Executive Cash Incentive Plan (the “Plan”) was approved by the Board of Directors of Martin Marietta Materials, Inc. on February 18, 2016, subject to approval by its shareholders at the meeting held on May 19, 2016 in a manner that complies with Section 162(m). The Plan will be effective for cash bonuses earned on and after May 19, 2016.

The purpose of the Plan is to provide management employees of Martin Marietta Materials, Inc. and its Affiliates (as defined below) with an incentive to accomplish such business objectives as from time to time may be determined by the Committee (as defined below).

2.    DEFINITIONS

(a) “Affiliate” means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Award” means a cash bonus award granted under the Plan. Except as otherwise provided by the Committee, an Award shall be expressed as the percentage of a Grantee’s base salary payable for a Plan Year that shall become payable if the Targets established by the Committee are satisfied. The portion of an Award that shall be payable to a Grantee shall be determined by the Committee in accordance with the rules established for the Award for each Plan Year.

(c) “Board” means the Board of Directors of the Company.

(d) “Committee” means a committee composed of members of, and designated by, the Board of Directors and, unless otherwise determined by the Board, consisting solely of persons who are “outside directors” within the meaning of Section 162(m), as Section 162(m) may be amended from time to time, which committee shall at all times comprise at least the minimum number of such persons necessary to comply with Section 162(m). If the Management Development and Compensation Committee of the Board of Directors satisfies the foregoing criteria, references in this Plan to the Committee shall be deemed to refer to such Committee of the Board of Directors. All references to the Committee shall be treated as references to the Committee’s delegate with respect to any

Award granted within the scope of the delegate’s authority pursuant to Paragraph 3(c).

(e) “Company” means Martin Marietta Materials, Inc., a North Carolina corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(f) “Covered Employee” means a covered employee within the meaning of section 162(m) or the Treasury Regulations promulgated thereunder.

(g) “Date of Grant” means the date on which an Award is granted.

(h) “Disability” means any physical or mental impairment that would qualify a Grantee for disability benefits under the standards of the long-term disability plan maintained by the Company or under the federal social security system.

(i) “Eligible Employee” means an employee of the Company or an Affiliate.

(j) “Grantee” means an Eligible Employee who is granted an Award.

(k) “Person” means an individual, a corporation, a partnership, an association, a trust, or any other entity or organization.

(l) “Plan” means the Martin Marietta Executive Cash Incentive Plan as set forth herein, and as amended from time to time.

(m) “Plan Year” means the calendar year.

(n) “Qualitative Performance Standards” means performance standards other than Quantitative Performance Standards, including but not limited to regulatory compliance, customer service, management effectiveness, safety, ethics and other qualitative performance standards relevant to the Company’s business, as may be established by the Committee, and the achievement of which shall be determined in the discretion of the Committee.

(o) “Quantitative Performance Standards” means performance standards that relate to one or more of the following criteria: stock price (including return on shareholder’s equity or total shareholder return), operating earnings (before or after tax), adjusted operating earnings (before or after tax), operating income, net income, return on equity, return on capital, adjusted return on equity, adjusted return on capital, market share, distributable earnings (before or after holding company expense), improvement in or attainment of level of expenses, revenue, net revenue, growth in revenue, gross

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profits, gross or net profit margin, operating margin, gross profit growth, earnings before one or more of interest, taxes, depreciation and amortization, cash flow (including operating cash flow and free cash flow), year-end cash, earnings per share, book value, book value per share, return on invested capital, return on assets, sales, net sales, return on sales, economic value added, debt reduction and improvements in or attainment of working capital levels, in each case either in absolute terms or relative to the performance of one or more other companies or a published index covering the performance of a number of companies. As determined by the Committee, the Quantitative Performance Standards applicable to an Award may provide for a targeted level or levels of achievement on a whole Company basis or with respect to one or more businesses, business units, segments or Subsidiaries, or on the basis of individual performance. The Quantitative Performance Standards may differ from Grantee to Grantee and from Award to Award. Any Quantitative Performance Standards that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The Committee may provide, in connection with the setting of the Quantitative Performance Standards, that any evaluation of performance may include or exclude certain items that may occur during any fiscal year of the Company, including, without limitation, the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary or nonrecurring items, or other notable items; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; (viii) discontinued operations; (ix) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (x) a change in the fiscal year of the Company; (xi) costs associated with refinancing or repurchase of bank loans or debt securities; (xii) unbudgeted capital expenditures; and (xiii) business interruption events.

(p) “Retirement” means termination of a Grantee’s employment at a time when the Grantee is eligible to commence receiving retirement benefits under the Martin Marietta Materials, Inc. Pension Plan, or any successor plan, without actuarial reduction. The Committee, in its sole discretion, may classify a Grantee’s termination of employment as a “Retirement” under other circumstances.

(q) “Section 16(b) Officer” means an officer of the Company who is subject to the short-swing profit recapture rules of section 16(b) of the 1934 Act.

(r) “Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor statute and the Treasury Regulations promulgated thereunder, as they may be amended from time to time.

(s) “Section 162(m) Award” means an Award granted to an individual who, at the Date of Grant, is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a

Covered Employee and is designated by the Committee as a Section 162(m) Award at the time of grant.

(t) “Target” means, for any Plan Year, the Qualitative Performance Standards and the Quantitative Performance Standards established by the Committee, in its discretion. Qualitative Performance Standards, Quantitative Performance Standards and the weighting of such Standards may differ from Plan Year to Plan Year, and within a Plan Year, may differ among Grantees or classes of Grantees.

(u) “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.

3.    ADMINISTRATION OF THE PLAN

(a) Administration. The Plan shall be administered by the Committee. The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

(i) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

(ii) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto;

(iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate; and

(iv) determine whether the conditions to the payment of an Award have been satisfied.

The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Committee, and all such determinations shall be final and conclusive.

(b) Grants. Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to select those Eligible Employees to whom Awards shall be granted under the Plan, to determine the amount of cash that may become payable pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award.

(c) Delegation of Authority. The Committee may delegate its authority with respect to the grant, amendment,

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interpretation and administration of grants to a person, persons or committee, in its sole and absolute discretion; provided that, with respect to a Section 162(m) Award, the Committee may only delegate its authority to another committee of the Board that satisfies the criteria set forth in Paragraph 2(d). Actions taken by the Committee’s duly-authorized delegate shall have the same force and effect as actions taken by the Committee. Any delegation of authority pursuant to this Paragraph 3(c) shall continue in effect until the earliest of:

(i) such time as the Committee shall, in its sole and absolute discretion, revoke such delegation of authority;

(ii) in the case of delegation to a person that is conditioned on such person’s continued service as an employee of the Company or as a member of the Board, the date such delegate shall cease to serve in such capacity for any reason; or

(iii) the delegate shall notify the Committee that he or she declines to continue to exercise such authority.

(d) Grantee Information. The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

4.    ELIGIBILITY

Awards may be granted only to Eligible Employees of the Company and its Affiliates, as determined by the Committee. No Awards shall be granted to an individual who is not an Eligible Employee of the Company or an Affiliate.

5.    AWARDS

The Committee may grant Awards in accordance with the Plan. The terms and conditions of Awards shall be as determined from time to time by the Committee, consistent, however, with the following:

(a) Time of Grant. Awards may be granted at any time from the date of adoption of the Plan by the Board until the Plan is terminated by the Board or the Committee.

(b) Non-uniformity of Awards. The provisions of Awards need not be the same with respect to each Grantee.

(c) Establishment of Targets and Conditions to Payment of Awards.

(i) Except as otherwise provided by the Committee, Awards shall be expressed as a percentage of a Grantee’s base earnings as of the applicable Date of Grant.

(ii) The Committee shall establish such conditions on the payment of an Award as it may, in its sole discretion, deem appropriate.

(iii) The Award may provide for the payment of Awards in installments or in a lump sum, in each case, upon the satisfaction of Qualitative Performance Standards or Quantitative Performance Standards, on an individual, divisional or Company-wide basis, as determined by the Committee.

(iv) For any Section 162(m) Award, payment of the Award shall be based solely upon the satisfaction of Quantitative Performance Standards; provided that other standards, including Qualitative Performance Standards may be used to reduce, but in no event increase, the amount otherwise payable under such Award. The Quantitative Performance Standards and the related Targets for any Section 162(m) Award shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m), as determined by the Committee in its sole discretion.

(v) Each Grantee shall be entitled to receive payment of the Award for a Plan Year only after certification by the Committee of the extent to which the Targets established by the Committee for such Plan Year have been satisfied. The Company shall pay the amounts, if any, earned under the Awards to each Grantee as soon as reasonably practicable following the end of each Plan Year, but not later than 2-1/2 months following the close of such Plan Year, unless otherwise determined by the Committee at the Date of Grant.

(vi) For purposes of calculating whether any Quantitative Performance Standard has been met, in the event there is a significant acquisition or disposition of any assets, business division, company or other business operations of the Company or such division or business unit that is reasonably expected to have an effect on the Quantitative Performance Standard as otherwise determined under the terms of the Plan, the relevant performance objectives shall be adjusted to take into account the impact of such acquisition or disposition by increasing or decreasing such goals in the same proportion as the relevant performance measure of the Company or such division or business unit would have been affected for the prior performance measurement period on a pro forma basis had such an acquisition or disposition occurred on the same date during the prior performance measurement period; provided further that such adjustment shall be based upon the historical equivalent of the relevant performance measure of the business or assets so acquired or disposed of for the prior performance measurement period, as shown by such records as are available to the Company, as further adjusted to reflect any aspects of the transaction that should be taken into account to ensure comparability between amounts in the prior performance measurement period and the current performance measurement period.

2016 Proxy Statement E-3

(vii) Notwithstanding the determination of the amount of a Grantee’s bonus payable with respect to any Plan Year under the Plan, the Committee shall have the discretion to reduce or eliminate the bonus otherwise payable to a Grantee if it determines that such a reduction or elimination of the bonus is in the best interests of the Company. The Committee may not waive, in whole or in part, any remaining conditions to payment of a Section 162(m) Award to the extent such action would result in such Section 162(m) Award not being tax deductible under Section 162(m).

(d) Transfer and Termination of Grantee’s Employment.

(i) Transfer of Employment. A transfer of an Eligible Employee between two employers, each of which is the Company or an Affiliate of the Company (a “Transfer”), shall not be deemed a termination of employment. The Committee may grant Awards (other than Section 162(m) Awards) pursuant to which the Committee reserves the right to modify the calculation of an Award in connection with a Transfer. In general, except in connection with a Section 162(m) Award or as otherwise provided by the Committee at the time an Award is granted or in connection with a Transfer, upon the Transfer of a Grantee between divisions while an Award is outstanding and unexpired, a portion of the outstanding Award corresponding to the portion of the Plan Year remaining after the Transfer shall be treated as having terminated and expired, and a new Award shall be treated as having been made, effective as of the effective date of the Transfer, for the portion of the Award which had expired, but subject to the performance and payment conditions applicable generally to Awards for Grantees who are employees of the transferee division, all as shall be determined by the Committee in an equitable manner.

(ii) Termination of Employment.

(1) Termination For Any Reason Other Than Death, Disability or Retirement. An employee must be a full-time employee of the Company or an Affiliate on December 31 of the applicable Plan Year to be eligible to receive payment in respect of his or her Award for such Plan Year, except as otherwise provided by the Committee or in this Plan. Employees in the eligibility group hired during a Plan Year, as determined by the Committee in its sole discretion, will be eligible for an award under the Plan in that year, prorated based on the number of months the Grantee is employed by the Company or an Affiliate. Except as otherwise provided by the Committee, if a Grantee terminates employment with the Company and its Affiliates for any reason other than death, Disability or Retirement, all Awards remaining subject to conditions to payment shall be forfeited by the Grantee and deemed canceled by the Company.

(2) Termination Because of Death. Except as otherwise provided by the Committee, if a Grantee terminates employment with the Company and its

Affiliates because of death, the Company shall pay the Award to the Grantee’s estate as soon as practicable following the Grantee’s death, but not later than the 15th day of the third month beginning after the Plan Year in which the Grantee dies. The Award shall be calculated based on the assumption that the applicable Targets were satisfied, and such amount shall be pro rated based on the portion of the applicable Plan Year elapsed as of the date of such termination of employment.

(3) Termination Because of Disability or Retirement. If a Grantee terminates employment with the Company and its Affiliates because of Disability or Retirement, the Company shall pay the Award to the Grantee at the same time that Awards are payable to Grantees whose employment has not terminated. The Award shall be calculated based on the extent to which the applicable Targets are actually satisfied for the Plan Year in which the Grantee’s employment terminated, and such amount shall be pro rated based on the portion of the applicable Plan Year elapsed as of the date of such termination of employment.

(e) Maximum Grant. In no event shall the amount paid to any Grantee pursuant to an Award for any Plan Year exceed $7.5 million.

(f) Shareholder Approval. The effectiveness of the grants of Section 162(m) Awards under the Plan shall be conditioned on the approval of the Plan by the Company’s shareholders in accordance with Section 162(m).

6.    AMENDMENT AND TERMINATION

The Plan may be terminated by the Board or the Committee at any time. The Plan may be amended by the Board or the Committee at any time. No Award shall be adversely affected by any such termination or amendment without the written consent of the Grantee.

7.    MISCELLANEOUS PROVISIONS

(a) Unsecured Creditor Status. A Grantee entitled to payment of an Award hereunder shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in a Grantee or any other person now or at any time in the future, any right, title, interest or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title or interest, presently or at any time in the future.

(b) Non-Assignment of Awards. The Grantee shall not be permitted to sell, transfer, pledge or assign any amount payable pursuant to the Plan or an Award, provided that the

E-4	2016 Proxy Statement

right to payment of an Award may pass by will or the laws of descent and distribution.

(c) Other Company Plans. It is agreed and understood that any benefits under this Plan are in addition to any and all benefits to which a Grantee may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or a Grantee under any other such contract, arrangement or voluntary pension, profit sharing or other compensation plan.

(d) Separability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

(e) Continued Employment. Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon any Grantee the right to a continuation of employment by the Company. The Company reserves the right to dismiss any employee (including a Grantee), or otherwise deal with any employee (including a Grantee) to the same extent as though the Plan had not been adopted.

(f) Incapacity. If the Committee determines that a Grantee is unable to care for his affairs because of illness or accident, any benefit due such Grantee under the Plan may be paid to his or her spouse, child, parent, or any other person deemed by the Committee to have incurred expense for such Grantee (including a duly appointed guardian, committee or other legal representative), and any such payment shall be a complete discharge of the Company’s obligations hereunder.

(g) Withholding. The Company shall withhold the amount of any federal, state, local or other tax, charge or assessment attributable to the grant of any Award or lapse of restrictions under any Award as it may deem necessary or appropriate, in its sole discretion.

(h) Clawback/Recoupment. Notwithstanding anything to the contrary contained herein, an Award held by a Grantee shall be cancelled if such Grantee, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, to the extent applicable to the Grantee, violates any policy adopted by the Company or any Affiliate relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any Grantee by the Company or any Affiliate as such policy is in effect on the date of grant of the applicable Award or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time. In addition, to the extent provided in any such policy, (i) a Grantee will forfeit any amount paid under an Award if the Grantee engages in any activity referred to in the preceding sentence, or (ii) a Grantee must repay to the Company the amount previously paid under any Award subject to performance requirements if a financial restatement reduces the amount that would have been earned under such Award.

8.    GOVERNING LAW

The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with North Carolina law.

9.    EFFECTIVE DATE

The effective date of this Plan is February 18, 2016.

2016 Proxy Statement E-5

Martin Marietta

2710 Wycliff Road

Raleigh, NC 27607

(919) 781-4550

www.martinmarietta.com

NYSE Stock Symbol: MLM

▼ FOLD AND DETACH HERE ▼

MARTIN MARIETTA MATERIALS, INC.

Proxy solicited by the Board of Directors for the

Annual Meeting to be held May 19, 2016

The undersigned hereby appoints C. Howard Nye and Anne H. Lloyd, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the common stock of the undersigned in Martin Marietta Materials, Inc. at the Annual Meeting of Shareholders to be held on May 19, 2016, and at any adjournment thereof.

YOU DO NOT NEED TO MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. PLEASE DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ITEMS 1, 2, 3, 4, 5 and 6.

Please mark votes as in this example:  ☒

1.	Election of Directors:

C. Howard Nye	☐ For	☐ Against	☐ Abstain

Laree E. Perez	☐ For	☐ Against	☐ Abstain

Dennis L. Rediker	☐ For	☐ Against	☐ Abstain

Donald W. Slager	☐ For	☐ Against	☐ Abstain

2.	Approval of Amendment to Articles of Incorporation to provide for the annual election of the Board of Directors.

☐ For	☐ Against	☐ Abstain

3.	Ratification of selection of PricewaterhouseCoopers as independent auditors.

☐ For	☐ Against	☐ Abstain

4.	Approval of Amendment to Amended and Restated Stock Based Award Plan.

☐ For	☐ Against	☐ Abstain

5.	Approval of Executive Cash Incentive Plan.

☐ For	☐ Against	☐ Abstain

6.	Approval, by a non-binding advisory vote, of the compensation of Martin Marietta Materials, Inc.’s named executive officers.

☐ For	☐ Against	☐ Abstain

7.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.

MARTIN MARIETTA MATERIALS, INC.

▼ FOLD AND DETACH HERE ▼

This proxy is solicited by the Board of Directors of Martin Marietta Materials, Inc. and when properly executed will be voted as specified herein and, unless otherwise directed, will be voted FOR the election of all nominees as Directors, FOR the approval of the amendment to the Articles of Incorporation to provide for the annual election of the Board of Directors, FOR the ratification of the selection of PricewaterhouseCoopers as independent auditors, FOR the approval of the amendment to the Amended and Restated Stock Based Award Plan, FOR the approval of the Executive Cash Incentive Plan, and FOR the approval, by a non-binding advisory vote, of the compensation of our named executive officers. The Board of Directors recommends voting FOR each item.

Receipt of Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

Please date and sign exactly as printed below and return promptly in the enclosed postage paid envelope

Dated: , 2016

Signature and Title

Signature if held jointly

(When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign. If a corporation or a partnership, sign full corporate name or partnership name, as the case may be, by an authorized person.)